Exhibit 10.1

[EXECUTION VERSION]

$60,174,000

CREDIT AGREEMENT

among

GENER8 MARITIME, INC.,

as Parent,

GENER8 MARITIME SUBSIDIARY VII INC.,
as Borrower,

VARIOUS LENDERS

and

CITIBANK, N.A., NEW YORK BRANCH

as Facility Agent and Collateral Agent

Dated as of October 21, 2015

CITIBANK, N.A.,

as Sole Mandated Lead Arranger and Book Runner

6.08	Use of Proceeds; Margin Regulations	57
6.09	Tax Returns and Payments	58
6.10	Compliance with ERISA	58
6.11	Subsidiaries	60
6.12	Compliance with Statutes, etc.	60
6.13	Investment Company Act	61
6.14	Anti-Money Laundering; Anti-Corruption	61
6.15	Sanctions Laws	61
6.16	Pollution and Other Regulations	62
6.17	Labor Relations	63
6.18	Patents, Licenses, Franchises and Formulas	63
6.19	Indebtedness	63
6.20	Insurance	63
6.21	Concerning the Collateral Vessel	63
6.22	Citizenship	64
6.23	Collateral Vessel Classification; Flag	64
6.24	No Immunity	64
6.25	Fees and Enforcement	64
6.26	Form of Documentation	64
6.27	Solvency	65

Section 7.	Affirmative Covenants	65

7.01	Information Covenants	65
7.02	Books, Records and Inspections	68
7.03	Maintenance of Property; Insurance	68
7.04	Corporate Franchises	68
7.05	Compliance with Statutes, etc.	69
7.06	Compliance with Environmental Laws	69
7.07	ERISA	70
7.08	End of Fiscal Years; Fiscal Quarters	72
7.09	Performance of Obligations	72
7.10	Payment of Taxes	72
7.11	Further Assurances	72
7.12	Deposit of Earnings; Minimum Liquidity Account; DSRA	73
7.13	Ownership of Subsidiaries	74
7.14	Flag of the Collateral Vessel; Citizenship; Collateral Vessel Classifications	74
7.15	Use of Proceeds	76
7.16	Charter Contracts	76
7.17	Separate Existence	76
7.18	Sanctions	77
7.19	Maintenance of Listing	77
7.20	Sinosure Facility	77

Section 8.	Negative Covenants	77

8.01	Liens	77

8.02	Consolidation, Merger, etc.	79
8.03	Disposal, Sale of Collateral, etc.	79
8.04	Dividends	80
8.05	Indebtedness	82
8.06	Transactions with Affiliates	83
8.07	Financial Covenants	83
8.08	Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.	84
8.09	Limitation on Certain Restrictions on Subsidiaries	84
8.10	Limitation on Issuance of Equity Interests	85
8.11	Business	85
8.12	Jurisdiction of Employment	86
8.13	Chartering Arrangements	86
8.14	Special Provisions Relating to the BlueMountain Indebtedness.	86

Section 9.	Events of Default	87

9.01	Payments	87
9.02	Representations, etc.	87
9.03	Covenants	87
9.04	Default Under Other Agreements	87
9.05	Bankruptcy, etc.	88
9.06	ERISA	88
9.07	Security Documents	89
9.08	Guaranties	89
9.09	Judgments	89
9.10	Change of Control	90

Section 10.	Agency and Security Trustee Provisions	90

10.01	Appointment	90
10.02	Nature of Duties	91
10.03	Lack of Reliance on the Agents	91
10.04	Certain Rights of the Agents	92
10.05	Reliance	92
10.06	Indemnification	92
10.07	The Facility Agent in its Individual Capacity	92
10.08	Holders	93
10.09	Resignation by the Facility Agent	93
10.10	The Mandated Lead Arranger	93
10.11	Collateral Matters	94
10.12	Delivery of Information	96
10.13	The Initial Lender	96

Section 11.	Miscellaneous	97

11.01	Payment of Expenses, etc.	97
11.02	Right of Setoff	98
11.03	Notices	98

11.04	Benefit of Agreement; Assignments; Participations	99
11.05	No Waiver; Remedies Cumulative	101
11.06	Payments Pro Rata	101
11.07	Calculations; Computations	102
11.08	Agreement Binding	102
11.09	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	102
11.10	Counterparts	103
11.11	Effective Date	103
11.12	Headings Descriptive	104
11.13	Amendment or Waiver; etc.	104
11.14	Survival	105
11.15	Domicile of Loans	105
11.16	Confidentiality	105
11.17	Register	106
11.18	Judgment Currency	107
11.19	Language	107
11.20	Waiver of Immunity	107
11.21	USA PATRIOT Act Notice	107
11.22	Severability	108

Section 12.	Parent Guaranty	108

12.01	Guaranty	108
12.02	Bankruptcy	108
12.03	Nature of Liability	109
12.04	Independent Obligation	109
12.05	Authorization	109
12.06	Reliance	110
12.07	Subordination	110
12.08	Waiver	111
12.09	Judgment Shortfall	112

SCHEDULE I	-	Loans and Commitments
SCHEDULE II	-	Notice Addresses
SCHEDULE III	-	Collateral Vessel
SCHEDULE IV	-	Existing Indebtedness
SCHEDULE V-A	-	Required Insurance
SCHEDULE V-B	-	Collateral Vessel Insurance
SCHEDULE VI	-	ERISA
SCHEDULE VII	-	Subsidiaries
SCHEDULE VIII	-	Transactions with Affiliates
SCHEDULE IX	-	Subsidiary Guarantors
SCHEDULE X	-	Consolidated Net Income

EXHIBIT A-1	-	Form of Notice of Borrowing
EXHIBIT A-2	-	Form of Notice of Interest Period Election

v

EXHIBIT B	-	Form of Note
EXHIBIT C-1	-	Form of Opinion of Kramer Levin Naftalis & Frankel LLP, New York counsel to the Credit Parties
EXHIBIT C-2	-	Form of Opinion of Reeder & Simpson P.C., Marshall Islands counsel to the Credit Parties
EXHIBIT D	-	Form of Officer’s Certificate
EXHIBIT E	-	Form of Subsidiaries Guaranty
EXHIBIT F	-	Form of Pledge Agreement
EXHIBIT G	-	Form of Global Assignment Agreement
EXHIBIT H-1	-	Form of Assignment of Hedging Agreements
EXHIBIT H-2	-	Form of Assignment of Builder’s Warranties
EXHIBIT I	-	Form of Marshall Islands Collateral Vessel Mortgage
EXHIBIT J	-	Form of Solvency Certificate
EXHIBIT K	-	Form of Assignment and Assumption Agreement
EXHIBIT L	-	Form of Compliance Certificate
EXHIBIT M	-	Subordination Provisions

THIS CREDIT AGREEMENT, dated as of October 21, 2015, among GENER8 MARITIME, INC., a Marshall Islands corporation (the “Parent”), GENER8 MARITIME SUBSIDIARY VII INC., a Marshall Islands corporation (the “Borrower”), the Lenders party hereto from time to time, and CITIBANK, N.A. NEW YORK BRANCH (“Citibank”), as Facility Agent (in such capacity, the “Facility Agent”) and as Collateral Agent under the Security Documents (in such capacity, the “Collateral Agent”).  All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower, the Credit Facility.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.                                           Definitions and Accounting Terms.

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Classification Society” shall mean Bureau Veritas, DNV GL, Lloyd’s Register and American Bureau of Shipping (ABS) or such other first class vessel classification society that is a member of the International Association of Classification Societies that the Facility Agent may approve from time to time.

“Acceptable Flag Jurisdiction” shall have the meaning provided in Section 7.14.

“Acceptable Pool Manager” shall mean (i) VL8 Pool Inc., (ii) V8 Pool Inc., (iii) Unique Tankers LLC, (iv) any Affiliate of the Parent (provided that the requirements of Section 8.06 shall be satisfied with respect thereto) and (v) any other reputable pool manager (provided that the Parent shall give the Facility Agent at least 30 days’ prior written notice of the inclusion of the Collateral Vessel in such a pool).

“Account Pledge Agreement” shall have the meaning provided in Section 7.12(c).

“Additional Collateral” shall mean additional Collateral reasonably satisfactory to the Required Lenders posted in favor of the Collateral Agent to cure non-compliance with Section 8.07(d) (it being understood that cash collateral comprised of Dollars (which shall be valued at par) shall be satisfactory), pursuant to security documentation in form and substance reasonably satisfactory to the Collateral Agent, in an aggregate amount at least sufficient to cure such non-compliance.

“Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Section 8.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 8.06, an Affiliate of the Parent shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Parent and any officer or director of the Parent or any of its Subsidiaries.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding anything to the contrary contained above, for purposes of Section 8.06, neither the Facility Agent, nor the Collateral Agent, nor the Mandated Lead Arranger nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Parent or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

“Agents” shall mean, collectively, the Facility Agent, the Collateral Agent and the Mandated Lead Arranger.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended and/or restated from time to time.

“Applicable Margin” shall mean 3.75%.

“Appraisal” shall mean, with respect to the Collateral Vessel, a written appraisal provided by an Approved Appraiser in favor of the Facility Agent for the purposes of determining the Fair Market Value.

“Approved Appraiser” shall mean H. Clarksons & Company Ltd., Fearnleys AS, Lorentzen & Stemoco, Braemer Seascope, Maersk Broker, K.S., Simpson Spence & Young or any other independent appraisal firm acceptable to the Facility Agent (acting on the instructions of the Required Lenders).

“Approved Technical Manager” shall mean, with respect to the Collateral Vessel, the technical managers set forth under the heading “Technical Manager” on Schedule III, or any other reputable company experienced in technical and commercial ship management selected by the Borrower and reasonably acceptable to the Required Lenders.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

“Assignment of Builders’ Warranties” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Assignment of Hedging Agreements” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Available Commitment” shall have the meaning provided in Section 2.01(b).

“Bankruptcy Code” shall have the meaning provided in Section 9.05.

“Bankruptcy Proceeding” shall have the meaning provided in Section 10.11(e).

“BlueMountain Indebtedness” shall mean unsecured Indebtedness incurred by the Parent, pursuant to that certain note and guarantee agreement, dated as of March 28, 2014, among Parent, as borrower and Blue Mountain Capital Management, LLC and certain of its affiliates, as purchasers (as amended on through the date hereof and as further amended, restated, replaced or modified from time to time provided that after giving effect to any such amendment, restatement, replacement or modification (including in respect of any Permitted BlueMountain Refinancing Indebtedness) the BlueMountain Indebtedness Requirements shall be satisfied), in an initial aggregate principal amount not to exceed $131,600,000, as such amount may be (i) increased to include the amount of interest accrued after March 28, 2014 and capitalized or paid in kind in accordance with the terms thereof and other amounts payable in connection therewith and/or (ii) decreased pursuant to principal prepayments thereof permitted pursuant to Section 8.04.

“BlueMountain Indebtedness Requirements” shall mean with respect to the BlueMountain Indebtedness or any amendment, restatement, replacement or other modification thereof that (i) such Indebtedness shall mature no earlier than March 28, 2020 and shall not require any scheduled amortization, mandatory redemption or prepayment prior to such date (other than any prepayment required (a) from the net cash proceeds from the disposition of any Equity Interests of Gener8 Maritime Subsidiary V Inc., or any assets of Gener8 Maritime Subsidiary V Inc. and/or its Subsidiaries and/or (b) upon a change of control (as defined in the documentation governing such Indebtedness) or acceleration of such Indebtedness following an event of default thereunder), (ii) such Indebtedness shall not be secured or guaranteed by any Subsidiary of the Parent other than Gener8 Maritime Subsidiary V Inc., (iii) such Indebtedness shall permit the Parent at its option to make all interest payments thereunder in kind or in cash and (iv) to the extent that the documentation governing the Indebtedness contains any financial maintenance covenant (other than a collateral maintenance test) applicable to the Parent that is more favorable to the lenders or providers thereunder than to the Lenders, this Agreement shall automatically be amended to include such more favorable financial maintenance covenant (including any definitions used therein) without any further action or consent of the Borrower and the Facility Agent shall be permitted to amend this Agreement to reflect such financial maintenance covenant (it being understood and agreed that the Borrower shall be deemed to have consented to such amendment and authorized the Facility Agent to effect such amendment on its behalf).

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of Loans from all the Lenders (other than Defaulting Lenders) on a given date having the same Interest Period.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank market.

“Capitalized Lease Obligations” of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having (x) capital, surplus and undivided profits aggregating in excess of $200,000,000 and (y) a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of the acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, if not already enacted as of the Effective Date, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean:

(a)                                 in respect of the Borrower, the occurrence of any act, event or circumstance that without prior written consent of the Lenders results in the Parent owning directly or indirectly less than 100% of the issued and outstanding Equity Interests in the Borrower; or

(b)                                 in respect of a Subsidiary Guarantor, the occurrence of any act, event or circumstance that without prior written consent of the Lenders results in the Parent owning directly or indirectly less than 100% of the issued and outstanding Equity Interests in that Subsidiary Guarantor, except in connection with any sale of a Subsidiary Guarantor permitted under Section 8.03(a); or

(c)                                  in respect of the Parent:

(i)                                     a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), is or shall be the “beneficial owner” (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) or otherwise have obtained ownership or control, directly or indirectly, of 35% or more on a fully diluted basis of the voting and/or economic interest in the Parent’s Equity Interests; or

(ii)                                  the replacement of a majority of the directors on the board of directors of the Parent over a two-year period from the directors who constituted the board of directors of the Parent at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Parent still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such Board of Directors were previously so approved; or

(iii)                               a “change of control” or similar event shall occur as provided in any outstanding Indebtedness which results in such outstanding Indebtedness becoming due and payable prior to its stated maturity (excluding Indebtedness with an aggregate principal amount of less than $20,000,000) of the Parent or any of its Subsidiaries (or the documentation governing the same).

“Closing Date” shall mean the date the drawing of the Loans under this Agreement occurs.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Earnings and Insurance Collateral, the Collateral Vessel and all cash and Cash Equivalents at any time delivered as collateral thereunder or hereunder.

“Collateral Agent” shall mean the Facility Agent acting as mortgagee, security trustee or collateral agent for the Secured Creditors pursuant to the Security Documents.

“Collateral and Guaranty Requirements” shall mean, with respect to the Collateral Vessel, the requirement that:

(a)                                 each Subsidiary of the Borrower that is required to be a Subsidiary Guarantor in accordance with the definition thereof shall have duly authorized, executed and delivered to the Facility Agent the Subsidiaries Guaranty, substantially in the form of Exhibit E (as modified, supplemented or amended from time to time, together with any Joinder Agreement, the “Subsidiaries Guaranty”), or a joinder thereto in form and substance satisfactory to the Facility Agent (each as modified, supplemented or amended from time to time, a “Joinder Agreement”) and the Subsidiaries Guaranty shall be in full force and effect;

(b)                                 (x) the Parent, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered the Pledge Agreement substantially in the form of Exhibit F (as modified, supplemented or amended from time to time, together with any Joinder Agreement, the “Pledge Agreement”) or Joinder Agreement and shall have (A) delivered to the Collateral Agent, as pledgee, all the Pledged Securities referred to therein with respect to the Equity Interests in each Subsidiary Guarantor organized in the Marshall Islands and pledged all Concentration Accounts and the Minimum Liquidity Account and (B) otherwise complied with all of the requirements set forth in the Pledge Agreement and (y) duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Pledge Agreement Collateral in the respective jurisdictions of formation of the respective Subsidiary Guarantor or the Borrower, as the case may be;

(c)                                  the Parent, the Borrower, each Guarantor, the Collateral Agent and the relevant Deposit Account Bank, shall have duly executed and delivered a control agreement substantially in the form attached to the Pledge Agreement, (or, in each case, such other form as may be reasonably acceptable to the Facility Agent), with respect to any Concentration Account owned by the Borrower or such Subsidiary Guarantor or the Minimum Liquidity Account;

(d)                                 the Borrower and the Collateral Vessel Owner shall have duly authorized, executed and delivered a Global Assignment Agreement substantially in the form of Exhibit G (as modified, supplemented or amended from time to time, together with any Joinder Agreement, the “Global Assignment Agreement”) or Joinder Agreement, and shall use commercially reasonable efforts to provide appropriate notices and consents related thereto, together granting a security interest and lien on all of the Borrower’s and the Collateral Vessel Owner’s (i) present and future Earnings and Insurance Collateral on the Collateral Vessel, (ii) present and future rights and receivables under any time charter or similar contract of employment that has as of the date of such time charter or similar contract of employment a remaining term of 24 months or more (including any extension or renewal option) and (iii) present and future rights and receivables under each Acceptable Pooling Agreement (as defined in the Global Assignment Agreement) and Management Agreement (as defined in the Global Assignment Agreement);

(e)                                  (i) each Credit Party party to an Interest Rate Protection Agreement of Other Hedging Agreement shall have duly authorized, executed and delivered an Assignment of Hedging Agreements substantially in the form of Exhibit H-1 (as modified, supplemented or amended from time to time, the “Assignment of Hedging

Agreements”) and shall use commercially reasonable efforts to provide appropriate notice and consents related thereto, together grating a security interest and lien on all of the Borrower and such Subsidiary Guarantor’s present and future rights and receivables under each Interest Rate Protection Agreement or Other Hedging Agreement; and

(ii)                                  the Collateral Vessel Owner shall have duly authorized, executed and delivered an Assignment of Builders’ Warranties substantially in the form of Exhibit H-2 (as modified, supplemented or amended from time to time, the “Assignment of Builders’ Warranties”), and shall use commercially reasonable efforts to provide appropriate notices and consents related thereto, together granting a security interest and lien on all of the Borrower’s and the Collateral Vessel Owner’s present and future rights in and to the builder’s warranties in respect of the Collateral Vessel;

(f)                                   the Collateral Vessel Owner shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate Vessel registry, a Collateral Vessel Mortgage with respect to the Collateral Vessel and such Collateral Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon the Collateral Vessel;

(g)                                  all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clauses (b) through and including (f) above shall have been duly effected, including, without limitation, proper financing statements (Form UCC-1) or amendments thereto, as requested by the Facility Agent or Collateral Agent, in form for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Documents, and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent;

(h)                                 the Facility Agent shall have received each of the following:

(i)                                     certificates of ownership from appropriate authorities showing the registered ownership of the Collateral Vessel in the name of the Collateral Vessel Owner in an Acceptable Flag Jurisdiction;

(ii)                                  the results of maritime registry searches with respect to the Collateral Vessel, indicating no recorded liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens;

(iii)                               an interim class certificate, if any, (and as soon as reasonably practicable after the delivery of the Collateral Vessel, a final class certificate) from an Acceptable Classification Society indicating that such Collateral Vessel meets the criteria specified in Section 6.23;

(iv)                              certified copies of all pooling agreements and agreements related to the technical and commercial management of the Collateral Vessel;

(v)                                 certified copies of all ISM Code and ISPS Code documentation for the Collateral Vessel; and

(vi)                              a report, in form and scope reasonably satisfactory to the Facility Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Facility Agent (it being understood that AON, BankServe and Marsh are acceptable) with respect to the insurance maintained by the Credit Parties in respect of the Collateral Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Facility Agent, the Collateral Agent and/or the Lenders as mortgagee, (ii) otherwise conform with the insurance requirements of the Collateral Vessel Mortgage (it being understood that, except as required by applicable law, the insurance requirements of the Collateral Vessel Mortgage shall not exceed the Required Insurance) and (iii) include copies of the Required Insurance;

(i)                                     the Facility Agent shall have received from (a) special New York counsel to each of the Credit Parties (which shall be Kramer Levin Naftalis & Frankel LLP or other counsel to each of the Credit Parties qualified in such jurisdiction and reasonably satisfactory to the Facility Agent), an opinion addressed to the Facility Agent and each of the Lenders and dated as of the Closing Date covering the matters set forth in Exhibit C-1, (b) special Marshall Islands counsel to each of the Credit Parties (which shall be Reeder & Simpson P.C. or other counsel to each of the Credit Parties qualified in such jurisdiction and reasonably satisfactory to the Facility Agent), an opinion addressed to the Facility Agent and each of the Lenders and dated as of the Closing Date covering the matters set forth in Exhibit C-2, and (c) counsel to each of the Credit Parties in the jurisdiction of the flag of the Collateral Vessel, an opinion addressed to the Facility Agent and each of the Lenders and dated as of the Closing Date covering such matters as shall be reasonably required by the Facility Agent, in each case which shall (x) be in form and substance reasonably acceptable to the Facility Agent and (y) cover the matters set forth in the relevant Exhibit, including the perfection of the security interests (other than those to be covered by opinions delivered pursuant to the other opinions above) granted pursuant to the Security Documents, and such other matters incidental to the transactions contemplated herein as the Facility Agent may reasonably request;

(j)                                    (a) the Facility Agent shall have received a certificate, dated the Effective Date and reasonably acceptable to the Facility Agent, signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or an authorized manager, member or general partner of each Credit Party, and attested to by the Secretary or any Assistant Secretary (or, to the extent such Credit Party does not have a Secretary or Assistant Secretary, the analogous Person within such Credit Party) of such Credit Party, as the case may be, substantially in the form of Exhibit D, with appropriate insertions, together with copies of the Organizational Documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate authorizing the consummation of the Transaction; and (b) the Facility Agent shall have received copies of governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Facility Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities; and

(k)                                 the Parent shall have (x) duly authorized, executed and delivered to the Collateral Agent, as secured party on behalf of the Secured Creditors, a legal, valid and enforceable first priority security interest, in and Lien upon the Equity Interests in the Borrower pursuant to documentation in form and substance reasonably satisfactory to the Facility Agent and (y) effected all filings, deliveries of instruments and other actions necessary or advisable in the reasonable opinion of the Facility Agent to perfect and preserve each security interest described in this clause (k) in each relevant jurisdiction, as the case may be (including, without limitation, the delivery of customary lien searches, proper financing statements (Form UCC-1) in form for filing under the UCC or in other appropriate filing offices of each jurisdiction, Certificated Securities (as such term is defined in Section 8-102(A)(4) of the UCC), executed and undated transfer powers, legal opinions, board resolutions and officer’s certificates), in each case which shall be in form and substance reasonably satisfactory to the Facility Agent.

“Collateral Disposition” shall mean (i) the sale, lease, transfer, bareboat charter or other disposition of Collateral by the Parent or any of its Subsidiaries to any Person other than to the Parent or any Subsidiary of the Parent in compliance with Section 8.03(c) or (ii) any Event of Loss; provided, however, that any charter of the Collateral Vessel shall not be considered a Collateral Disposition for purposes of Section 4.02 of this Agreement.

“Collateral Vessel” shall mean, at any time, the Vessel listed on Schedule III which is subject to a Collateral Vessel Mortgage at such time and with respect to which the other Collateral and Guaranty Requirements are satisfied at such time.

“Collateral Vessel Mortgage” shall mean, with respect to the Collateral Vessel, a first preferred mortgage, in substantially the form of Exhibit I or such other form as may be reasonably satisfactory to the Facility Agent, as such mortgage may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof granted by the Collateral Vessel Owner in favor of the Collateral Agent, as security trustee and as mortgagee.

“Collateral Vessel Owner” shall mean, at any time, a Subsidiary Guarantor which owns the Collateral Vessel.

“Commercial Debt Service Reserve Account” shall mean any account, which account shall be blocked and reserved for payments of debt service under this Agreement.

“Commercial Manager” shall mean (i) Navig8 Asia Pte. Ltd., a company organized under the laws of Singapore, (ii) VL8 Management Inc., a Marshall Islands corporation, (iii) any Affiliate of the Parent (provided the requirements of Section 8.06 shall be satisfied with respect thereto) and (iv) any other reputable commercial manager (provided that the Parent shall give the Facility Agent at least 30 days’ prior written notice of the entrance into a commercial management agreement with such manager).

“Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I as the same may be (x) terminated pursuant to Sections 3.02 or 9, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.11 or 11.04(b).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Concentration Accounts” shall mean, collectively the accounts listed as “Concentration Accounts” on Annex F to the Pledge Agreement (as updated from time to time).

“Consolidated Cash Interest Expense” shall mean, for any period, (i) the total consolidated interest expense paid or payable in cash of the Parent and its Subsidiaries (including, without limitation, to the extent included under GAAP, all commission, discounts and other commitment fees and charges (e.g., fees with respect to letters of credit, Interest Rate Protection Agreements and Other Hedging Agreements) for such period (calculated without regard to any limitations on payment thereof), adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)), the amortization of any deferred financing costs for such period and any interest expense actually “paid in kind” or accreted during such period, plus (ii) without duplication, that portion of Capitalized Lease Obligations of the Parent and its Subsidiaries on a consolidated basis representing the interest factor for such period, minus (iii) cash interest income.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by:

(a)                                 adding thereto the following to the extent deducted in calculating such Consolidated Net Income:

(i)                                     consolidated interest expense and amortization of debt discount and commissions and other fees and charges, including, without limitation, noncash interest payments, the interest component of capitalized lease obligations, net payments, if any, made (less net payments, if any, received), pursuant to Interest Rate Protection Agreements and Other Hedging Agreements, amortization or write off of deferred financing fees, debt issuance costs, commissions, fees and expenses and to the extent not reflected in consolidated interest, any losses on Interest Rate Protection Agreements and Other Hedging Agreements, associated with Indebtedness for such period (whether amortized or immediately expensed),

(ii)                                  consolidated income tax expense for such period, including, without limitation, penalties and interest related to such taxes or arising from any tax examinations and tax expense in respect of repatriated funds,

(iii)                               any gross transportation tax expense for such period,

(iv)                              all amounts attributable to depreciation, amortization and impairment charges, including, without limitation, amortization of intangible assets

(including goodwill) and amortization of deferred financing fees or costs for such period,

(v)                                 any extraordinary losses, expenses or charges for such period, including, without limitation, accruals and payments for amounts payable under executive compensation agreements, severance costs, relocation costs, retention and completion bonuses and losses realized on disposition of property outside of the ordinary course of business and operating expenses directly attributable to the implementation of cost savings initiatives, and losses relating to activities constituting a business that is being terminated or discontinued,

(vi)                              any non-cash management retention or incentive program payments for such period, including any accelerated charges relating to option plans,

(vii)                           non-cash restricted stock compensation, including, without limitation, any restricted stock units,

(viii)                        any non-cash charges or losses, including, without limitation, non-cash compensation expenses for such period, adjustments to bad-debt reserves, losses recognized in respect of postretirement benefits as a result of the application of FASB ASC 715, losses on minority interests owned by any person, all losses from investments recorded using the equity method and the noncash impact of accounting changes or restatements less any extraordinary gains for such period,

(ix)                              any losses from the sales of any Vessels for such period,

(x)                                 all costs and expenses incurred in connection with any equity issuances permitted hereunder so long as, notwithstanding anything set forth herein to the contrary, the Net Cash Proceeds of such equity issuances are applied to the prepayment of the Loans and such prepayments are applied to reduce the Scheduled Repayment due on the Maturity Date,

(xi)                              non-recurring costs, charges, accruals, reserves and business optimization expense, including, without limitation, any severance and restructuring costs, integration costs related to acquisitions after the Effective Date, project start-up costs, transition costs, cost related to the opening, closure and/or consolidation of offices and facilities (including, without limitation, fees and expenses incurred in connection with the winding up of all of the Parent and its Subsidiaries’ activities and operations in Portugal), contract termination costs, systems establishment costs and excess pension charges,

(xii)                           all non-recurring fees, costs and expenses related to any litigation or settlements,

(xiii)                        any proceeds from business interruption insurance,

(xiv)                       any charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party to the extent that coverage has not been denied and so long as such amounts are actually reimbursed to the Parent or any of its Subsidiaries within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (xiv),

(xv)                          cash expenses relating to earn outs and similar obligations, and

(xvi)                       all costs and expenses incurred in connection with the Credit Documents, the Refinancing Credit Documents and the ECA Credit Documents; and

(B) subtracting therefrom the following to the extent added in calculating such Consolidated Net Income: (i) any extraordinary gains for such period, (ii) any gains from the sales of any Vessels for such period and (iii) any gains realized on disposition of property not in the ordinary course.

Unless otherwise agreed to by the Facility Agent, for purposes of this definition of “Consolidated EBITDA,” “non-recurring” means any expense, loss or gain as of any date that (x) did not occur in the ordinary course of the Parent or its Subsidiaries’ business; (y) is of a nature and type that has not occurred in the prior two years and is not reasonably expected to recur in the future; and (z) any fees, expenses or charges related to any equity offering, investment or Indebtedness or amendments thereto permitted by this Agreement, whether or not consummated.

“Consolidated Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Net Indebtedness of the Parent and its Subsidiaries on such date to Consolidated Total Capitalization of the Parent and its Subsidiaries on such date.

“Consolidated Net Income” shall mean, for any period, the consolidated net after tax income of the Parent and its Subsidiaries for such period determined in accordance with GAAP; provided that for purposes of calculating Consolidated Net Income in connection with Section 8.04(b)(ii) (x) Consolidated Net Income shall be adjusted by adding thereto the non-cash charges set forth on Schedule X to the extent deducted in determining consolidated net after-tax income for such period and (y) any gain on the sale of assets which are designated by Parent as being included in the Excess Asset Sale Proceeds Amount shall be excluded.

“Consolidated Net Indebtedness” shall mean, with respect to any Person, as at any relevant date, (x) the aggregate outstanding principal amount of the Loans under this Agreement and the loans under the Refinancing Credit Agreement and the ECA Credit Agreements, plus (y) the aggregate outstanding principal amount of any other Indebtedness of the Parent or any of its Subsidiaries permitted pursuant to Section 8.05(g), less (z) an amount equal to the Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries as at such date.

“Consolidated Tangible Net Worth” shall mean, at any time of determination for any Person, the Net Worth of such Person and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP minus goodwill.

“Consolidated Total Capitalization” shall mean, at any time of determination for any Person, the sum of Consolidated Net Indebtedness of such Person at such time and Consolidated Tangible Net Worth of such Person at such time.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contract Price” shall mean, in relation to the Collateral Vessel, (i) the price payable for the Collateral Vessel under its Shipbuilding Contract and (ii) the contingent extras for that Collateral Vessel, subject to adjustment as provided in such Shipbuilding Contract, as set forth on Schedule III under the heading “Contract Price”.

“Credit Documents” shall mean this Agreement (including the Parent Guaranty), the Fee Letter, each Note, each Security Document, the Subsidiaries Guaranty, each Joinder Agreement and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 7.11.

“Credit Document Obligations” shall mean, except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) (other than an Excluded Swap Obligation) of each Credit Party to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans and/or Commitments), whether now existing or here-after incurred under, arising out of, or in connection with this Agreement and the other Credit Documents to which such Credit Party is a party (including, in the case of each Credit Party that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Credit Party under the Subsidiaries Guaranty) (other than Excluded Swap Obligations) and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained in this Agreement and in such other Credit Documents.

“Credit Facility” shall mean the senior secured term loan facility in the aggregate principal amount of up to $60,174,000 provided under this Agreement.

“Credit Party” shall mean the Parent, the Borrower, each Subsidiary Guarantor, and any other Subsidiary of the Parent which at any time executes and delivers any Credit Document (other than solely an acknowledgment of a pledge of such Person’s equity).

“Debt Service Reserve Account” shall mean any Commercial Debt Service Reserve Account and any ECA Debt Service Reserve Account.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deposit Account Bank” shall mean Nordea Bank Finland plc, New York Branch.

“Dividend” shall mean, with respect to any Person, a dividend, distribution or return of any equity capital to its stockholders, partners or members, any other distribution, payment or delivery of property or cash to its stockholders, partners or members in their capacity as such (other than common stock, and the right to purchase any of such stock of such Person), the redemption, retirement, purchase or acquisition, directly or indirectly, for a consideration of any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or the setting aside of any funds for any of the foregoing purposes, or the granting of permission to any of its Subsidiaries to purchase or otherwise acquire for a consideration (other than common stock, Qualified Preferred Stock and the right to purchase any of such stock of such Person) any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), including Stock Buy-Backs except for share repurchases resulting from the unwinding of any share sale requiring the repayment of any advances in connection with such sale as a result of any default on payment on the part of the ultimate purchaser of such shares.  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.  For the avoidance of doubt, (i) any non-cash anti-dilution adjustments under the warrants listed on Schedule VIII shall not constitute a Dividend and (ii) payments under the indemnification provisions of the Merger Agreement shall constitute a Dividend.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Earnings and Insurance Collateral” shall mean all “Earnings Collateral” and “Insurance Collateral”, as the case may be, as defined in the Global Assignment Agreement.

“ECA Agent” shall mean each “Facility Agent”, “Security Agent”, “Joint Global Co-ordinator” under and as defined in each ECA Credit Agreement.

“ECA Collateral Vessels” shall mean the “Collateral Vessels” as defined in each ECA Credit Agreement.

“ECA Credit Agreements” shall mean (i) any one or more credit facilities providing for an aggregate principal amount of up to $391,301,550 to be provided to the Parent or one or more of its Subsidiaries to finance the acquisition of up to 6 vessels constructed by shipyards in PRC or to refinance such credit facilities (each, a “Sinosure Facility”) and (ii) a delayed-draw senior secured credit facility (the “K-Sure Facility”) in the aggregate principal amount of up to $963,743,455 (which includes KEXIM Premium and K-Sure Premium) (each as defined in the K-Sure Facility) to be provided by The Export-Import Bank of Korea/Korean Eximbank, Korea Trade Insurance Corporation, the lenders party thereto and certain other ECA lenders to the borrower and guaranteed by the Parent and the other guarantors party thereto.

“ECA Credit Documents” shall mean the “Finance Documents” under and as defined in each ECA Credit Agreement.

“ECA Debt Service Reserve Account” shall mean any account, which account shall be blocked and reserved for payments of debt service under each ECA Credit Agreement.

“ECP” shall have the meaning assigned to such in the definition of Excluded Swap Obligation.

“Effective Date” shall have the meaning provided in Section 11.11.

“Eligible Transferee” shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act as in effect on the Effective Date or other “accredited investor” (as defined in Regulation D of the Securities Act); provided that (i) none of the Borrower, the Guarantors nor any of their respective Affiliates shall be an Eligible Transferee at any time and (ii) no natural person shall be an Eligible Transferee.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable federal, state, foreign, or local statute, legal requirements, law, treaty, protocol, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, deed or rule of common law, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Parent or any of its Subsidiaries, relating to the environment or to Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any applicable state, foreign, international or local counterparts or equivalents thereof, in each case as amended from time to time; and any applicable rules, regulations or requirements of an Acceptable Classification Society in respect of the Collateral Vessel.

“Environmental Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

“Equity Interests” of a Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or offer equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company interest.

“Equity Proceeds Amount” shall mean, on any date, the amount of Net Cash Proceeds received by the Parent from the issuance of Equity Interests of the Parent after the Effective Date less the amount of Dividends paid by the Parent and any cash payments in respect of BlueMountain Indebtedness made pursuant to Section 8.04(d) prior to such date.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which together with the Parent or a Subsidiary of the Parent would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Eurodollar Rate” shall mean with respect to each Interest Period for a Loan, the offered rate (rounded upward to the nearest 1/100 of one percent) for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period as is displayed on Reuters LIBOR 01 Page (or such other service as may be nominated by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available)) (the “Screen Rate”); provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purpose of this Agreement, provided, further that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the arithmetic average (rounded upward to the nearest 1/100 of 1%) of the rate quoted to the Facility Agent by the Reference Banks for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such applicable Interest Period by the prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period, in each case divided (and rounded upward to the nearest 1/100 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that if the Eurodollar Rate calculated in the immediately preceding proviso shall be less than zero, the Eurodollar Rate for such period will be deemed to be zero for purposes of this Agreement.

“Event of Default” shall have the meaning provided in Section 9.

“Event of Loss” shall mean any of the following events: (x) the actual or constructive total loss of the Collateral Vessel or the agreed or compromised total loss of the Collateral Vessel; or (y) the capture, condemnation, confiscation, expropriation, requisition for title and not hire, purchase, seizure or forfeiture of, or any taking of title to, a Collateral Vessel.  An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of a Collateral Vessel, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which the Collateral Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of the Collateral Vessel, at the time and on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person effecting any such event.  Notwithstanding the foregoing, if the Collateral Vessel shall have been returned to the Borrower or any Subsidiary Guarantor following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 4.02(b) hereof, no Event of Loss shall be deemed to have occurred by reason of such event.

“Excess Asset Sale Proceeds Amount” shall mean the amount of net cash proceeds received by the Parent and its Subsidiaries from the sale of any assets consummated on or after the Effective Date (after the payment of any Indebtedness required to be repaid as a consequence of the sale of such assets), which are designated by the Parent at any time after such sale to be included in the Excess Asset Sale Proceeds Amount; provided that the Parent may not make such a designation if a Restricted Payment has been made under Section 8.04(b) and such

Restricted Payment would not have been permitted under such Section if such amount of gain from the sale of such assets had been excluded from Consolidated Net Income at the time such Restricted Payment was made.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each an “ECP”) at the time the Guaranty of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.11) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.04(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” shall have the meaning provided in Section 6.19.

“Extension Conditions” shall mean the following conditions, each of which shall be satisfied on or prior to the one-year anniversary of the Effective Date (the “Relevant Date”): (i) no Event of Default and no event, which with the giving of notice or lapse of time, or both, would be an Event of Default shall have occurred and be continuing, (ii) the Borrower shall have paid to the Facility Agent, the Collateral Agent, the Mandated Lead Arranger and the Lenders all Fees and other compensation due and payable on or prior to the Relevant Date, and (iii) the Parent and the Borrower shall comply with the requirements of Section 7.12(c).

“Facility Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Fair Market Value” shall mean in relation to the Collateral Vessel or any other Vessel, at any date, the fair market value of the Collateral Vessel or Vessel shown by the arithmetic mean of the valuations contained in two Appraisals each:

(a)                                 as at a date not more than 14 Business Days previously;

(b)                                 prepared by Approved Appraisers which shall be selected by the Parent;

(c)                                  for and addressed to the Facility Agent (provided that if such valuations differ by more than 15% of the lower valuation, a third Appraisal shall be obtained from another Approved Appraiser selected by the Facility Agent and the Fair Market Value shall be the arithmetic mean of the valuations contained in the three Appraisals);

(d)                                 with or without physical inspection of the Collateral Vessel or Vessel (as the Facility Agent may require); and

(e)                                  on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any charter or other contract of employment (and with no value to be given to any pooling arrangements), provided that if a range of values is provided in a particular Appraisal, then the Fair Market Value in such Appraisal shall be deemed to be the median of such values.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(i) of the Code and any intergovernmental agreement to implement the foregoing or any legislation implementing the foregoing.

“Federal Funds Rate” shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Facility Agent from three Federal funds brokers of recognized standing selected by the Facility Agent in its sole discretion.

“Fee Letter” shall mean (i) the fee letter, dated as of the date hereof and (ii) any other letter agreement between the Facility Agent and any Credit Party with respect to fees payable in connection with this Agreement.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.

“Financial Covenants” shall mean the covenants set forth in Section 8.07.

“Flag Jurisdiction Transfer” shall mean the transfer of the registration and flag of the Collateral Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such transfer:

(i)                                     On each Flag Jurisdiction Transfer Date, the Credit Party which is consummating a Flag Jurisdiction Transfer on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Collateral Vessel Mortgage (which Collateral Vessel Mortgage shall, to the extent possible, be registered as a “continuation mortgage” to the original Collateral Vessel Mortgage recorded in the initial Acceptable Flag Jurisdiction) with respect to the Collateral Vessel (the “Transferred Vessel”) and such Collateral Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon the Transferred Vessel, subject only to Permitted Liens.  All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent;

(ii)                                  On each Flag Jurisdiction Transfer Date, the Facility Agent shall have received from counsel to the Credit Parties consummating the relevant Flag Jurisdiction Transfer reasonably satisfactory to the Facility Agent practicing in those jurisdictions in which the Transferred Vessel is registered and/or the Credit Party owning the Transferred Vessel is organized, opinions which shall be addressed to the Facility Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Facility Agent and (y) cover the perfection of the security interests granted pursuant to the Collateral Vessel Mortgage and such other matters incident thereto as the Facility Agent may reasonably request;

(iii)                               On each Flag Jurisdiction Transfer Date:

(A)                               the Facility Agent shall have received (x) a certificate of ownership issued by the registry of the applicable Acceptable Flag Jurisdiction showing the registered ownership of the Transferred Vessel transferred on such date in the name of the relevant Subsidiary Guarantor and (y) a certificate of ownership and encumbrance or, as applicable a transcript of registry with respect to the Transferred Vessel transferred on such date, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens, and

(B)                               the Facility Agent shall have received a certificate reasonably satisfactory to the Facility Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Facility Agent with respect to the insurance maintained by the Credit Party in respect of the Transferred Vessel transferred on such date certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Collateral Agent as mortgagee and (ii) conform with the insurance requirements of the respective Collateral Vessel Mortgage;

(iv)                              On or prior to each Flag Jurisdiction Transfer Date, the Facility Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or an authorized manager, member or general partner of the Credit Party commencing such Flag Jurisdiction Transfer, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect, (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Agreement and (C) copies of resolutions of such Credit Party approving the Flag Jurisdiction Transfer and any other matters the Facility Agent may reasonably request;

(v)                                 On each Flag Jurisdiction Transfer Date, the Collateral and Guaranty Requirements, as applicable, for the Transferred Vessel shall have been satisfied; and

(vi)                              On each Flag Jurisdiction Transfer Date, (a) no Event of Default has occurred and is continuing and (b) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, and which plan would be covered by Title IV of ERISA but which is not subject to ERISA by reason of Section 4(b)(4) of ERISA.

“GAAP” shall have the meaning provided in Section 11.07(a).

“Global Assignment Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Creditors” shall mean and include each of the Facility Agent, the Collateral Agent and the Lenders.

“Guarantors” shall mean the Parent and each Subsidiary Guarantor.

“Guaranty” shall mean, collectively, the Parent Guaranty and the Subsidiaries Guaranty.

“Hazardous Materials” shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority under Environmental Laws.

“Immaterial Subsidiary” shall mean any Subsidiary or group of Subsidiaries of the Parent, the total assets of which account for less than 5.0% of consolidated total assets of the Parent and its Subsidiaries and 5.0% of Consolidated EBITDA of the Parent and its Subsidiaries; provided that in no event shall Immaterial Subsidiaries include any Credit Party.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement; provided that Indebtedness shall in any event not include trade payables and expenses accrued in the ordinary course of business.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Lender” shall mean Citibank, N.A., New York Branch.

“Initial Maturity Date” shall mean October 21, 2016.

“Intercompany Ship Delivery Agreement” shall mean the Ship Delivery Agreement, to be entered into between Parent, Gener8 Maritime Subsidiary Inc., the Borrower and Gener8 Maritime Subsidiary VIII Inc.

“Interest Determination Date” shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

“Interest Expense Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

“Interest Period” shall have the meaning provided in Section 2.07.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement meant to hedge interest rate fluctuations under this Agreement.

“ISM Code” shall mean the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time.

“ISPS Code” shall mean the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) to take effect on 1 July 2004.

“Joinder Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Judgment Currency” shall have the meaning provided in Section 12.09(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 12.09(a).

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Legal Requirement” shall mean, as to any Person, any law, treaty, convention, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

“Lender” shall mean the Initial Lender, as well as any Person which becomes a “Lender” hereunder pursuant to Section 11.04(b).

“Lender Creditors” shall mean the Lenders holding from time to time outstanding Loans and/or Commitments, the Facility Agent and the Collateral Agent, each in their respective capacities.

“Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to make available its portion of any Borrowing, (ii) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iii) such Lender having notified the Facility Agent and/or any Credit Party (x) that it does not intend to comply with its obligations under Section 2.01 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Section 2.11, the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority under any Debtor Relief Law, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Facility Agent believes in good faith has occurred and is continuing, and (iv) the failure of such Lender to make available its portion of any Borrowing within one (1) Business Day of the date (x) the Facility Agent (in its capacity as a Lender) or (y) Lenders constituting the Required Lenders has or have, as applicable, funded its or their portion thereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall have the meaning provided in Section 2.01(a).

“Mandated Lead Arranger” shall mean Citibank in its capacity as sole mandated lead arranger and bookrunner in respect of the Credit Facility.

“Margin Regulations” shall mean the provisions of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

“Margin Stock” shall have the meaning provided in Regulation U.

“Market Disruption Event” shall mean either of the following events with respect to any Loans:

(i)                                       if, at or about noon on the Interest Determination Date for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference

Banks supplies a rate to the Facility Agent to determine the Eurodollar Rate for the relevant Interest Period; or

(ii)                                    before close of business in New York on the Interest Determination Date for the relevant Interest Period, the Facility Agent receives notice from a Lender or Lenders the sum of whose outstanding Loans in the aggregate exceed 50% of the Loans that (a) the cost to such Lenders of obtaining matching deposits in the London interbank Eurodollar market for the relevant Interest Period would be in excess of the Eurodollar Rate for such Interest Period or (b) such Lenders are unable to obtain funding in the London interbank Eurodollar market.

“Material Adverse Effect” shall mean a material adverse effect on:

(a)        the business, property, assets, liabilities, condition (financial or otherwise) of any Credit Party and its Subsidiaries taken as a whole,

(b)        the validity or enforceability of, or the effectiveness or ranking of any Lien granted or intended to be granted pursuant to any of, the Credit Documents or the rights and remedies of the Facility Agent, the Collateral Agent or any Lender under any Credit Documents; or

(c)        the ability of any Credit Party and its Subsidiaries, taken as a whole, to perform its or their obligations under any Credit Document.

“Maturity Date” shall mean the Initial Maturity Date, provided that if the Extension Conditions are satisfied on or prior to the one-year anniversary of the Effective Date, the Maturity Date shall be extended to October 21, 2020.

“Merger” shall mean the merger of Gener8 Maritime Acquisition, Inc. with and into Navig8 Crude Tankers, Inc. with the Parent as the surviving entity pursuant to the Merger Agreement.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of February 24, 2015 by and among the Parent, Gener8 Maritime Acquisition, Inc., Navig8 Crude Tankers, Inc. and Shareholder Representative Services LLC and OCM Marine Holdings TP, L.P., as the equityholders’ representatives.

“Minimum Borrowing Amount” shall mean $1,000,000.

“Minimum Liquidity Account” shall mean the account listed as the “Minimum Liquidity Account” in the Account Pledge Agreement (as updated from time to time).

“Minimum Liquidity Amount” shall mean an amount equal to the greater of: (a) $50,000,000 and (b) 5.0% of Total Indebtedness.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” shall mean an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) which is a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) and which is currently contributed to by (or to which there is a current obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate (other than any Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code), and any such “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) to which the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate (other than any Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code) contributed to or had an obligation to contribute to such “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) during the preceding five-year period.

“Navig8 Group” shall mean Navig8 Ltd. and its affiliates.

“Net Cash Proceeds” shall mean, (x) with respect to any Collateral Disposition, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Collateral Disposition, other than the portion of such deferred payment constituting interest, but only as and when received) received by the Parent or the Borrower or any of their respective Subsidiaries from such Collateral Disposition net of (i) reasonable transaction costs (including, without limitation, reasonable attorney’s fees) and sales commissions and (ii) the estimated marginal increase in income taxes and any stamp tax payable by the Parent, the Borrower or any of its Subsidiaries as a result of such Collateral Disposition and (y) with respect to the issuance of any Equity Interests, the aggregate cash proceeds received by the Parent from such equity issuance net of reasonable transaction costs related thereto (including, without limitation, reasonable attorney’s fees).

“Net Worth” shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, but excluding treasury stock and the effect of any impairment of intangible assets on and after the Effective Date.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Note” shall have the meaning provided in Section 2.04(a).

“Notice of Borrowing” shall have the meaning provided in Section 2.02.

“Notice of Interest Period Election” shall have the meaning provided in Section 2.07(a).

“Notice Office” shall mean the office of the Facility Agent located at 1615 Brett Road, Ops III, New Castle, DE 19720, or such other office as the Facility Agent may hereafter designate in writing as such to the other parties hereto.

“Obligation Currency” shall have the meaning provided in Section 12.09(a).

“Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under this Agreement, and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar operation of any other Debtor Relief Law, would become due), liabilities and indebtedness owing by the Borrower to the Secured Creditors (in the capacities referred to in the definition of Secured Creditors) under this Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with this Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents.  Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will the Obligations include any Excluded Swap Obligations.

“OFAC” shall have the meaning provided in Section 6.15(b).

“OPA” shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq., 46 U.S.C. §3703(a) et seq.

“Organizational Documents” with respect to any Credit Party shall mean the Memorandum of Association or Certificate of Incorporation, as the case may be, Certificate of Formation (including, without limitation, by the filing or modification of any certificate of designation), By-Laws, limited liability company agreement or partnership agreement (or equivalent organizational documents).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Creditors” shall mean any Lender or any affiliate thereof and their successors and assigns if any (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), with which the Parent, the Borrower or any Subsidiary Guarantor enters into any Interest Rate Protection Agreements or Other Hedging Agreements from time to time.

“Other Lender” shall mean any lender party to the Refinancing Credit Agreement or any ECA Credit Agreement.

“Other Obligations” shall mean all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding, but excluding for the avoidance of doubt, any Excluded Swap Obligations) owing by any Credit Party to the Other Creditors under, or with respect to (including, in the case of any Subsidiary Guarantor, all such obligations (other than Excluded Swap Obligations), liabilities and indebtedness under the Subsidiaries Guaranty), any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is entered into on the Effective Date or anytime thereafter, and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained therein.

“Other Taxes” shall have the meaning provided in Section 4.04(b).

“Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

“Parent” shall have the meaning set forth in the introductory paragraph hereto.

“Parent Guaranty” shall mean the guaranty of the Parent pursuant to Section 12.

“Participant Register” shall have the meaning provided in Section 11.04(a).

“PATRIOT Act” shall have the meaning provided in Section 11.21.

“Payment Date” shall mean the last Business Day of each March, June, September and December.

“Payment Office” shall mean the office of the Initial Lender located at 1615 Brett Road, Ops III, New Castle, DE 19720, or such other office as the Facility Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted BlueMountain Refinancing Indebtedness” shall mean any Indebtedness of Parent issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund the BlueMountain Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the BlueMountain Indebtedness, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of the BlueMountain Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding (it being understood and agreed that any premium due under the BlueMountain Indebtedness shall not constitute an increase in the amount of BlueMountain Indebtedess) or (ii) add guarantors, obligors or security from that which applied to the BlueMountain Indebtedness on the date hereof, and (c) such Indebtedness otherwise complies with the BlueMountain Indebtedness Requirements.

“Permitted Encumbrance” shall mean easements, rights-of-way, restrictions, encroachments, exceptions to title and other similar charges or encumbrances on the Collateral Vessel or any other property of the Parent or any of its Subsidiaries arising in the ordinary course of business which do not materially detract from the value of the Collateral Vessel or the property subject thereto.

“Permitted Liens” shall have the meaning provided in Section 8.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA, which is currently maintained or contributed to by (or to which there is a current obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate and which is subject to ERISA.

“Pledge Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements.”

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Pledged Securities” shall mean “Securities” as defined in the Pledge Agreement pledged (or required to be pledged) pursuant thereto.

“PRC” shall mean the People’s Republic of China, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Projections” shall mean the Parent’s forecasted consolidated and consolidating:  (a) balance sheets; (b) profit and loss statements; (c) cash flow statements and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary basis and based upon good faith estimates and assumptions believed by the Parent to be reasonable at the time made, together with appropriate supporting details and a statement of underlying assumptions.

“Qualified Preferred Stock” shall mean any preferred stock so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring prior to one year after the Maturity Date, (ii) do not require the cash payment of dividends and (iii) any other preferred stock that (x) satisfies clause (i) of this definition of Qualified Preferred Stock and (y) that is otherwise issuable or may be distributed pursuant to a shareholders’ rights plan of the Parent; provided, however, any Dividend or similar feature of such Qualified Preferred Stock shall only be declared and paid in accordance with Section 8.04.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recipient” shall mean (a) any Agent and (b) any Lender.

“Reference Banks” shall mean, at any time, (i) if there are less than two Lenders at such time, each Lender and (ii) if there are three or more Lenders at such time, the Mandated Lead Arranger and one other Lender as shall be determined by the Facility Agent.

“Refinancing Agent” shall mean each “Facility Agent”, “Collateral Agent”, “Joint Global Co-ordinator” under and as defined in the Refinancing Credit Agreement.

“Refinancing Collateral Vessels” shall mean the “Collateral Vessels” as defined in the Refinancing Credit Agreement.

“Refinancing Credit Agreement” shall mean that certain senior secured credit facility in the aggregate principal amount of up to $581,000,000, dated as of September 3, 2015, by and among Parent, Gener8 Maritime Subsidiary II Inc., as borrower, the lenders party thereto from time to time and Nordea Bank Finland plc, New York Branch as facility agent and collateral agent.

“Refinancing Credit Documents” shall mean the “Finance Documents” under and as defined in the Refinancing Credit Agreement.

“Register” shall have the meaning provided in Section 11.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Fund” shall have the meaning provided in Section 11.04(b).

“Relevant Date” shall have the meaning provided in the definition of “Extension Conditions”.

“Remaining Shipyard Payments” shall mean, as of any date, (i) the aggregate delivery cost of all vessels financed pursuant to the ECA Credit Agreements minus (ii) the aggregate amounts paid by the Parent or its subsidiaries prior to such date minus (iii) the aggregate principal amount of loans and unfunded commitments under the ECA Credit Agreements.  For the avoidance of doubt, if the Remaining Shipyard Payments are negative, the Remaining Shipyard Payments shall be deemed to be zero.

“Replaced Lender” shall have the meaning provided in Section 2.11(a).

“Replacement Lender” shall have the meaning provided in Section 2.11(a).

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan (other than any Plan maintained by a Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code or any Multiemployer Plan) that is subject to Title IV of ERISA other than those events as to which the 30-day notice period referred to in Section 4043 is waived.

“Required Insurance” shall mean insurance as set forth on Schedule V-A hereto.

“Required Lenders” shall mean, at any time, prior to the repayment in full of the Loans, Non-Defaulting Lenders the sum of whose outstanding Loans at such time represents an amount greater than 66-2/3% of the sum of all outstanding Loans of Non-Defaulting Lenders.

“Restricted Payment” shall have the meaning provided in Section 8.04.

“Restricted Party” shall mean a person (a) that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person); (b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country or territory which is the subject of country-wide or territory-wide Sanctions Laws (which includes, as of the date of this Agreement, Cuba, the Crimea, Iran, Syria, Sudan and North Korea); (c) that is directly or indirectly owned or controlled by a Person referred to in clauses (a) and/or (b) above; or (d) with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.

“Returns” shall have the meaning provided in Section 6.09(b).

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies Inc. and its successors.

“Sanctions Laws” shall mean the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restructure measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Sanctions Authority” shall mean the United Nations, the European Union, the member states of the European Union, the United States of America and any authority acting on behalf of any of them in connection with Sanctions Laws, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State and Her Majesty’s Treasury of the United Kingdom.

“Sanctions List” shall mean any list of designated or prohibited persons, entities or vessels published in connection with Sanctions Laws by or on behalf of any Sanctions Authority.

“Scheduled Repayment” shall have the meaning provided in Section 4.02(a).

“Screen Rate” shall have the meaning provided in the definition of Eurodollar Rate.

“SEC” shall mean the Securities and Exchange Commission (or any successor thereto).

“Secured Creditors” shall mean the “Secured Creditors” as defined in the Security Documents.

“Secured Obligations” shall mean (i) the Credit Document Obligations, (ii) the Other Obligations, (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Credit Parties referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs, and (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under the Security Documents. In no event will the Secured Obligations include any Excluded Swap Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Pledge Agreement, the Global Assignment Agreement, the Assignment of Hedging Agreements, the Assignment of Builders’ Warranties, the Collateral Vessel Mortgage and, after the execution and delivery thereof, each additional first-lien security document executed pursuant to Section 7.11.

“Shipbuilding Contract” shall mean, that certain shipbuilding contract dated March 21, 2014 (as supplemented by a supplemental agreement dated March 21, 2014, an addendum number 1 also dated March 21, 2014 and as further amended, supplemented or modified from time to time) in respect of the construction and sale of one diesel engine 300,000 dwt crude oil tanker with hull number H1384.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the sum of the fair value of the assets, at a fair valuation, of such Person (on a stand-alone basis) and of such Person and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (b) the sum of the present fair salable value of the assets of such Person (on a stand-alone basis) and of such Person and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (c) such Person (on a stand-alone basis) and such Person and its Subsidiaries (taken as a whole) has or have not incurred and does or do not intend to incur, and does or do not believe that it or they will incur, debts beyond its or their respective ability to pay such debts as such debts mature and (d) such Person (on a stand-alone basis) and such Person and its Subsidiaries (taken as a whole) will have sufficient capital with which to conduct its or their respective businesses.  For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock Buy-Back” shall mean, with respect to any Person, that such Person or any Subsidiary of such Person shall have redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration (other than common stock, Qualified Preferred Stock or the right to purchase any such stock of such Person), any shares of any class of its capital stock or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Persons with respect to its capital stock).

“Subsidiaries Guaranty” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements.”

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Subsidiary Guarantor” shall mean, at any time, each direct and indirect Subsidiary of the Parent (other than the Borrower) which owns a Collateral Vessel or which owns, directly or indirectly, any of the Equity Interests of the Borrower or any such direct or indirect Subsidiary at such time.  The Subsidiary Guarantors as of the Effective Date are listed on Schedule IX.

“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties imposed with respect thereto.

“Term Sheet” shall mean that certain Indicative Summary of Terms and Conditions, dated as of June 12, 2015, with respect to the post-delivery financing of up to six 320,000 DWT Very Large Crude Oil Carriers under a Sinosure Facility in an aggregate principal amount of up to $391,301,550.

“Test Period” shall mean each period of four consecutive fiscal quarters, in each case taken as one accounting period.

“Total Indebtedness” shall mean, at any time, all Indebtedness of the Parent and its Subsidiaries at such time.

“Transaction” shall mean, collectively, (a) the acquisition of the Collateral Vessel by the Collateral Vessel Owner, (b) the entering into of the Credit Documents on the Effective Date and/or the Closing Date and the incurrence of the Loan hereunder on the Closing Date and (c) the payment of all fees and expenses in connection with the foregoing.

“Transferred Vessel” shall have the meaning provided in the definition of “Flag Jurisdiction Transfer” in this Section 1.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, as of the most recent valuation date for the applicable Plan, by which the present value of the Plan’s benefit liabilities determined in accordance with actuarial assumptions at such time consistent with those prescribed by Section 430 of the Code and Section 303 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Cash and Cash Equivalents” shall mean, when referring to cash or Cash Equivalents of the Parent or any of its Subsidiaries, that such cash or Cash Equivalents (i) does not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Parent or of any such Subsidiary, (ii) are not subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors, the Refinancing Agent for the benefit of the Secured Creditors under and as defined in the Refinancing Credit Agreement and the ECA Agents for the benefit of the Secured Creditors under and as defined in the ECA Credit Agreements; provided that any cash or Cash Equivalents subject to such Liens shall be freely available to the Parent or such Subsidiary to be included in the Minimum Liquidity Amount, or (iii) are otherwise generally available for use by the Parent or such Subsidiary.

“Vessel” shall mean, collectively, all sea going vessels and tankers at any time owned by the Parent and its Subsidiaries, and, individually, any of such vessels.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time directly or indirectly owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has directly or indirectly a 100% equity interest at such time.

1.02                        Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)                           As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (v) the word “will” shall be construed to have the same meaning and effect as the word “shall”, and (vi) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to the Borrower or any other Credit Party shall be construed to include the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding.

(c)                            The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)                           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.03                        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 2.                                   Amount and Terms of Credit Facility.

2.01                        The Loans. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make a term loan or term loans (each, a “Loan” and, collectively, the “Loans”) to the Borrower, which Loans of such Lender:  (i) may only be incurred pursuant to a single drawing on the Closing Date, (ii) shall be denominated in Dollars and (iii) shall be in a principal amount equal to the lesser of (x) the Commitment of such Lender and (y) such Lender’s pro rata share of the Available Commitment.  Once repaid, Loans incurred hereunder may not be reborrowed.

(b)                                 The available commitment (the “Available Commitment”) under this Agreement shall be equal to the lesser of (i) $60,174,000 and (ii) 65% of the Contract Price.

2.02                        Notice of Borrowing.  Whenever the Borrower desires to incur Loans hereunder, it shall give the Facility Agent at the Notice Office at least two Business Days’ prior notice of each Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.  Each such written notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.08, shall be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A-1, appropriately completed to specify and include:

(a)                           the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing,

(b)                           the calculations required to establish whether the Borrower is in compliance with the provisions of Section 2.01,

(c)                            the date of such Borrowing (which shall be a Business Day), and

(d)                           the initial Interest Period to be applicable thereto in accordance with Section 2.07.

The Facility Agent shall promptly (and in no event less than two Business Days prior to the Closing Date) give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

2.03                        Disbursement of Funds.  Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion of each such Borrowing requested to be made on such date.  All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Facility Agent and the Facility Agent will make available to the Borrower (on such day to the extent of funds actually received by the Facility Agent prior to 12:00 Noon (New York time) on such day) at the Payment Office, in the account specified in the applicable Notice of Borrowing, the aggregate of the amounts so made available by the Lenders.  Unless the Facility Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Facility Agent such Lender’s portion of any Borrowing to be made on such date, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent on such date of Borrowing and the Facility Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Facility Agent by such Lender, the Facility Agent shall be entitled to recover such corresponding amount on demand from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Facility Agent’s demand therefor, the Facility Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Facility Agent.  The Facility Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Facility Agent to the Borrower until the date such corresponding amount is recovered by the Facility Agent, at a rate per annum equal to (i) if recovered from such

Lender, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.06.

2.04                        Notes.  (a)  The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Facility Agent pursuant to Section 11.17 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a “Note” and, collectively, the “Notes”).

(b)                                 Each Note shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Closing Date, (iii) be in a stated principal amount equal to the outstanding Loans of such Lender and be payable in the outstanding principal amount of Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 2.06 in respect of the Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c)                                  Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby.  Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower’s obligations in respect of such Loans.

(d)                                 Notwithstanding anything to the contrary contained above in this Section 2.04 or elsewhere in this Agreement, Notes shall be delivered only to Lenders that at any time specifically request the delivery of such Notes.  No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Credit Documents.  Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations on such Note otherwise described in preceding clause (c).  At any time (including, without limitation, to replace any Note that has been destroyed or lost) when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to such Lender the requested Note in the appropriate amount or amounts to evidence such Loans provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower and such requesting Lender, and duly executed by such requesting Lender.

2.05                        Pro Rata Borrowings.  All Borrowings of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments.  The obligations of the Lender hereunder to make Loans and to make payments pursuant to Section 10.06 are several and not joint.  It is understood that no Lender shall be responsible for any default by any other

Lender of its obligation to make Loans or make any payment under Section 10.06 hereunder and each Lender shall be obligated to make the Loans to be made by it hereunder regardless of the failure of any other Lender to make its Loans and payments hereunder.

2.06                        Interest.  (a)  The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrower until the maturity (whether by acceleration or otherwise) of such Loan at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin and the Eurodollar Rate for such Interest Period, as in effect from time to time.

(b)                                 If the Borrower fails to pay any amount payable by it under a Credit Document on its due date, interest shall accrue on the overdue amount (in the case of overdue interest to the extent permitted by law) from the due date up to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (c) below, 2% plus the rate which would have been payable if the overdue amount had, during the period of non payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Facility Agent.  Any interest accruing under this Section 2.06(b) shall be immediately payable by the Borrower on demand by the Facility Agent.

(c)                                  If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to such Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be 2% plus the rate which would have applied if the overdue amount had not become due.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(d)                                 Accrued and unpaid interest shall be payable (i) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (ii) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)                                  Upon each Interest Determination Date, the Facility Agent shall determine the Eurodollar Rate for each Interest Period applicable to the Loans made or to be made pursuant to the applicable Borrowing and shall promptly notify the Borrower and the respective Lenders thereof.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.07                        Interest Periods.  (a)  The Borrower shall give the Facility Agent at its Notice Office written notice at least two Business Days’ prior to (x) the Closing Date (in the case of the initial Interest Period applicable to any Loans) and (y) the expiration of an Interest Period applicable to such Loans (in the case of any subsequent Interest Period), which notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time), electing the interest period (each an “Interest Period”) applicable to such Loan.  Each such written notice (each a “Notice of Interest Period Election”), except as otherwise expressly provided in Section 2.08, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A-2, appropriately completed to specify (i) the aggregate principal amount of the Loans to be included in the Borrowing (if applicable), (ii) the commencement date of the applicable Interest Period (which shall be a Business Day) and (iii) at the option of the Borrower, whether the applicable Interest Period will be a one, three or six month period (or such other period as all the Lenders may agree); provided that:

(i)                                      there shall be no more than three Interest Periods at any time;

(ii)                                   the initial Interest Period for each Loan shall commence on the Closing Date and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

(iii)                                if any Interest Period relating to a Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)                               if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(v)                                  no Interest Period longer than one month may be selected at any time when an Event of Default (or, if the Facility Agent or the Required Lenders have determined that such an election at such time would be disadvantageous to the Lenders, a Default) has occurred and is continuing;

(vi)                               no Interest Period in respect of any Borrowing of any Loans shall be selected which extends beyond the Maturity Date; and

(vii)                            any Interest Period commencing less than one month prior to the Maturity Date shall end on the Maturity Date.

If upon the expiration of any Interest Period applicable to a Borrowing of Loans, the Borrower has failed to deliver a Notice of Interest Period Election in respect of such Loans as provided above, the Borrower shall be deemed to have elected a three month Interest Period to be applicable to such Loans effective as of the expiration date of such current Interest Period.

(b)                                 Without in any way limiting the obligation of the Borrower to deliver a written Notice of Interest Period Election in accordance with Section 2.07(a), the Facility Agent may act without liability upon the basis of telephonic notice of such Interest Period election, believed by the Facility Agent in good faith to be from the President, the Treasurer or the Secretary of the Borrower (or any other officer of the Borrower designated in writing to the Facility Agent by the President, Treasurer or the Secretary of the Borrower as being authorized to give such notices under this Agreement) prior to receipt of Notice of Interest Period Election.  In each such case, the Borrower hereby waives the right to dispute the Facility Agent’s record of the terms of such telephonic notice of such Interest Period election of Loans, absent manifest error.

2.08                        Increased Costs, Illegality, Market Disruption Event, etc.

(a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i)                                     at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of, without duplication, the introduction of or effectiveness of or any Change in Law since the Effective Date in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy or otherwise or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to:  (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender or the entity controlling such Lender is organized or in which the principal office of such Lender or the entity controlling such Lender or such Lender’s applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04, (B) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate, or (C) a change that will have the effect of increasing the amount of capital adequacy required or requested to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender’s Commitments hereunder or its obligations hereunder; or

(ii)                                  at any time, that the making or continuance of any Loan has been made unlawful by any law or governmental rule, regulation or order;

then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower and, in the case of clause (ii) above, to the Facility Agent of such determination (which notice the Facility Agent shall promptly transmit to each of the Lenders).  Thereafter (x) in the case of clause (i) above, the Borrower agrees (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased costs or reductions to such Lender or such other corporation and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.08(b) as promptly as possible and, in any event, within the time period required by law.  In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.08(a) shall, absent manifest error be final and conclusive and binding on all the parties hereto.  Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.08(a), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for the calculation of such additional amounts; provided that, subject to the provisions of Section 2.11(b), the failure to give such notice shall not relieve the Borrower from its obligations hereunder.

(b)                                 At any time that any Loan is affected by the circumstances described in Section 2.08(a)(i), the Borrower may, and in the case of a Loan affected by the circumstances described in Section 2.08(a)(ii), the Borrower shall, either (x) if the affected Loan is then being made initially, cancel the respective Borrowing by giving the Facility Agent telephonic notice (confirmed in writing) on the same date or the next Business Day that such Borrower was notified by the affected Lender or the Facility Agent pursuant to Section 2.08(a)(i) or (ii) or (y) if the affected Loan is then outstanding, upon at least three Business Days’ written notice to the Facility Agent, in the case of any Loan, repay all outstanding Borrowings (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) which include such affected Loans in full in accordance with the applicable requirements of Section 4.02; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.08(b).

(c)                                  If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of such Loan for the relevant Interest Period shall be the rate per annum which is the sum of:

(i)                                     the Applicable Margin; and

(ii)                                  the rate determined by each Lender and notified to the Facility Agent, which expresses the actual cost to each such Lender of funding its participation in such Loan for a period equivalent to such Interest Period from whatever source it may reasonably select.

(d)                                 If a Market Disruption Event occurs and the Facility Agent or the Borrower so require, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.  Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties.  If no agreement is reached pursuant to this clause (d), the rate provided for in clause (c) above shall apply for the entire Interest Period.

(e)                                  If any Reference Bank ceases to be a Lender under this Agreement, (x) it shall cease to be a Reference Bank and (y) the Facility Agent shall, with the approval (which shall not be unreasonably withheld) of the Borrower, nominate as soon as reasonably practicable another Lender to be a Reference Bank in place of such Reference Bank.

(f)                                   The Facility Agent may not disclose to any Lender any details of the rate notified to the Facility Agent by any other Lender acting as a Reference Bank for the purposes of Section 2.08(c) and (d).

2.09                        Compensation.  The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation, provided that no Lender shall be required to disclose any information that would be confidential or price sensitive), for all reasonable losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding any loss of anticipated profits) which such Lender may sustain in respect of Loans made to the Borrower:  (i) if for any reason (other than a default by such Lender or the Facility Agent) the Loans are not drawn on a date specified therefor in a Notice of Borrowing, (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 2.08(a), Section 4.01 or Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) of any of its Loans, or assignment of its Loans pursuant to Section 2.11, occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other Default or Event of Default arising as a result of the Borrower’s failure to repay Loans or make payment on any Note held by such Lender when required by the terms of this Agreement.

2.10                        Change of Lending Office.  Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.08(a)(ii), Section 2.08(b) or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section 2.10 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Section 2.08 or Section 4.04.

2.11                        Replacement of Lenders.  (a) (x)  If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.08(a)(i) or (ii), Section 2.08(b) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower material increased costs in excess of those being generally charged by the other Lenders, or (z) as provided in Section 11.13(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) reasonably acceptable to the Facility Agent; provided that:

(i)                                     at the time of any replacement pursuant to this Section 2.11, the Replacement Lender shall enter into one or more Assignment and Assumption

Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender; and

(ii)                                  all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above) in respect of which the assignment purchase price has been, or is concurrently being, paid shall be paid in full to such Replaced Lender concurrently with such replacement.

(b)                                 Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.11, the Facility Agent shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Facility Agent and the Replacement Lender shall be effective for purposes of this Section 2.11 and Section 11.04.  Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to (i) the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 2.09, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Lender and (ii) if so requested by the Borrower, the Replaced Lender shall deliver all Notes in its possession to the Borrower.

Section 3.                                           Fees; Reduction of Commitments.

3.01                        Fees.  The Borrower shall pay to the Facility Agent, the Mandated Lead Arranger and the Lender, the fees set forth in the Fee Letter.

3.02                        Mandatory Reduction of Commitments.                    The Commitment of each Lender shall terminate permanently in its entirety on the Effective Date (after giving effect to the incurrence of Loans on such date).

Section 4.                                Prepayments; Payments; Taxes.

4.01                        Voluntary Prepayments.  The Borrower shall have the right to prepay, at any time, the Loans, without premium or penalty except as provided by law and Section 2.09, in whole or in part at any time and from time to time on the following terms and conditions:

(a)                           the Borrower shall give the Facility Agent, prior to 12:00 Noon (New York time) at its Notice Office, at least three Business Days’ (or such shorter period as the lenders may agree) prior written notice (including e-mail notice or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, the amount of such prepayment and the specific Borrowing or Borrowings pursuant to which such Loans were made, which notice the Facility Agent shall promptly transmit to each of the Lenders;

(b)                           each partial prepayment of Loans pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $1,000,000 or such lesser amount of a Borrowing which is outstanding, provided that no partial prepayment of Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000;

(c)                            at the time of any prepayment of Loans pursuant to this Section 4.01 which occurs on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 2.09;

(d)                           in the event of certain refusals by a Lender as provided in Section 11.13(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days’ written notice to the Facility Agent at its Notice Office (which notice the Facility Agent shall promptly transmit to each of the Lenders), prepay all Loans, together with accrued and unpaid interest and other amounts owing to such Lender (or owing to such Lender with respect to each Loan which gave rise to the need to obtain such Lender’s individual consent) in accordance with said Section 11.13(b) so long as the consents required by Section 11.13(b) in connection with the prepayment pursuant to this clause (d) have been obtained;

(e)                            except as expressly provided in the preceding clause (d), each prepayment pursuant to this Section 4.01 in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing, provided that, at the Borrower’s election, in connection with any prepayment of Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Loan of a Defaulting Lender until all other Loans of Non-Defaulting Lenders have been repaid in full; and

(f)                             each prepayment of principal of Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments in accordance with Section 4.02(f).

4.02                        Mandatory Repayments.  (a)  In addition to any other mandatory repayments pursuant to this Section 4.02, on each Payment Date (including, for the avoidance of doubt, the Maturity Date) set forth below, the Borrower shall be required to repay Loans to the extent then outstanding in the amount set forth opposite each such Payment Date in the table below (each such repayment, as the same may be reduced in accordance with Section 4.02(f), a “Scheduled Repayment”):

Payment Date	Amount
March 31, 2016	$1,002,900
June 30, 2016	$1,002,900
September 30, 2016	$1,002,900
December 31, 2016	$1,002,900
March 31, 2017	$1,002,900

Payment Date	Amount
March 31, 2016	$1,002,900
June 30, 2016	$1,002,900
September 30, 2016	$1,002,900
December 31, 2016	$1,002,900
March 31, 2017	$1,002,900
June 30, 2017	$1,002,900
September 30, 2017	$1,002,900
December 31, 2017	$1,002,900
March 31, 2018	$1,002,900
June 30, 2018	$1,002,900
September 30, 2018	$1,002,900
December 31, 2018	$1,002,900
March 31, 2019	$1,002,900
June 30, 2019	$1,002,900
September 30, 2019	$1,002,900
December 31, 2019	$1,002,900
March 31, 2020	$1,002,900
June 30, 2020	$1,002,900
September 30, 2020	$1,002,900
October 21, 2020	$41,118,900

; provided that, if the Extension Conditions are not satisfied on or prior to the Relevant Date, all Scheduled Repayments for all Payment Dates set forth above occurring on or after December 31, 2016 shall be due and payable on the Initial Maturity Date.

(b)                           In addition to any other mandatory repayments pursuant to this Section 4.02, but without duplication, on (i) the date of any Collateral Disposition involving the Collateral Vessel (other than a Collateral Disposition constituting an Event of Loss) and (ii) with respect to a Collateral Disposition constituting an Event of Loss, the earlier of (A) the date which is 120 days following such Event of Loss and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Facility Agent of the insurance proceeds relating to such Event of Loss, the Borrower shall be required to repay an aggregate principal amount of outstanding Loans in full.

(c)                            In addition to any other mandatory repayments pursuant to this Section 4.02, upon the occurrence of a default under Section 8.07(d), the Borrower shall be required to repay Loans in accordance with the requirements of Section 8.07(d) in an amount required to cure such default; provided that it is understood and agreed that the requirement to repay Loans under this Section 4.02(c) shall not be deemed to be a waiver of any other right or remedy that any Lender may have as a result of an Event of Default under Section 8.07(d).

(d)                           In addition to any other mandatory repayments pursuant to this Section 4.02, on the date of the initial funding under any Sinosure Facility, the Borrower shall be required to repay the aggregate principal amount of outstanding Loans in full.

(e)                            All repayments of the Loans pursuant to Sections 4.01 and 4.02 shall be applied to the repayment of the Loans then outstanding on a pro rata basis.

(f)                             The amount of all repayments of Loans pursuant to Sections 4.01 and 4.02(c) shall be applied to reduce the then remaining Scheduled Repayments pro rata based upon the then remaining Scheduled Repayments after giving effect to all prior reductions thereto.

(g)                            With respect to each repayment of Loans under Section 4.01 or required by this Section 4.02, the Borrower may designate the specific Borrowing or Borrowings pursuant to which such Loans were made, provided that (i) all Loans with Interest Periods ending on such date of required repayment shall be paid in full prior to the payment of any other Loans and (ii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans.  In the absence of a designation by the Borrower as described in the preceding sentence, the Facility Agent shall, subject to the preceding provisions of this clause (f), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 2.09.

(h)                           Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Maturity Date.

(i)                               The Loans repaid pursuant to Section 4.01 and this Section 4.02 may not be reborrowed.

4.03                        Method and Place of Payment.  Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Facility Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Facility Agent or such other office in the State of New York as the Facility Agent may hereafter designate in writing.  Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04                        Net Payments; Taxes.  (a) All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense.  All such payments will be made free and clear of, and without deduction or withholding for any Taxes imposed with respect to such payments unless required by applicable law. If applicable law requires the deduction or withholding of any Taxes from or in respect of any sum payable under any Note, then:

(i)                                     the Borrower shall be entitled to make such deduction or withholding,

(ii)                                  the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority, and

(iii)                               in the case of any Indemnified Taxes or Other Taxes, the Borrower agrees to pay the full amount of such Indemnified Taxes and Other Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Indemnified Taxes and Other Taxes, will not be less than the amount provided for herein or in such Note.

The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Facility Agent), or by the Facility Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event the Borrower pays amounts deducted and withheld to the relevant taxing authority in respect of Indemnified Taxes, the Borrower will furnish to the Facility Agent within 45 days after the date of payment of any Indemnified Taxes is due pursuant to applicable law certified copies of Tax receipts evidencing such payment by the Borrower.  The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Indemnified Taxes so levied or imposed and paid by such Lender.

(b)                                 Without duplicating the payments under subsection (a) above, the Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise (in the nature of a documentary or similar Tax), property, intangible, filing or mortgage recording Taxes or charges or similar levies imposed by any Governmental Authority which arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Note excluding (i) such amounts imposed in connection with an Assignment and Assumption Agreement, grant of a participation, transfer or assignment to or designation of a new applicable lending office or other office for receiving payments under any Note, except to the extent that any such change is requested in writing by a Borrower and (ii) the registration or presentation of a Note is mandatorily required by law (all such non-excluded Taxes described in this Section 4.04(b) being referred to as “Other Taxes”).

(c)                                  Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Facility Agent, at the time or times reasonably requested by the Borrower or the Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Recipient, if reasonably requested by the Borrower or the Facility Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Facility Agent as will enable the Borrower or the Facility Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(d)                                 If the Facility Agent or a Lender determines in its sole discretion that it has actually received or realized a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Credit Party or with respect to which such Credit Party has paid additional amounts pursuant to Section 4.04(a), it shall pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 4.04(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Facility Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined in the sole discretion of the Facility Agent or Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  In the event the Facility Agent or such Lender is required to repay such refund to such Governmental Authority, then such Credit Party, upon the written request of the Facility Agent or such Lender, agrees to promptly repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, but without any other interest, penalties or charges) to the Facility Agent or such Lender.  Nothing in this Section 4.04(d) shall require a Lender to disclose any confidential information (including, without limitation, its Tax returns or its calculations).

(e)                                  If a payment made to a Lender under any Note would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code or an intergovernmental agreement) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this paragraph (e), if any applicable law requires the deduction or withholding of any Taxes from or in respect of any sum payable upon the Note, including any Taxes imposed under FATCA, the Facility Agent shall be entitled to make deductions or withholding. “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)                                   Each Lender shall severally indemnify the Facility Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Facility Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(a) relating to the maintenance of a Participant Register and (iii) any Taxes excluded in Section 4.04(a) attributable to such Lender, in each case, that are payable or paid by the Facility Agent in connection with any Note, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Facility Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Facility Agent to set off and apply any and all amounts at any time owing to such Lender under any Note or otherwise payable by the Facility Agent to the Lender from any other source against any amount due to the Facility Agent under this paragraph (f).

(g)                                  Each party’s obligations under this Section 4.04 shall survive the resignation or replacement of the Facility Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

4.05                        Application of Proceeds.  All monies collected by the Collateral Agent upon any sale or other disposition of the Collateral of each Credit Party, together with all other monies received by the Facility Agent or Collateral Agent under and in accordance with this Agreement and the other Credit Documents (except to the extent (i) such monies are for the account of the Facility Agent or Collateral Agent only or (ii) released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied to the payment of the Secured Obligations in accordance as follows:

(i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of “Secured Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Credit Document Obligations shall be paid to the Lenders as provided in Section 4.05(d) hereof, with each Lender receiving an amount equal to such outstanding Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Other Obligations shall be paid to the Other Creditors as provided in Section 4.05(d) hereof, with each Other Creditor receiving an amount equal to such outstanding Other Obligations or, if the proceeds are insufficient to pay in full all such Other Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement and the Credit Documents in accordance with their terms, to the relevant Credit Party or to whomever may be lawfully entitled to receive such surplus.

(b)                           For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Credit Document Obligations or Other Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Credit Document Obligations or Other Obligations, as the case may be.

(c)                            When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 4.05 only) (i) first, to their Credit

Document Obligations and (ii) second, to their Other Obligations.  If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Credit Document Obligations or Other Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Credit Document Obligations or Other Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d)                           All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Facility Agent under this Agreement for the account of the Lender Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(e)                            For purposes of applying payments received in accordance with this Section 4.05, the Collateral Agent shall be entitled to rely upon (i) the Facility Agent under this Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Facility Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Credit Document Obligations and Other Obligations owed to the Lender Creditors or the Other Creditors, as the case may be.  Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, shall be entitled to assume that no Interest Rate Protection Agreements are in existence.

(f)                                   It is understood and agreed that each Credit Party shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged and Liens granted by it under and pursuant to the Security Documents and the aggregate amount of the Secured Obligations of such Credit Party.

Section 5.                                           Conditions Precedent.

5.01                        Effective Date.  This Agreement shall become effective on the date on which each of the following conditions is satisfied:

(a)                           Credit Agreement; Fee Letter.  The Credit Parties party thereto, the Facility Agent and each of the Lenders who are initially parties hereto shall have signed a counterpart of (i) this Agreement, and (ii) the Fee Letter (in each case, whether the same or different counterparts) and shall have delivered the same to the Facility Agent.

(b)                           Officer’s Certificates.  The Facility Agent shall have received a certificate in form and substance reasonably acceptable to the Facility Agent signed by an authorized officer of the Borrower, with appropriate insertions, together with copies of the Organizational Documents of the Borrower and the resolutions of the Borrower referred to in such certificate authorizing the consummation of the Transaction and certifying that the conditions set forth in Sections 5.01(c), (e), (f), (h), (i) and (j) are satisfied (to the extent that, in each case, such conditions are not required to be acceptable (reasonably or otherwise) to the Facility Agent).

(c)                            Refinancing; Surviving Indebtedness.  Prior to or substantially concurrently with the Effective Date, the Refinancing shall have been consummated and, after giving effect to the Transaction, the Parent and its Subsidiaries shall have no outstanding Indebtedness or contingent liabilities, except for (w) Indebtedness incurred pursuant to this Agreement, (x) indebtedness incurred pursuant to the Refinancing Credit Documents and the ECA Credit Documents, (y) BlueMountain Indebtedness and (z) such other Existing Indebtedness and disclosed contingent liabilities (including any payments remaining to be made under any newbuilding construction contracts) of the Parent and its Subsidiaries, set forth on Schedule IV.

(d)                           PATRIOT Act.  The Credit Parties shall have provided, or procured the supply of, the “know your customer” information required pursuant to the PATRIOT Act, to each of the Lenders and the Facility Agent in connection with their respective internal compliance regulations thereunder or other information requested by any Lender or the Facility Agent to satisfy related checks under all applicable laws and regulations pursuant to the transactions contemplated hereby, in each case to the extent requested by any Lender or the Facility Agent not later than five days prior to the Effective Date.

(e)                            Material Adverse Effect.  On and as of the Effective Date, nothing shall have occurred since December 31, 2014 (and neither the Facility Agent nor any of the Required Lenders shall have become aware of any condition or circumstance not previously known to them), which the Lenders determine has had or could reasonably be expected to have a Material Adverse Effect.

(f)                             Litigation.  On and as of the Effective Date, no litigation with respect to any Credit Party shall be pending or, to the knowledge of any Credit Party, threatened with respect to this Agreement or any other Credit Document or with respect to the Transaction or which the Facility Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

(g)                            Fees.  On the Effective Date, the Borrower shall have paid to the Facility Agent, the Collateral Agent, the Mandated Lead Arranger and the Lenders all Fees and all other reasonable fees and documented out-of-pocket costs and expenses (including, without limitation, the reasonable legal fees and expenses of White & Case LLP and other local counsel to the Facility Agent) and other compensation due and payable on or prior to the Effective Date, in each case, payable to the Facility Agent, the Collateral Agent, the Mandated Lead Arranger and the Lenders in respect of the transactions contemplated by this Agreement to the extent reasonably invoiced at least two Business Days prior to the Effective Date.

(h)                                 Approvals.  On and as of the Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the Loans, and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which, in the reasonable judgment of the Facility Agent, restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans and the performance by the Credit Parties of the Credit Documents.  In addition, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the making of the Loans or the performance by the Credit Parties of the Credit Documents.

(i)                               No Default; Representations and Warranties.  On and as of the Effective Date, both before and after the making of the Loans, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(j)                              No Conflicts. On the Effective Date, after giving effect to the consummation of the Transaction, the making of the Loans and the performance by the Credit Parties of the Credit Documents, the financings incurred in connection therewith and the other transactions contemplated hereby, there shall be no conflict with, or default under any Refinancing Credit Document, any ECA Credit Document or any other material agreement to which the Borrower or any of its Subsidiaries is a party.

5.02                        Conditions to the Closing Date.  The obligation of each Lender to make the Loans on the Closing Date is subject to the satisfaction of each of the following conditions:

(a)                           Closing Date.  On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Facility Agent for the account of each of the Lenders that has requested same a Note executed by the Borrower, in each case in accordance with Section 2.05.

(b)                           Delivery of Collateral Vessel. The Collateral Vessel Owner shall have received or shall receive substantially simultaneously with funding of the Loans, title to the Collateral Vessel, and the Collateral Vessel Owner shall at such time be the record and beneficial owner of the Collateral Vessel free and clear of all liens other than the Permitted Liens.

(c)                            Officer’s Certificate. The Facility Agent shall have received a certificate from an authorized officer of the Borrower certifying that the conditions set forth in Sections 5.02(d), (e), (f), (h), (i) and (j) are satisfied (to the extent that, in each case, such conditions are not required to be acceptable (reasonably or otherwise) to the Facility Agent).

(d)                           Collateral and Guaranty Requirements.  On or prior to the Closing Date, the Collateral and Guaranty Requirements shall be satisfied or the Facility Agent shall have waived such requirements and/or conditioned such waiver on the satisfaction of such requirements within a specified period of time.

(e)                            No Conflicts. On the Closing Date, after giving effect to the consummation of the Transaction, the making of the Loans and the performance by the Credit Parties of the Credit Documents, the financings incurred in connection therewith and the other transactions contemplated hereby, there shall be no conflict with, or default under any material agreement to which the Borrower or any of its Subsidiaries is a party.

(f)                             Approvals. On the Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loan or the performance by the Credit Parties of the Credit Documents.

(g)                            Borrowing Notice. The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.02.

(h)                           Representations and Warranties. Before and after giving effect to the Loans being incurred on such date, all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to such Loans with the same effect as though such representations and warranties had been made on the date of such Loans (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(i)                               No Default or Event of Default. No Event of Default and no event, which with the giving of notice or lapse of time, or both, would be an Event of Default shall have occurred and be continuing, or would result from the Loans being incurred on such date.

(j)                              Collateral Maintenance Test. On the Closing Date and immediately after giving effect to the Loans incurred on such date, Parent shall be in compliance with Section 8.07(d).

(k)                           Solvency Certificate. On the Closing Date, the Parent shall cause to be delivered to the Facility Agent a solvency certificate from the Chief Financial Officer of the Parent, substantially in the form of Exhibit J, which shall be addressed to the Facility Agent and dated as of the Closing Date, setting forth the conclusion that, after giving effect to the Transaction and the incurrence of all the financings contemplated hereby, each Credit Party individually (after giving effect to rights of contribution and subrogation) and the Parent and its Subsidiaries taken as a whole, are not insolvent and will not be rendered insolvent by the incurrence of such indebtedness, and will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature.

(l)                               BlueMountain Indebtedness.  The Facility Agent shall have received true and correct copies of that certain amendment agreement dated on or about the date hereof (the “Closing Date BlueMountain Amendment”), amending the BlueMountain Indebtedness and any documentation relating thereto, which amendment and other documentation shall be in form and substance reasonably satisfactory to the Required Lenders. All conditions precedent to the Closing Date BlueMountain Amendment shall have been satisfied and after giving effect to the

Closing Date BlueMountain Amendment, the BlueMountain Indebtedness Requirements shall be satisfied.

(m)                       Notwithstanding anything to the contrary in this Section 5.02, Loans on the Closing Date may be borrowed before the applicable conditions set forth above in Section 5.02 are met, provided that:

(i)                                     the Closing Date may not be more than five Business Days prior to the scheduled delivery date of the relevant Collateral Vessel; and

(ii)                                  on the Closing Date, the Facility Agent shall (A) preposition the Loans at a bank or other financial institution (the “Seller’s Bank”) satisfactory to the Facility Agent, which funds shall be held at the Seller’s Bank in the name and under the sole control of the Facility Agent or an Affiliate thereof and (B) issue a SWIFT MT 199 or similar communication (each, a “Disbursement Authorization”) authorizing the release of such funds by the Seller’s Bank on the relevant delivery date upon receipt of a Protocol of Delivery and Acceptance in respect of the relevant Collateral Vessel, duly executed by the seller of the relevant Collateral Vessel and the relevant Subsidiary Guarantor and countersigned by a representative of the Facility Agent;

provided that if the delivery of the relevant Collateral Vessel does not occur within five Business Days after the scheduled delivery date, the funds held at the Seller’s Bank shall be returned to the Facility Agent for further distribution to the Lenders.

For the avoidance of doubt:

(A)                               all interest and fees on the Loans shall accrue from the date the Loan is prepositioned at the Seller’s Bank;

(B)                               the Facility Agent and the Lenders suspend satisfaction of the conditions precedent set forth in clauses (h)(i), (ii), (iii) and (v) of the definition of “Collateral and Guarantee Requirements” solely for the time period on and between the Closing Date and (I) the relevant delivery date with respect to clauses (h)(i), (ii) and (iii) and (II) within 5 days of the relevant delivery date with respect to clause (h)(v);

(C)                               if the Collateral Vessel is not delivered within the time prescribed and the proceeds of the Loans are returned to the Facility Agent for distribution to the Lenders, (i) the Borrower shall pay all accrued interest and fees in respect of such returned proceeds on the date such proceeds are returned to the Facility Agent and (ii) the Available Commitment will be increased by an amount equal to the aggregate principal amount of the Loan proceeds so returned; and

(D)                               if the Loans are converted into a currency other than Dollars for deposit with the Seller’s Bank and the Collateral Vessel is not delivered within the time prescribed and the proceeds of the Loans are returned to the Administrative Agent for further distribution to the Lenders, the Borrower shall pay any and all fees, charges and expenses arising from such conversion into an alternative currency and any fees, charges, expenses and shortfalls arising from the conversion of such proceeds back into Dollars.

Section 6.                                         Representations and Warranties .  In order to induce the Lenders to enter into this Agreement and to make the Loans, each of the Parent and the Borrower makes the following representations and warranties, in each case on the Effective Date after giving effect to the Transactions, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

6.01                        Corporate/Limited Liability Company/Limited Partnership Status.  Each Credit Party (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage, and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.02                        Corporate Power and Authority; Legal Validity and Enforceability. (a) Each Credit Party has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Credit Documents.  Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)                                       Each of the Security Documents creates in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties party thereto in the Collateral described therein, subject only to Permitted Liens.  No filings or recordings are required in order to perfect the security interests created under any Security Document or to ensure the legality, validity, enforceability or admissibility in evidence of any Credit Document, in each case, except for filings or recordings which shall have been made on or prior to the Closing Date.

(c)                                        None of the Credit Parties has a place of business in any jurisdiction which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party unless all such filings and registrations have been made or will be made, in accordance with Section 5.

6.03                        No Violation.  Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, judgment, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of the material properties or assets of the Parent or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Parent or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Organizational Documents of the Parent or any of its Subsidiaries.

6.04                        Governmental Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or, in the case of any filings or recordings in respect of the Security Documents, will be made within 10 days of the date such Security Document is required to be executed pursuant hereto), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which it is a party.

6.05                        Financial Statements; Financial Condition; Undisclosed Liabilities.  (a)  (i) The audited consolidated balance sheets of the Parent as at December 31, 2014 and the related consolidated statements of income and cash flows for the fiscal year ended on such date and (ii) the unaudited consolidated balance sheets of the Parent as at June 30, 2015 and the related consolidated statements of income and cash flows, in each case for such quarterly accounting period, reported on by and accompanied by, in the case of the audited annual financial statements, an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Parent as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  Neither the Parent nor any of its Subsidiaries has any material guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to in the preceding sentence (it being understood that with respect to guarantee obligations, the underlying debt is so reflected).

(b)                                 Except as fully disclosed in the financial statements and the notes related thereto delivered pursuant to Section 6.05(a), there were as of the Effective Date no liabilities or obligations with respect to the Parent or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Parent and its Subsidiaries taken as a whole.  As of the Effective Date, none of the Credit Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not fairly disclosed (including, without limitation, as to the amount thereof) in the financial statements and the notes related thereto delivered pursuant to Section 6.05(a) which, either individually or in the aggregate, could reasonably be expected to be materially adverse to the Parent and its Subsidiaries taken as a whole.

(c)                                  The Projections delivered by the Parent to the Facility Agent and the Lenders prior to the Effective Date have been prepared in good faith and are based on GAAP and reasonable assumptions, and there are no statements or conclusions in such Projections which are based upon or include information known to the Parent on the Effective Date to be misleading in any material respect or which fail to take into account material information known to the Parent on the Effective Date regarding the matters reported therein.  On the Effective Date, the Parent believes that such Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results included in such Projections.

(d)                                 Since December 31, 2014, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

6.06                        Litigation.  Except as set forth in the most recent S-1 Registration Statement of the Parent (filed with the SEC on June 22, 2015), there are no actions, suits, investigations (conducted by any governmental or other regulatory body of competent jurisdiction) or proceedings pending or, to the knowledge of the Parent or the Borrower, threatened against the Parent or any of its Subsidiaries (i) with respect to the Credit Documents or (ii) that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.07                        True and Complete Disclosure.  All factual information (taken individually or as a whole) furnished by or on behalf of the Parent or the Borrower in writing to the Facility Agent or any Lender (including, without limitation, all information contained in the Credit Documents and any financial statement referred to in Section 6.05(a)) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken individually or as a whole) hereafter furnished by or on behalf of the Parent or the Borrower in writing to the Facility Agent or any Lender will be, true and accurate in all material respects and did not fail to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time as such information was provided.

6.08                        Use of Proceeds; Margin Regulations.  (a) All proceeds of the Loans shall be used for the Refinancing and to pay fees, costs and expenses relating to the Transactions.

(b)                                 No part of the proceeds of any Loan shall be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.  Neither the making of the Loans nor the use of the proceeds thereof will violate or be inconsistent with the Margin Regulations.

(c)                                  No proceeds of the Loans shall be made available directly or indirectly to or for the benefit of a Restricted Party in violation of Sanctions Laws, nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws or in any manner that could reasonably be expected to result in any Lender Creditor being in violation of Sanctions Laws.

6.09                        Tax Returns and Payments.  (a)                    All payments which a Credit Party is liable to make under the Credit Documents to which it is a party can properly be made without deduction or withholding for or on account of any Tax payable under any law of any relevant jurisdiction applicable as of the Effective Date.

(b)                                 The Parent and each of its Subsidiaries has timely filed with the appropriate taxing authorities all material U.S. federal income tax returns, statements, forms and reports for taxes and all other material U.S. and non-U.S. tax returns, statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of the Parent and/or any of its Subsidiaries (the “Returns”).  All such Returns accurately reflect in all material respects all liability for taxes of the Parent and its Subsidiaries as a whole for the periods covered thereby.  The Parent and each of its Subsidiaries have paid, or have provided adequate reserves (in accordance with GAAP) for the payment of, all taxes shown as due on all such Returns and all other material U.S. federal, state and non-U.S. taxes that have become due and payable.

(c)                                  There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Parent or any of its Subsidiaries, threatened by any authority regarding any Taxes relating to the Parent or any of its Subsidiaries.

(d)                                 As of the Effective Date, neither the Parent nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Parent or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Parent or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

(e)                                  Neither the Parent nor any of its Subsidiaries (i) has engaged in any “listed transaction” within the meaning of Section 6011 of the Code or (ii) has any actual or potential liability for the taxes of any Person (other than the Parent or any of its present or former Subsidiaries) under the United States Treasury regulation Section 1.1502-6 (or any similar provision of state, local, foreign or provincial law).

6.10                        Compliance with ERISA. (a)(i) Schedule VI sets forth, as of the Effective Date, each Plan.

(ii)                          With respect to each Plan, other than any Multiemployer Plan (and each related trust, insurance contract or fund), there has been no failure to be in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, that could reasonably be expected to give rise to a Material Adverse Effect.

(iii)  Each Plan, other than any Multiemployer Plan (and each related trust, if any), which is intended to be qualified under Section 401(a) of the Code has received a determination letter (or an opinion letter) from the United States Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code. No Reportable Event has occurred.

(iv)                      To the best knowledge of the Parent or any of its Subsidiaries or ERISA Affiliates no Plan which is a Multiemployer Plan is insolvent or in reorganization.

(v)                         No Plan has an Unfunded Current Liability in an amount material to Borrower’s operation.  No Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy minimum funding standards, or has applied for or received a waiver of the minimum funding standards or an extension of any amortization period, within the meaning of Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

(vi)                      With respect to each Plan (other than a Multiemployer Plan) its actuary has certified that such Plan is not an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; all contributions required to be made with respect to a Plan have been or will be timely made (except as disclosed on Schedule VI).

(vii)                   Neither the Parent nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan.

(viii)                No condition exists which presents a material risk to the Parent or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code.

(ix)                      No proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan (in the case of a Multiemployer Plan, to the best knowledge of the Parent or any of its Subsidiaries or ERISA Affiliates) which is subject to Title IV of ERISA.

(x)                         No action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of the Parent or any of its Subsidiaries, expected or threatened which could reasonably be expected to have a Material Adverse Effect.

(xi)                      Using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Parent and its Subsidiaries and ERISA Affiliates would have no liabilities to any Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom in an amount which could reasonably be expected to have a Material Adverse Effect.

(xii)                   Neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has received any notice that a Plan which is a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA.

(xiii)                Each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Parent, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code.

(xiv)               No lien imposed under the Code or ERISA on the assets of the Parent or any of its Subsidiaries or any ERISA Affiliate exists nor has any event occurred which could reasonably be expected to give rise to any such lien on account of any Plan.

(xv)                  The Parent and its Subsidiaries do not maintain or contribute to any employee welfare plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(b)                         Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.  All contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made.  Neither the Parent nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.  Neither the Parent nor any of its Subsidiaries maintains or contributes to any Foreign Pension Plan the obligations with respect to which could in the aggregate reasonably be expected to have a Material Adverse Effect.

6.11                        Subsidiaries.  On the Effective Date, the Parent has no Subsidiaries other than those Subsidiaries listed on Schedule VII (which Schedule identifies the correct legal name, direct owner, percentage ownership and jurisdiction of organization of each such Subsidiary on the date hereof).  On the Effective Date, all outstanding capital stock, membership interests, partnership interests, units or other form of equity, of each class outstanding, of each of the Subsidiaries listed on Schedule VII has been validly issued, is fully paid and non-assessable (to the extent applicable) and, except in the case of the Parent, is owned beneficially and of record by a Credit Party free and clear of all Liens other than Permitted Liens.

6.12                        Compliance with Statutes, etc.  The Parent and each of its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.13                        Investment Company Act.  Neither the Parent, nor any of its Subsidiaries, is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.14                        Anti-Money Laundering; Anti-Corruption.  (a) No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)                                 Neither the Parent, any of its Subsidiaries, nor their respective directors, officers, or, to the best knowledge of the Parent or the Borrower, their employees, agents or representatives has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction.

6.15                        Sanctions Laws.  (a)  Each of the Parent and its Subsidiaries is in compliance in all material respects with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) all United States laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2011 (the “Executive Order”) and (iii) the PATRIOT Act.

(b)                                 Neither the Parent nor any of its Subsidiaries nor, to the best knowledge of the Parent and the Borrower after due inquiry, any Affiliate of any of the foregoing, is, or will be after consummation of the Transaction and application of the proceeds of the Loans, a “national” of a “designated foreign country” or a “specially designated national” within the meaning of the regulations of the Office of Foreign Assets Control (“OFAC”), United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or is included on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or any list of Persons issued by OFAC pursuant to the Executive Order or other authority at its official website or any replacement website or other replacement official publication of such list, or for any other reason, in violation of, any United States federal statute or executive order concerning trade or other relations with any foreign country or any citizen or national thereof.

(c)                                  The Parent and its Subsidiaries do not deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or other United States Sanctions Laws or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate any of the prohibitions set forth in any United States anti-terrorism laws or Sanctions Laws.

(d)                                 Each of the Parent and its Subsidiaries and their respective directors and officers and, to the best knowledge of the Parent or the Borrower, employees, agents and representatives has been and is in compliance with Sanctions Laws.

(e)                                  Neither the Parent nor any of its Subsidiaries, nor their respective directors or officers, and, to the best knowledge of the Parent or the Borrower, employees, agents or representatives (i) is a Restricted Party, or is involved in any transaction through which it is reasonably likely to become a Restricted Party or (ii) is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority.

6.16                        Pollution and Other Regulations.  (a)  Each of the Parent and its Subsidiaries is in compliance with all applicable Environmental Laws governing its business, except for such failures to comply as are not reasonably likely to have a Material Adverse Effect, and neither the Parent nor any of its Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing except for such penalties, fines or forfeitures as are not reasonably likely to have a Material Adverse Effect.

(b)                                 All licenses, permits, registrations or approvals required for the business of the Parent and each of its Subsidiaries, as conducted as of the Effective Date, under any Environmental Law have been secured and each of the Parent and each of its Subsidiaries is in substantial compliance therewith, except for such failures to secure or comply as are not reasonably likely to have a Material Adverse Effect.

(c)                                  Neither the Parent nor any of its Subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Parent or such Subsidiary is a party or which would affect the ability of the Parent or such Subsidiary to operate any Vessel, Real Property or other facility and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, as such noncompliance, breaches or defaults as are not likely to, individually or in the aggregate, have a Material Adverse Effect.

(d)                                 There are, as of the Effective Date, no Environmental Claims pending or, to the knowledge of the Parent or the Borrower, threatened, against the Parent or any of its Subsidiaries in respect of which an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect.

(e)                                  There are no facts, circumstances, conditions or occurrences on any Vessel, Real Property or other facility owned or operated by the Parent or any of its Subsidiaries that are reasonably likely (i) to form the basis of an Environmental Claim against the Parent, any of its Subsidiaries or any Vessel, Real Property or other facility owned by the Parent or any of its Subsidiaries, or (ii) to cause such Vessel, Real Property or other facility to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case for clauses (i) and (ii) above, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(f)                                   Hazardous Materials have not at any time prior to the Effective Date, been (i) generated, used, treated or stored on, or transported to or from, any Vessel, Real Property or other facility at any time owned or operated by the Parent or any of its Subsidiaries or (ii) released on or from any such Vessel, Real Property or other facility, except in each case for clauses (i) and (ii) above where such occurrence or event, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

This Section 6.16 contains the sole and exclusive representations and warranties of the Credit Parties with respect to environmental, health and safety matters, including any relating to or arising under Environmental Laws, Environmental Claims or Hazardous Materials.

6.17                        Labor Relations.  Neither the Parent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (a) no unfair labor practice complaint pending against the Parent or any of its Subsidiaries or, to the Parent’s knowledge, threatened against any of them before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Parent or any of its Subsidiaries or, to the Parent’s knowledge, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against the Parent or any of its Subsidiaries or, to the Parent’s knowledge, threatened against the Parent or any of its Subsidiaries and (c) no union representation proceeding pending with respect to the employees of the Parent or any of its Subsidiaries, except (with respect to the matters specified in clauses (a), (b) and (c) above) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.18                        Patents, Licenses, Franchises and Formulas.  The Parent and each of its Subsidiaries owns, or has the right to use, and has the right to enforce and prevent any third party from using, all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others, except for such failures and conflicts which could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.19                        Indebtedness.  Schedule IV sets forth a true and complete list of all Indebtedness of the Parent and its Subsidiaries as of the Effective Date (other than Indebtedness under the Refinancing Credit Documents, the ECA Credit Documents and the BlueMountain Indebtedness) and which is to remain outstanding after giving effect to the Effective Date (the “Existing Indebtedness”), in each case showing the aggregate principal amount thereof and the name of the borrower and any other entity which directly or indirectly guarantees such debt.

6.20                        Insurance.  Schedule V-B sets forth a true and complete listing of all insurance maintained by each Credit Party with respect to the Collateral Vessel as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

6.21                        Concerning the Collateral Vessel.  The name, registered owner (which shall be a Subsidiary Guarantor), jurisdiction of registration, flag (which shall be in an Acceptable Flag Jurisdiction), vessel type, deadweight tonnage, builder’s hull number, estimated delivery date and Contract Price of the Collateral Vessel is set forth on Schedule III.  The Collateral Vessel is and will be operated in compliance with all applicable law, rules and regulations, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in a material diminution in the value of the Collateral Vessel.

6.22                        Citizenship.  The Parent and each other Credit Party which owns or operates, or will own or operate, the Collateral Vessel is, or will be, qualified to own and operate the Collateral Vessel under the laws of the Republic of the Marshall Islands or such other jurisdiction in which the Collateral Vessel is permitted, or will be permitted, to be flagged in accordance with the terms of the Collateral Vessel Mortgage.

6.23                        Collateral Vessel Classification; Flag.  The Collateral Vessel is (i) or will be, classified in the highest class available for Vessels of its age and type with an Acceptable Classification Society, free of any conditions or recommendations, other than as permitted, or will be permitted, under the Collateral Vessel Mortgage, and (ii) flagged in an Acceptable Flag Jurisdiction.

6.24                        No Immunity.  The Parent does not, nor does any other Credit Party or any of their respective properties, have any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction.  The execution and delivery of the Credit Documents by the Credit Parties and the performance by them of their respective obligations thereunder constitute commercial transactions.

6.25                        Fees and Enforcement.  No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording taxes which have been, or will be, paid by the Parent or any of its Subsidiaries as and to the extent due.  Under the laws of any Acceptable Flag Jurisdiction, the choice of the laws of the State of New York as set forth in the Credit Documents which are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and, where necessary, appointment by such Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

6.26                        Form of Documentation.  Each of the Credit Documents is, or when executed will be, in proper legal form under the laws of the applicable Acceptable Flag Jurisdiction for the enforcement thereof under such laws, subject only to such matters which may affect enforceability arising under the law of the State of New York.  To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in the applicable Acceptable Flag Jurisdiction, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in such applicable Acceptable Flag Jurisdiction, or notarized or executed under seal, or physically executed in any such jurisdiction, except as have been made, or will be made, in accordance with Section 5.01.

6.27                        Solvency.  After giving effect to (a) the Loans, (b) the consummation of the Transaction and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Parent and its Subsidiaries, taken as a whole, and the Borrower and its Subsidiaries, taken as a whole, are Solvent.

Section 7.                                           Affirmative Covenants.  Each of the Parent, the Borrower hereby covenants and agrees that on and after the Effective Date, and until the Loans and Notes, together with interest and all other obligations incurred hereunder and thereunder, are paid in full:

7.01                        Information Covenants.  The Parent will make available to the Facility Agent, with sufficient copies for each of the Lenders:

(a)                                 Quarterly Financial Statements.  Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Parent, (i) the unaudited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such quarterly accounting period and the related unaudited consolidated statements of income and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the senior financial officer of the Parent, subject to normal year-end audit adjustments and (ii) management’s discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods.

(b)                                 Annual Financial Statements.  Within 90 days after the close of each fiscal year of the Parent (i) the audited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Facility Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Parent and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default pursuant to the Financial Covenants, which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(c)                            Appraisals.  Together with delivery of the compliance certificates described in Section 7.01(e) required in connection with each fiscal quarter in each fiscal year of the Parent, and at any other time within 33 days of the written request of the Facility Agent, Appraisals dated no more than 14 days prior to the delivery thereof, in form and substance reasonably satisfactory to the Facility Agent and from two Approved Appraisers stating the then current Fair Market Value of the Collateral Vessel.  All such Appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Facility Agent may and, at the request of the Required Lenders, shall, upon notice to the Borrower, obtain such Appraisals and that the cost of all such Appraisals will be for the account of the Borrower); provided that, unless an Event of

Default shall then be continuing, in no event shall the Borrower be required to pay for more than two Appraisals obtained pursuant to this clause (c) in any single fiscal quarter of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a pro rata basis.

(d)                                 Projections, Budget, etc.  As soon as available but not more than 30 days after the commencement of each fiscal year of the Parent, cash flow projections (including a balance sheet and statement of profit and loss and cash flow) of the Parent and its Subsidiaries in reasonable detail for the fiscal year in which such cash flow projections are actually delivered and the following three fiscal years.

(e)                                  Officer’s Compliance Certificates.  At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of the senior financial officer of the Parent in the form of Exhibit L to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall, (x) set forth the calculations required to establish whether the Parent was in compliance with the Financial Covenants at the end of such fiscal quarter or year, as the case may be and (y) certify that there have been no changes to any of Schedule VII, Annexes A through F of the Pledge Agreement and Schedules 1 through 5 of the Global Assignment Agreement since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 7.01(e)(i), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (y), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Pledge Agreement or Global Assignment Agreement) and whether the Parent and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Pledge Agreement or Global Assignment Agreement in connection with any such changes.

(f)                                   Notice of Default, Litigation or Event of Loss.  Promptly, and in any event within three Business Days after the Parent obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Parent proposes to take with respect thereto, (ii) any litigation or governmental investigation or proceeding pending or threatened in writing against the Parent or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on any Credit Document and (iii) any Event of Loss in respect of the Collateral Vessel.

(g)                                  Other Reports and Filings.  Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Parent or any of its Subsidiaries shall file with the SEC or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

(h)                            Material Breach; Other Debt Documents.  Promptly upon, and in any event within five Business Days after, without duplication of any other reporting requirements herein, receipt of any notices of default, financial reporting and collateral reporting under the Refinancing Credit Document and the ECA Credit Documents, and copies of all effectuated additions, amendments, restatements, supplements or other modifications in respect of the Refinancing Credit Documents and the ECA Credit Documents.

(i)                                     Environmental Matters.  Promptly upon, and in any event within fifteen Business Days after, the Parent obtains knowledge thereof, written notice of any of the following environmental matters occurring after the Effective Date, except to the extent that such environmental matters could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

(i)                                     any Environmental Claim pending or threatened in writing against the Parent or any of its Subsidiaries or the Collateral Vessel or property owned or operated or occupied by the Parent or any of its Subsidiaries;

(ii)                                  any condition or occurrence on or arising from the Collateral Vessel or property owned or operated or occupied by the Parent or any of its Subsidiaries that (a) results in noncompliance by the Parent or such Subsidiary with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Parent or any of its Subsidiaries or any such Collateral Vessel or property;

(iii)                               any condition or occurrence on the Collateral Vessel or property owned or operated or occupied by the Parent or any of its Subsidiaries that could reasonably be expected to cause such Collateral Vessel or property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Parent or such Subsidiary of such Collateral Vessel or property under any Environmental Law; and

(iv)                                                                              the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on the Collateral Vessel or property owned or operated or occupied by the Parent or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Parent shall deliver to the Facility Agent all material notices received by the Parent or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA or OPA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Parent’s or such Subsidiary’s response thereto.  In addition, the Parent will provide the Facility Agent with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 7.01(i), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Facility Agent or the Required Lenders.

(j)                                    Management Letters.  Promptly after Parent’s or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(k)                                 Sanctions Matters.  Promptly and in any event within five Business Days after any Credit Party obtains actual knowledge thereof, the relevant Credit Party shall supply to the Facility Agent (i) the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority against it, any of its Subsidiaries, any of its direct or indirect owners, or any of their respective directors, officers, employees, agents or representatives as well as information on what steps are being taken to answer or oppose such inquiry, claim, action, suit, proceeding or investigation and (ii) that any Credit Party, any of its Subsidiaries or any of its direct or indirect owners, or any of their respective directors, officers, employees agents or representatives has become or is likely to become a Restricted Party.

(l)                                Other Information.  From time to time, such other information or documents (financial or otherwise) with respect to the Parent or its Subsidiaries as the Facility Agent or the Lenders (through the Facility Agent) may reasonably request in writing.

7.02                        Books, Records and Inspections.  The Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with GAAP and all requirements of law, shall be made of all dealings and transactions in relation to its business.  The Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Facility Agent and the Lenders as a group to visit and inspect, during regular business hours and under guidance of officers of the Parent or any of its Subsidiaries, any of the properties of the Parent or its Subsidiaries, and to examine the books of account of the Parent or such Subsidiaries and discuss the affairs, finances and accounts of the Parent or such Subsidiaries with, and be advised as to the same by, its and their officers and, in the presence of the Parent, independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Facility Agent or the Required Lenders may request; provided that, unless an Event of Default exists and is continuing at such time, the Facility Agent and the Lenders shall not be entitled to request more than two such visitations and/or examinations in any fiscal year of the Parent.

7.03                        Maintenance of Property; Insurance.  The Parent will, and will cause each of its Subsidiaries to, (i) keep all material property necessary in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance with respect to property that is not the Collateral Vessel in at least such amounts and against at least such risks as are in accordance with normal industry practice for similarly situated insureds, (iii) maintain the Required Insurance with respect to the Collateral Vessel at all times, and (iv) furnish to the Facility Agent, at the written request of the Facility Agent or any Lender (through the Facility Agent), a complete description of the material terms of insurance carried, or, at the Borrower’s option, copies of such policies.

7.04                        Corporate Franchises.  The Parent will, and will cause each of its Subsidiaries, to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents (if any) used in its business, except, in the case of any Subsidiary of the Parent that is not a Guarantor, which could not be reasonably expected to have a Material Adverse Effect; provided, however, that nothing in this Section 7.04 shall prevent (i) sales or other dispositions of assets, consolidations or mergers by or involving the Parent or any of its Subsidiaries which are permitted in accordance with Section

8.02 or 8.03, (ii) any Subsidiary Guarantor from changing the jurisdiction of its organization to the extent permitted by Section 8.08 or (iii) the abandonment by the Parent or any of its Subsidiaries of any rights, franchises, licenses and patents that could not be reasonably expected to have a Material Adverse Effect.

7.05                        Compliance with Statutes, etc.  The Parent will, and will cause each of its Subsidiaries to:

(a)                                 comply with all applicable statutes, regulations and orders of, and all applicable restrictions (including all laws and regulations relating to money laundering) imposed by, all governmental bodies, domestic or foreign, (i) in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) in respect of the Collateral Vessel, its ownership, employment, operation, management and registration, including the ISM Code, ISPS Code, all material Environmental Laws, all Sanctions Laws and the laws of the relevant Acceptable Flag Jurisdiction.

(b)                                 obtain, comply with, and do all that is necessary to maintain in full force and effect any approvals required by any Environmental Law, except such non-compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)                                  without limiting paragraph (a) above, not employ the Collateral Vessel, nor allow its employment, operation or management in any manner contrary to any applicable law or regulation, including, but not limited to the ISM Code, the ISPS Code, all applicable material Environmental Laws and all applicable Sanctions Laws.

7.06                        Compliance with Environmental Laws.  (a)  The Parent will, and will cause each of its Subsidiaries to, comply with all Environmental Laws applicable to the ownership or use of the Collateral Vessel or any other Vessel or property now or hereafter owned or operated by the Parent or any of its Subsidiaries, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will keep or cause to be kept the Collateral Vessel or property free and clear of any Liens imposed pursuant to such Environmental Laws, in each of the foregoing cases, except to the extent any failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the Parent, any of Subsidiaries of the Parent will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on the Collateral Vessel or Vessel or property now or hereafter owned or operated or occupied by the Parent, any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports or property except in compliance with all applicable Environmental Laws and as reasonably required by the trade in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses or except to the extent the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Parent will, and will cause each of its Subsidiaries to, maintain insurance on the Collateral Vessel and any other Vessel in at least such amounts as are in accordance with normal industry practice for similarly situated insureds, against losses from oil spills and other environmental pollution.

(b)                                 At the written request of the Facility Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, the Parent or the Borrower will provide, at the Parent or the Borrower’s sole cost and expense, an environmental assessment of the Collateral Vessel by an Acceptable Classification Society.  If said classification society, in its assessment, indicates that such Collateral Vessel is not in compliance with the Environmental Laws, said society shall set forth potential costs of the remediation of such non-compliance; provided that such request for an assessment may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Facility Agent or the Required Lenders reasonably and in good faith believe that the Parent, any of its Subsidiaries or any such Collateral Vessel is not in compliance with Environmental Law and such non-compliance could reasonably be expected to have a Material Adverse Effect, or (iii) the Facility Agent or the Required Lenders reasonably and in good faith believe that circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Parent or any of its Subsidiaries or any such Collateral Vessel.  If the Parent or the Borrower fails to provide the same within 90 days after such request was made, the Facility Agent may order the same and the Parent or the Borrower shall grant and hereby grants to the Facility Agent and the Lenders and their agents reasonable access to such Collateral Vessel and specifically grants the Facility Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Parent or the Borrower’s expense.

7.07                        ERISA.  (a) As soon as reasonably possible and, in any event, within ten (10) days after the Parent or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Parent will deliver to the Facility Agent, with sufficient copies for each of the Lenders, a certificate of the senior financial officer of the Parent setting forth the full details as to such occurrence and the action, if any, that the Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Parent, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

(i)                                     that a Reportable Event has occurred (except to the extent that the Parent has previously delivered to the Facility Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof);

(ii)                                  that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days;

(iii)                               that a failure to satisfy minimum funding requirements, within the meaning of Section 412 of the Code or Section 302 of ERISA, has occurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to a Plan;

(iv)                              that the actuary of a Plan (other than a Multiemployer Plan) has or will certify that the Plan is an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA;

(v)                                 that a Plan which is a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA;

(vi)                              that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for the Parent or any of its Subsidiaries;

(vii)                           that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA with a material amount of unfunded benefit liabilities; that a Plan (in the case of a Multiemployer Plan, to the best knowledge of the Parent or any of its Subsidiaries or ERISA Affiliates) has a material Unfunded Current Liability;

(viii)                        that proceedings may be reasonably expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA;

(ix)                              that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a material delinquent contribution to a Plan; that the Parent, any of its Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 436(f), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or

(x)                                 that the Parent, or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan.

(b)                                 Upon request, the Parent will deliver to the Facility Agent with sufficient copies to the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA.

(c)                                  In addition to any certificates or notices delivered to the Lenders pursuant to clauses (a) and (b), copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any notices received by the Parent, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan with respect to any circumstances or event that could reasonably be expected to result in a material liability shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Parent, such Subsidiary or such ERISA Affiliate, as applicable.

7.08                        End of Fiscal Years; Fiscal Quarters.  The Parent shall cause (i) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 and (ii) each of its and its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

7.09                        Performance of Obligations.  The Parent will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, the Credit Documents) by which it is bound, except to the extent waived by the parties thereto and except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.10                        Payment of Taxes.  The Parent will, and will cause each of its Subsidiaries to, pay and discharge, all material taxes, assessments and governmental charges or levies that become due and payable which are imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.01(i), provided that neither the Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

7.11                        Further Assurances.  (a)                 The Parent will, and will cause each of the Subsidiaries to, cause the Collateral and Guaranty Requirement to be satisfied at all times.

(b)                                 The Parent, on behalf of itself and each other Credit Party, will at any time and from time to time, at the expense of the Parent or such other Credit Party, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, or that the Facility Agent may reasonably require, to perfect and protect any Lien granted or purported to be granted hereby or by the other Credit Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies with respect to any Collateral.  Without limiting the generality of the foregoing, the Parent will, and will cause each Credit Party to, execute (to the extent applicable) and file, or cause to be filed, such financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to the Collateral Vessel Mortgages (including any amendments required to maintain Liens granted by such Collateral Vessel Mortgages pursuant to the effectiveness of this Agreement), and such other instruments or notices, as may be reasonably necessary, or that the Facility Agent may reasonably require, to protect and preserve the Liens granted or purported to be granted hereby and by the other Credit Documents.

(c)                                  Each Credit Party hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral, without the signature of any Credit Party, where permitted by law.  The Collateral Agent will promptly send the Parent a copy of any financing or continuation statements which it may file without the signature of any Credit Party and the filing or recordation information with respect thereto.

(d)                                 At the reasonable written request of any counterparty to an Interest Rate Protection Agreement entered into after the Effective Date (to the extent permitted under this Agreement to be entered into and secured) with one or more Lenders or any Affiliate thereof (even if, after the entry into such Interest Rate Protection Agreement, the respective Lender subsequently ceases to be a Lender for any reason), the applicable Credit Party and, at the written direction of the Collateral Agent, the mortgagee, shall promptly execute an amendment to the Collateral Vessel Mortgage adding obligations under such Interest Rate Protection Agreement as an additional secured obligation under the Collateral Vessel Mortgage (and allowing such obligations to be secured on such basis as set forth in this Agreement or in the Pledge Agreement), and cause the same to be promptly and duly recorded, and such amendment shall be in form and substance reasonably satisfactory to the Collateral Agent.

7.12                        Deposit of Earnings; Minimum Liquidity Account; DSRA.  (a) Each Credit Party shall cause the earnings derived from the Collateral Vessel, to the extent constituting Earnings and Insurance Collateral, to be deposited by the respective account debtor in respect of such earnings into one or more of the Concentration Accounts maintained for such Credit Party from time to time.  Without limiting any Credit Party’s obligations in respect of this Section 7.12, each Credit Party agrees that, in the event it receives any earnings constituting Earnings and Insurance Collateral, or any such earnings are deposited other than in one of the Concentration Accounts, it shall promptly deposit all such proceeds into one of the Concentration Accounts maintained for such Credit Party from time to time.

(b)                                 The Parent and the Borrower shall cause an amount equal to $1,250,000 to be on deposit in the Minimum Liquidity Account.

(c)                                  (i) On, and at all times after, the Relevant Date, the Parent and the Borrower shall cause an amount to be on deposit in the Commercial Debt Service Reserve Account to be no less than the aggregate of:

(A)                               the full amount of the Scheduled Repayment falling due under Section 4.02(a) on the next Payment Date; and

(B)                               the aggregate amount of interest on the Loan which is payable on the next due date for payment of interest on the Loan under this Agreement.

(ii)                                  On or prior to the Relevant Date, the Parent shall have duly authorized, executed and delivered an Account Pledge Agreement in form and substance satisfactory to the Collateral Agent (as modified, supplemented or amended from time to time, together with any Joinder Agreement, the “Account Pledge Agreement”) and shall have (A) pledged the Commercial Debt Service Reserve Account thereunder and (B) otherwise complied with all of the requirements set forth in the Account Pledge Agreement and (y) duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the

Commercial Debt Service Reserve Account, including execution and delivery of a control agreement in form and substance satisfactory to the Collateral Agent and the Deposit Account Bank.

7.13                        Ownership of Subsidiaries.  (a)  Other than “director qualifying shares”, the Parent shall at all times directly or indirectly own 100% of the Equity Interests of the Borrower and each of the Subsidiary Guarantors.

(b)                           The Parent shall cause each Subsidiary Guarantor to at all times be directly owned by one or more Credit Parties which is a direct or indirect Subsidiary of the Borrower.

(c)                            The Parent will cause the Collateral Vessel to be owned at all times by a single Subsidiary Guarantor that owns no other Vessel.

7.14                        Flag of the Collateral Vessel; Citizenship; Collateral Vessel Classifications.  (a)  The Parent shall, and shall cause the Collateral Vessel Owner to, cause the Collateral Vessel to be registered under the laws and flag of (i) the Bahamas, (ii) the Republic of Malta, (iii) the Republic of Liberia, (iv) the Republic of the Marshall Islands, (v) Bermuda, (vi) the United Kingdom, (vii) Singapore or (viii) such other jurisdiction as is acceptable to the Lenders (each jurisdiction in clauses (i) through and including (viii), an “Acceptable Flag Jurisdiction”).  Notwithstanding the foregoing, any Credit Party may transfer the Collateral Vessel to another Acceptable Flag Jurisdiction pursuant to a Flag Jurisdiction Transfer.

(b)                           The Parent will, and will cause each Subsidiary Guarantor which owns or operates a Collateral Vessel to, be qualified to own and operate such Collateral Vessel under the laws of the applicable Acceptable Flag Jurisdiction in accordance with the terms of the related Collateral Vessel Mortgage.

(c)                            Other than as a result of damage or casualty, the Parent will and will cause each Subsidiary Guarantor which operates a Collateral Vessel to keep such Collateral Vessel in a good and sufficient state of repair consistent with the ship-ownership and management practice employed by first class owners of vessels of similar size and type and so as to ensure that the Collateral Vessel is classified in the highest class available for vessels of its age and type with an Acceptable Classification Society, free of any overdue conditions or recommendations affecting the seaworthiness of such Collateral Vessel, provided that if the classification of the Collateral Vessel shall be subject to any such recommendations, the Borrower will and will cause each Subsidiary Guarantor which operates such Collateral Vessel to provide a written report to the Facility Agent describing the recommendations and assessing the steps required to be taken to prevent such recommendations from becoming overdue recommendations.

(d)                           The Parent will and will cause each Subsidiary Guarantor which operates a Collateral Vessel to (i) comply with and satisfy in all material respects all applicable Legal Requirements of the jurisdiction of such Collateral Vessel’s home port, now or hereafter from time to time in effect, in order that such Collateral Vessel shall continue to be documented pursuant to the laws of the jurisdiction of its home port with such endorsements as shall qualify such Collateral Vessel for participation in the trades and services to which it may be dedicated from time to time or (ii) not do or allow to be done anything whereby such documentation is or could reasonably be expected to be forfeited.

(e)                            The Parent will and will cause each Subsidiary Guarantor which operates a Collateral Vessel to (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of such Collateral Vessel will not be materially impaired and (ii) except as otherwise contemplated by this Agreement, not remove any material part of, or item of, equipment owned by the Credit Parties installed on such Collateral Vessel except in the ordinary course of the operation and maintenance of such Collateral Vessel unless (x) the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Liens) in favor of any Person other than the Collateral Agent and becomes, upon installation on such Collateral Vessel, the property of the Credit Parties and subject to the security constituted by the Collateral Vessel Mortgage or the Pledge Agreement or (y) the removal will not materially diminish the value of such Collateral Vessel.

(f)                             The Parent will and will cause each Subsidiary Guarantor which operates a Collateral Vessel to submit such Collateral Vessel to such periodical or other surveys as may be required for classification purposes and, upon the written request of the Collateral Agent, supply to the Collateral Agent copies of all survey reports and classification certificates issued in respect thereof.

(g)                            The Parent will and will cause each Subsidiary Guarantor which operates a Collateral Vessel to promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Liens) on, or claims enforceable against, such Collateral Vessel other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of the Collateral Vessel pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if possible, the release of such Collateral Vessel from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(h)                           The Parent will and will cause each Subsidiary Guarantor which operates a Collateral Vessel to maintain, or cause to be maintained by the charterer or lessee of the Collateral Vessel, a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable Legal Requirements for the Collateral Vessel and such other similar certificates as may be required in the course of the operations of the Collateral Vessel pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable Legal Requirements.

(i)                               The Parent will and will cause each Subsidiary Guarantor which operates a Collateral Vessel to cause such Collateral Vessel to be managed by an Approved Technical Manager and the Commercial Manager, provided that (i) the Parent and such Subsidiary Guarantor shall use commercially reasonable efforts to cause such Approved Technical Manager and Commercial Manager to deliver a duly executed manager’s undertakings in a form consistent with market practice in ship finance transactions in favor of the Collateral Agent in a form and substance acceptable to the Collateral Agent and (ii) nothing herein shall be construed so as to prohibit an Approved Technical Manager or Commercial Manager from sub-contracting its management duties.

7.15                        Use of Proceeds

(a)                           The Borrower will use the proceeds of the Loans only as provided in Section 6.08.

(b)                           No Obligor shall engage in any transaction which evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach any Sanctions Laws.

7.16                        Charter Contracts.  In connection with any time charters having an indicated duration of at least 24 months (including any optional extensions or renewals), the applicable Credit Party shall, at its own cost and expense, promptly and duly execute and deliver to the Collateral Agent a notice of the assignment in respect of such charter contract contained in the Global Assignment Agreement (if permitted thereunder), and will use its commercially reasonable efforts to cause the charterer under such charter to execute and deliver to the Collateral Agent a consent to such assignment in form and substance reasonably satisfactory to the Facility Agent.

7.17                        Separate Existence.  The Parent will, and will cause each Subsidiary Guarantor to:

(a)                           maintain its books, financial records and accounts, including checking and other bank accounts, and custodian and other securities safekeeping accounts, separate and distinct from those of the other Subsidiary Guarantors;

(b)                           maintain its books, financial records and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify their assets and liabilities separate and distinct from the assets and liabilities of the other Subsidiary Guarantors;

(c)                            not commingle any of its assets, funds or liabilities with the assets, funds or liabilities of the other Subsidiary Guarantors;

(d)                           observe all requisite organizational procedures and formalities, including the holding of meetings of the boards of directors as required by its Organizational Documents, the recordation and maintenance of minutes of such meetings, and the recordation of and maintenance of resolutions adopted at such meetings;

(e)                            except as permitted by Section 8.02, not be consensually merged or consolidated with the other Subsidiary Guarantors (other than for financial reporting purposes);

(f)                             all transactions, agreements and dealings between the Parent and the Subsidiary Guarantors (including, in each case, transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other), will reflect the separate identity and legal existence of each such Person;

(g)                            transactions between any of the Borrower and the Subsidiary Guarantors, on the one hand, and any third parties, on the other hand, will be conducted in the name of the Borrower or such Subsidiary Guarantor, as applicable, as an entity separate and distinct from the Borrower or such Subsidiary Guarantor, as applicable; and

(h)                           no Subsidiary Guarantor will refer to the Parent as a department or division of such Subsidiary Guarantor and will not otherwise refer to the Parent in a manner inconsistent with its status as a separate and distinct legal entity.

7.18                        Sanctions.  Each Credit Party shall ensure that none of it, nor any of its directors or officers, and shall use its best efforts to ensure that none of its employees, agents or representatives or any other person acting on any of their behalf is or will become a Restricted Party.

7.19                        Maintenance of Listing.  The Parent shall maintain its listing on the New York Stock Exchange or such other reputable international stock exchange approved by the Facility Agent (acting on the instructions of the Required Lenders) in writing, such approval not to be unreasonably withheld or delayed.

7.20                        Sinosure Facility.  The Borrower agrees to use its commercially reasonable efforts to obtain a Sinosure Facility substantially on the terms set forth in the Term Sheet as promptly as practicable and to cause the conditions precedent to the initial funding thereunder to be satisfied as promptly as practicable following the delivery (but not later than 37 days after such delivery) of a Premium Payment Notice from the China Export and Credit Insurance Corporation with respect to risk insurance for financing the Collateral Vessel and to cause the initial funding (including through any net funding arrangement) under such Sinosure Facility to be applied to the repayment in full of the Loan.

Section 8.                                           Negative Covenants.  Each of the Parent, the Borrower and each Subsidiary Guarantor hereby covenants and agrees that on and after the Effective Date, and until the Loans and Notes, together with interest and all other Obligations incurred hereunder and thereunder, are paid in full:

8.01                        Liens.  The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to (i) Equity Interests of the Borrower or (ii) any Collateral (collectively, “Property”), whether now owned or hereafter acquired, or sell any such Property subject to an understanding or agreement, contingent or otherwise, to repurchase such Property (including sales of accounts receivable with recourse to the Parent or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC describing such collateral or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(a)                                 inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(b)                                 Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the Collateral and do not materially impair the use thereof in the operation of the business of the Parent or such Subsidiary or (ii) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(c)                                  Permitted Encumbrances;

(d)                                 Liens created pursuant to the Security Documents;

(e)                                  Liens arising out of judgments, awards, decrees or attachments with respect to which the Parent or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, provided that the aggregate amount of all such judgments, awards, decrees or attachments shall not exceed $10,000,000;

(f)                                   Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, Liens to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that the aggregate value of all cash and property at any time encumbered pursuant to this clause (f) shall not exceed $5,000,000;

(g)                                  Liens in respect of seamen’s wages which are not past due and other maritime Liens for amounts not more than 30 days past due arising in the ordinary course of business and not yet required to be removed or discharged under the terms of the respective Collateral Vessel Mortgages; and

(h)                                 bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements.

In connection with the granting of Liens described above in this Section 8.01 by the Parent or any of its Subsidiaries, the Facility Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

8.02                        Consolidation, Merger, etc.  The Parent will not, and will not permit any of its Subsidiaries to wind up, liquidate or dissolve its affairs or enter into any transaction of merger, consolidation or amalgamation or convey, sell, lease or otherwise dispose of all or substantially all of its assets, except that:

(a)                                 (i) any Subsidiary Guarantor may be merged, consolidated or amalgamated with, or convey or sell all or substantially all of its assets to any other Subsidiary Guarantor, so long as (x) no Default or Event of Default then exists and (y) the Collateral and Guaranty Requirements are satisfied after giving effect to such transfer to the satisfaction of the Facility Agent and (ii) any Subsidiary of the Parent (other than the Borrower, any Subsidiary Guarantor and any subsidiary thereof) may be merged, consolidated or amalgamated with, or convey or sell all or substantially all of its assets to any other Subsidiary (other than the Borrower, any Subsidiary Guarantor and any subsidiary thereof) of the Parent or the Parent; and

(b)                                 any Subsidiary which is not the Borrower or a Subsidiary Guarantor may wind up, liquidate or dissolve.

8.03                        Disposal, Sale of Collateral, etc..  The Parent will not, and will not permit any of its Subsidiaries to convey, sell, lease or otherwise dispose of any of the Property, or enter into any sale-leaseback transactions involving any of the Property, except that:

(a)                                 the Borrower and each Subsidiary Guarantor may sell, lease or otherwise dispose of the Collateral Vessel (or 100% of the Equity Interests of the Subsidiary which owns such Collateral Vessel), provided that the Borrower shall prepay the Loans as required by Section 4.02;

(b)                                 the Parent and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

(c)                                  the Borrower and any Subsidiary Guarantor may transfer any Collateral to any other Subsidiary Guarantor, so long as (i) no Default or Event of Default then exists and (ii) the Collateral and Guaranty Requirements are satisfied after giving effect to such transfer to the satisfaction of the Facility Agent; and

(d)                                 any Subsidiary Guarantor may enter into a time charter, but not a bareboat charter, of the Collateral Vessel in compliance with Section 7.16 and 8.13.

To the extent the Required Lenders (or to the extent required pursuant to Section 11.13(a), all Lenders) waive the provisions of this Section 8.03 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.03, such Collateral (unless sold to the Parent or a Subsidiary of the Parent) shall be sold free and clear of the Liens created by the

Security Documents, and the Facility Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

8.04                        Dividends.  The Parent will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Parent or any of its Subsidiaries or make any payment (other than customary out-of-pocket fees and expenses) in respect of the BlueMountain Indebtedness (collectively, a “Restricted Payment”), except that:

(a) (i) any Wholly-Owned Subsidiary of the Parent (other than the Borrower, any Subsidiary Guarantor and any subsidiary thereof) may pay Dividends to the Parent or any Wholly-Owned Subsidiary of the Parent, (ii) any Subsidiary Guarantor may pay Dividends to the Borrower or any other Subsidiary Guarantor and (iii) if the respective Subsidiary (other than the Borrower or a Subsidiary Guarantor) is not a Wholly-Owned Subsidiary of the Parent, such Subsidiary may pay Dividends to its shareholders generally so long as the Parent and/or its respective Subsidiaries which own Equity Interests in the Subsidiary paying such Dividends receive at least their proportionate share thereof (based upon their relative holdings of the Equity Interests in the Subsidiary paying such cash Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(b)                                 the Parent may pay Dividends and cash payments may be made in respect of the BlueMountain Indebtedness (or any Permitted BlueMountain Refinancing Indebtedness); provided that:

(i) no Default or Event of Default exists at the time of declaration of such Dividend and no Default or Event of Default pursuant to Section 9.01, 9.03 (with respect to Section 8.07 only) or 9.05 exists at the time of payment of such Dividend or cash payment in respect of BlueMountain Indebtedness,

(ii) the aggregate amount of Restricted Payments made during the period commencing on the Effective Date and ending on any date of determination does not exceed 50% of the Parent’s Consolidated Net Income for the period commencing on the Effective Date and ending on the last day of the fiscal quarter most recently ended for which financial statements have been provided pursuant to Section 7.01(b) or (c) (taken as one accounting period),

(iii) after giving effect to such Restricted Payments, the Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries on a consolidated basis shall be no less than (A) the minimum amount required under Section 8.07(b) plus (B) the Remaining Shipyard Payments plus (C) $25,000,000, and

(iv) the Fair Market Value of the Collateral Vessel plus the aggregate Fair Market Value of all Refinancing Collateral Vessels and all ECA Collateral Vessels then acting as security under the Refinancing Credit Documents and ECA Credit Documents, respectively, shall be at least 200% of the sum of (A) the then aggregate outstanding principal amount of Loans (plus the outstanding loans under the Refinancing Credit Agreement and the ECA Credit Agreements) minus (B) any cash and Cash Equivalents of the Parent and its Subsidiaries plus (C) the Remaining Shipyard Payments under the ECA Credit Agreements; and

(c)                                  the Borrower may pay or make any Dividends, provided that:

(i) no Default or Event of Default exists at the time of such Dividend or would result after giving effect thereto, and

(ii) before and immediately after giving effect to such Dividend, the Parent shall be in pro forma compliance with the Financial Covenants; and

(d)                                 the Parent may make Restricted Payments provided that (i) no Default or Event of Default exists at the time of the payment thereof and (ii) such payments do not exceed the Equity Proceeds Amount at the time of such payments;

(e)                                  interest payments in respect of the BlueMountain Indebtedness (or any Permitted BlueMountain Refinancing Indebtedness) may be paid through the issuance of additional BlueMountain Indebtedness (or Permitted BlueMountain Refinancing Indebtedness) in accordance with the terms thereof;

(f)                                   cash payments may be made in respect of the BlueMountain Indebtedness with proceeds from any Permitted BlueMountain Refinancing Indebtedness;

(g)                                  cash payments may be made in respect of the BlueMountain Indebtedness (or any Permitted BlueMountain Refinancing Indebtedness) on the final maturity date of such Indebtedness;

(h)                                 payments in connection with the Merger in an amount not to exceed $5,000,000;

(i) so long as no cash, Indebtedness or other property of the Parent and its Subsidiaries is being paid by the Parent to such employees, former employees, directors or former directors in connection with such repurchase (A) the Parent may repurchase its outstanding Equity Interests held by its or any of its Subsidiary’s employees, former employees, directors and former directors pursuant to (i) that certain Stock Option Grant Agreement, dated as of July 8, 2014, by and between Navig8 Group and L. Spenser Wells, as amended, supplemented or modified from time to time, (ii) that certain Gener8 Maritime, Inc. 2012 Equity Incentive Plan, as amended, and (iii) any grants or awards issued under any future management incentive plan entered into by Parent or any of its Subsidiaries, in each case, in connection with any exercise by such employees, former employees, directors or former directors to purchase the Parent’s Equity Interest and (B) the Parent may repurchase its outstanding Equity Interests in an amount equal to the value of any withholding taxes in connection with the vesting of any Equity Interests granted to its employees and directors; and

(j)                                    the Parent may make cash payments in respect of the BlueMountain Indebtedness (or any Permitted BlueMountain Refinancing Indebtedness); provided that:

(i) no Default or Event of Default exists at the time of declaration of such cash payment,

(ii) the aggregate amount of cash payments made pursuant to this clause (j) made during the period commencing on the Effective Date and ending on any date of determination does not exceed the Excess Asset Sale Proceeds Amount,

(iii) after giving effect to such cash payments, the Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries on a consolidated basis shall be no less than (A) the minimum amount required under Section 8.07(b) plus (B) the Remaining Shipyard Payments plus (C) $25,000,000, and

(iv) the Fair Market Value of the Collateral Vessel plus the aggregate Fair Market Value of all Refinancing Collateral Vessels and all ECA Collateral Vessels then acting as security under the Refinancing Credit Documents and ECA Credit Documents, respectively, shall be at least 200% of the sum of (A) the then aggregate outstanding principal amount of Loans (plus the outstanding loans under the Refinancing Credit Agreement and the ECA Credit Agreements) minus (B) any cash and Cash Equivalents of the Parent and its Subsidiaries plus (C) the Remaining Shipyard Payments under the ECA Credit Agreements.

8.05                        Indebtedness.  The Parent will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness other than:

(a)                                 Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(b)                                 Indebtedness of the Credit Parties incurred pursuant to (i) the ECA Credit Documents in an aggregate principal amount not to exceed $1,355,045,005 at any time outstanding, less any repayments thereof made after the Effective Date and (ii) the Refinancing Credit Documents in an aggregate peripheral amount not to exceed $581,000,000 at any time outstanding, less any repayments thereof made after the Effective Date;

(c)                                  Interest Rate Protection Agreements and Other Hedging Agreements in respect of currencies entered into in the ordinary course of business and consistent with past practices; provided that in the case of Interest Rate Protection Agreements, the term thereof does not extend beyond the Maturity Date;

(d)                                 intercompany loans and advances (i) among the Credit Parties and (ii) made by Subsidiaries of the Parent (other than the Credit Parties) to the Parent or any other Subsidiary of the Parent; provided that any such loans or advances to a Credit Party pursuant to this clause (d) shall be unsecured and subordinated to the Obligations of the respective Credit Party pursuant to written subordination provisions in the form of Exhibit M;

(e)                                  the BlueMountain Indebtedness (or any Permitted BlueMountain Refinancing Indebtedness);

(f)                                   additional Indebtedness incurred by the Parent or any Subsidiary (other than the Borrower or any Subsidiary Guarantor) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding; and

(g)                                  the Parent or any Subsidiary (other than the Borrower or any Subsidiary Guarantor) may incur and remain liable for Indebtedness not otherwise permitted under this Section 8.05 so long as (i) no Default or Event of Default exists at the time of such incurrence and after giving effect thereto and (ii) the Parent and its Subsidiaries shall be in pro forma compliance with the Financial Covenants both before and after giving effect to the incurrence of such Indebtedness.

8.06                        Transactions with Affiliates.  The Parent will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Person, other than on terms and conditions no less favorable to such Person as would be obtained by such Person at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that:

(a)                                 Restricted Payments may be paid to the extent provided in Section 8.04;

(b)                                 loans and investments may be made and other transactions may be entered into between the Parent and its Subsidiaries to the extent permitted by Sections 8.04 and 8.05;

(c)                                  as long as the Parent has an independent compensation committee, directors’ fees as determined by such independent compensation committee and, at any time the Parent does not have an independent compensation committee, the Parent may pay reasonable directors’ fees;

(d)                                 the Parent and its Subsidiaries may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business;

(e)                                  the Parent and its Subsidiaries may pay management fees to Wholly-Owned Subsidiaries of the Parent in the ordinary course of business;

(f)                                   the Parent and its Subsidiaries may enter into the Intercompany Ship Delivery Agreement;

(g)                                  the transactions in existence on the Effective Date which are listed on Schedule VIII shall be permitted; and

(h) technical, administrative and commercial management agreements with Navig8 Group which are listed on Schedule VIII, as such agreements may be amended from time to time in a matter that is not adverse to the Parent and its Subsidiaries.

8.07                        Financial Covenants. (a)           Maximum Consolidated Leverage.  The Parent will not permit the Consolidated Leverage Ratio to be greater than (i) on the last day of any Test

Period on or after December 31, 2015 but prior to (and not including) June 30, 2017, 0.65 to 1.00 and (ii) on the last day of any Test Period on or after June 30, 2017, 0.60 to 1.00.

(b)                                 Minimum Consolidated Liquidity. The Parent will not permit at any time the cash and Cash Equivalents (which shall include funds on deposit in any Debt Service Reserve Account (if any) valued at 50% of par) held by the Parent and its Subsidiaries to be less than the Minimum Liquidity Amount; provided that, at all times, Unrestricted Cash and Cash Equivalents included in the Minimum Liquidity Amount shall be no less than $25,000,000.

(c)                                  Interest Coverage Ratio.  The Parent will not permit the Interest Expense Coverage Ratio for any Test Period ending on or after December 31, 2015 to be less than 2.50:1.00.

(d)                                 Collateral Maintenance. The Parent will not permit the Fair Market Value of the Collateral Vessel, as determined by the most recent Appraisals delivered by the Borrower to the Facility Agent or obtained by the Facility Agent in accordance with Section 7.01(c), at any time to equal less than (i) from the Effective Date to and including September 3, 2017, 135% of an amount equal to the aggregate principal amount of Loans outstanding at such time, and (ii) thereafter, 140% of an amount equal to the principal amount of Loans outstanding at such time; provided that any non-compliance with this Section 8.07(d) shall not constitute an Event of Default (but shall constitute a Default), so long as within 30 days of the occurrence of such non-compliance, the Borrower shall either (x) post Additional Collateral (and shall during such period, and prior to satisfactory completion thereof, be diligently carrying out such actions) or (y) prepay Loans in an amount sufficient to cure such non-compliance.

8.08                        Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.  (a) The Parent will not, and will not permit the Borrower or any Subsidiary Guarantor to, amend, modify or change its Organizational Documents or any agreement entered into by it with respect to its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any amendments, modifications or changes or any such new agreements which are not in any way materially adverse to the interests of the Lenders.

(b) Notwithstanding the foregoing, upon not less than 30 days prior written notice to the Facility Agent and so long as no Default or Event of Default exists and is continuing, any Subsidiary Guarantor may change its jurisdiction of organization to another jurisdiction reasonably satisfactory to the Facility Agent, provided that any Subsidiary Guarantor that has entered into the Security Documents hereunder shall promptly take all actions reasonably deemed necessary by the Collateral Agent to preserve, protect and maintain, without interruption, the security interest and Lien of the Collateral Agent in any Collateral owned by such Subsidiary Guarantor to the satisfaction of the Collateral Agent, and such Subsidiary Guarantor shall have provided to the Facility Agent and the Lenders such opinions of counsel as may be reasonably requested by the Facility Agent to assure itself that the conditions of this proviso have been satisfied.

8.09                        Limitation on Certain Restrictions on Subsidiaries.  The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Parent or any Subsidiary of the Parent, or pay any Indebtedness owed to the Parent or a Subsidiary of the Parent, (b) make loans or advances to the Parent or any of the Parent’s Subsidiaries or (c) transfer any of its properties or assets to the Parent or any of the Parent’s Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the ECA Credit Agreements to the extent applicable, or any refinancing thereof or amendments thereto, and the other ECA Credit Documents, (iv) the Refinancing Credit Agreement to the extent applicable, or any refinancing thereof or amendments thereto, and the other Refinancing Credit Documents, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent or a Subsidiary of the Parent, (vi) customary provisions restricting assignment of any agreement entered into by the Parent or a Subsidiary of the Parent in the ordinary course of business, (vii) restrictions which are not more restrictive than those contained in this Agreement for any documents governing any Indebtedness incurred after the Effective Date in accordance with the terms of this Agreement and (viii) the BlueMountain Indebtedness (or any Permitted BlueMountain Refinancing Indebtedness).

8.10                        Limitation on Issuance of Equity Interests.  (a)  The Parent will not issue, and will not permit any Subsidiary to issue, any preferred stock (or equivalent equity interests) other than Qualified Preferred Stock.

(b)                                 The Parent will not permit the Borrower or any Subsidiary Guarantor to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Parent or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualifying directors to the extent required by applicable law, (iv) to such Person’s shareholders or in connection with any investment permitted under this Agreement, and (v) to the Borrower or another Subsidiary Guarantor, in the case of a Subsidiary Guarantor, or to the Parent, in the case of the Borrower.  All capital stock of the Borrower or any Subsidiary Guarantor issued in accordance with this Section 8.10(b) shall be delivered to the Collateral Agent pursuant to the Pledge Agreement.

8.11                        Business. (a)                            The Parent and its Subsidiaries will not engage in any business other than the businesses in which any of them is engaged in as of the Effective Date (or, in the case of any Subsidiary that is formed or incorporated after the Effective Date, any business in which the Parent or any other Subsidiary is engaged as of the Effective Date) and activities directly related thereto, and similar or related maritime businesses.

(b)                         The Subsidiary Guarantors will not engage in any operating or business activities other than: (i) ownership, management or operation of the Collateral Vessel, (ii) maintenance of legal existence (including the ability to incur fees, costs, expenses and taxes relating to such management), (iii) the entering into and performance of its obligations under this Agreement and the other Credit Documents and its Organizational Documents, (iv) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent and its Subsidiaries, (v) holding any cash, Cash Equivalents and other property necessary or desirable in connection with or incidental to, the ownership, management and operation of the Collateral Vessel, (vi) payment of Dividends, incurring Indebtedness and any other activities to the extent permitted hereunder and under the other Credit Documents, (vii) providing indemnification to officers and directors and (viii) any activities incidental or reasonably related to the foregoing.

(c)                          The Borrower will not engage in any operating or business activities other than: (i) ownership, management or operation of Vessels, (ii) maintenance of legal existence (including the ability to incur fees, costs, expenses and taxes relating to such management), (iii) the entering into and performance of its obligations under this Agreement and the other Credit Documents, any Sinosure Facility and ECA Credit Documents in connection with any Sinosure Facility and its Organizational Documents, (iv) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent and its Subsidiaries, (v) holding any cash, Cash Equivalents and other property necessary or desirable in connection with or incidental to, the ownership, management and operation of Vessels, (vi) payment of Dividends, incurring Indebtedness and any other activities to the extent permitted hereunder and under the other Credit Documents, any Sinosure Facility and ECA Credit Documents in connection with any Sinosure Facility, (vii) providing indemnification to officers and directors and (viii) any activities incidental or reasonably related to the foregoing.

8.12                        Jurisdiction of Employment.  The Parent will not, and will not permit the Subsidiary Guarantors or any third party charterer of a Collateral Vessel to, employ or cause to be employed the Collateral Vessel in any country or jurisdiction in which (i) the Borrower, the Subsidiary Guarantors or such third party charterer of a Collateral Vessel is prohibited by law from doing business, (ii) the Lien created by the applicable Collateral Vessel Mortgage will be rendered unenforceable or (iii) the Collateral Agent’s foreclosure or enforcement rights will be materially impaired or hindered.

8.13                        Chartering Arrangements

Notwithstanding anything to the contrary set forth in this Agreement and any other Credit Documents, with respect to any charter of a Collateral Vessel through any pool entered into with an Acceptable Pool Manager such charter may only be entered into between the Subsidiary Guarantor which owns such Collateral Vessel and the relevant Acceptable Pool Manager and in no event shall the Parent or any Subsidiary thereof (other than the Subsidiary Guarantor owning such Collateral Vessel) have any obligations thereunder.

8.14                        Special Provisions Relating to the BlueMountain Indebtedness.  Notwithstanding anything to the contrary set forth in this Agreement and any other Credit Documents, the Parent will not, and will not permit any Subsidiary to:

(a)                                 amend, modify, refinance or replace the BlueMountain Indebtedness (or any Permitted BlueMountain Refinancing Indebtedness) in a manner such that the BlueMountain Indebtedness (or such Permitted BlueMountain Refinancing Indebtedness) will not comply with the BlueMountain Indebtedness Requirements; or

(b)                                 pay any interest in respect of the BlueMountain Indebtedness (or any Permitted BlueMountain Refinancing Indebtedness) in cash or make any other prepayment or redemption thereof, other than as permitted pursuant to Section 8.04; or

(c)                                  permit any vessels other than the ECA Collateral Vessels under the K-Sure Facility on the date hereof to be owned by Gener8 Maritime Subsidiary V Inc. or any of its Subsidiaries; or

(d)                                 permit Gener8 Maritime Subsidiary V Inc. or any of its Subsidiaries to hold cash and Cash Equivalents in excess of an amount reasonably determined by the Parent to be necessary to fund operations of Gener8 Maritime Subsidiary V Inc. and its Subsidiaries in the ordinary course of business.

Section 9.                                           Events of Default.  Upon the occurrence of any of the following specified events (each an “Event of Default”):

9.01                        Payments.  The Borrower shall (i) default in the payment when due of any principal of the Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, or any other amounts owing hereunder or thereunder; or

9.02                        Representations, etc.  Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

9.03                        Covenants.  Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(e)(i), 7.08, 7.13 or Section 8 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Facility Agent or any of the Lenders; or

9.04                        Default Under Other Agreements.  (i)  The Parent or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) the Parent or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (iii) any Indebtedness (other than the Obligations) of the Parent or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid, redeemed, defeased or repurchased other than by a regularly scheduled required prepayment or in connection with an asset sale, casualty or condemnation or other similar mandatory prepayment prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 9.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, exceeds (x) in the case of the Parent or any Subsidiary of the Parent (other than the Borrower or a Subsidiary Guarantor), $10,000,000, or (y) in the case of the Borrower or a Subsidiary Guarantor, $1,000,000; or

9.05                        Bankruptcy, etc.  The Parent or any of its Subsidiaries (other than any Immaterial Subsidiaries) shall (i) commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”) or any other Debtor Relief Law; (ii) be the subject of an involuntary proceeding under any Debtor Relief Law, which is not dismissed within 60 days, after commencement of such proceeding; (iii) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it, or for all or substantially all of its property; (iv) have an order for relief entered with respect to it under any Debtor Relief Laws or similar laws as now or hereafter in effect, (v) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (vi) be adjudicated insolvent or bankrupt; (vii) make an assignment for the benefit of creditors; or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

9.06                        ERISA.  (a) (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 or 430 of the Code or Section 302 or 303 of ERISA, or

(ii) a Reportable Event shall have occurred, or

(iii) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, or

(iv) any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, or

(v) any Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, or

(vi) any Plan shall have an Unfunded Current Liability, its actuary has certified that a determination has been made that a Plan (other than a Multiemployer Plan) is an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA, or

(vii) a Plan which is a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA, or

(viii) a contribution required to be made with respect to a Plan or a Foreign Pension Plan is not timely made, or

(ix) the Parent or any of its Subsidiaries or any ERISA Affiliate has incurred or events have happened, or reasonably expected to happen, that will cause it to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or

(x) the Parent, or any of its Subsidiaries, has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; or

(b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; or

(c) such lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

9.07                        Security Documents.  At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period (if any) specifically applicable thereto pursuant to the terms of such Security Document, or any “event of default” (as defined in the Collateral Vessel Mortgage) shall occur in respect of the Collateral Vessel Mortgage; or

9.08                        Guaranties.  After the execution and delivery thereof, any Guaranty, or any provision thereof, shall cease to be in full force or effect as to any Guarantor (unless such Guarantor is no longer a Subsidiary of the Parent by virtue of a liquidation, sale, merger or consolidation permitted by Section 8.02) or any Guarantor (or Person acting by or on behalf of such Guarantor) shall deny or disaffirm such Guarantor’s obligations under the Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty to which it is a party beyond any grace period (if any) provided therefor; or

9.09                        Judgments.  One or more judgments or decrees shall be entered against the Parent or any of its Subsidiaries involving in the aggregate for the Parent and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments, to the extent not covered by insurance, exceeds $10,000,000; or

9.10                        Change of Control.  At any time after the Effective Date, a Change of Control shall occur.

Upon the occurrence and during the continuance of an Event of Default, the Facility Agent may and, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Facility Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party: (i) declare the principal of and any accrued interest in respect of all or any part of the Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (ii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Parent, the Borrower or any Subsidiary Guarantor under the Bankruptcy Code, the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder shall automatically become due and payable without further act of the Facility Agent, the Collateral Agent or any Lender.

Section 10.                                    Agency and Security Trustee Provisions.

10.01                 Appointment.  (a) The Lenders in their capacity as Lenders and the Other Creditors (by their acceptance of the benefits hereof and of the other Credit Documents) hereby designate and appoint Citibank as Facility Agent (for purposes of this Section 10, the term “Facility Agent” shall include Citibank (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to the Security Documents and in its capacity as mortgagee (if applicable) and security trustee pursuant to the Collateral Vessel Mortgages) to act as specified herein and in the other Credit Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agents may perform any of their duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may assign from time to time any or all of its rights, duties and obligations hereunder and under the Security Documents to any of its banking affiliates.

(b)                                 The Lenders hereby irrevocably designate and appoint Citibank as security trustee solely for the purpose of holding the Collateral Vessel Mortgages on the Collateral Vessel in an Acceptable Flag Jurisdiction on behalf of the Lenders, from time to time, with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to the Collateral Vessel Mortgages (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken by any Lender in the Collateral Vessel Mortgages), (ii) all money, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with the Collateral Vessel

Mortgages, whether from the Borrower or any Subsidiary Guarantor or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof).  Citibank hereby accepts such appointment as security trustee.

10.02                 Nature of Duties.  (a)  The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents.  None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision (any such liability limited to the applicable Agent to whom such Person relates).  The duties of each of the Agents shall be mechanical and administrative in nature; none of the Agents shall have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender or the holder of any Note.  Nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b)                                 It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Facility Agent in such capacity is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.03                 Lack of Reliance on the Agents.  Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Parent and its Subsidiaries and, except as expressly provided in this Agreement, none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  None of the Agents shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Parent and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Parent and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

10.04                 Certain Rights of the Agents.  If any of the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Agents as a result of any of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

10.05                 Reliance.  Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, email or telecopier message, order or other document or telephone message signed, sent or made by any Person that the applicable Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Facility Agent.

10.06                 Indemnification.  To the extent any of the Agents is not reimbursed and indemnified by the Borrower, the Lenders severally agree to reimburse and indemnify the applicable Agents, in proportion to their respective “percentages” as used in determining the Required Lenders (without regard to the existence of any Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document (including, without limitation, as a result of a breach of any Sanctions Laws by a Credit Party); provided that no Lender shall be liable in respect to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The indemnities contained in this Section 10.06 shall cover any cost, loss or liability incurred by each Indemnified Party in any jurisdiction arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

10.07                 The Facility Agent in its Individual Capacity.  With respect to its obligation to make Loans under this Agreement, each of the Agents shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Secured Creditors”, “Required Lenders”, “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in their respective individual capacity.  Each of the Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

10.08                 Holders.  The Facility Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Facility Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

10.09                 Resignation by the Facility Agent.  (a)  The Facility Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrower and the Lenders.  Such resignation shall take effect upon the appointment of a successor Facility Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)                                 Upon a notice of resignation delivered by the Facility Agent pursuant to Section 10.09(a), the Required Lenders shall appoint a successor Facility Agent hereunder or thereunder who shall be a commercial bank or trust company that is, unless an Event of Default has occurred and is continuing at such time, reasonably acceptable to the Borrower.

(c)                                  If, following the delivery of a notice of resignation by the Facility Agent pursuant to Section 10.09(a), a successor Facility Agent shall not have been so appointed within such 15 Business Day period, the Facility Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing at such time), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Facility Agent who shall serve as Facility Agent hereunder until such time, if any, as the Required Lenders appoint a successor Facility Agent as provided above.

(d)                                 If no successor Facility Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Facility Agent, the Facility Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Facility Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Facility Agent as provided above.

(e)                                  The Facility Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time and may appoint one of its Affiliates as a successor by giving 5 Business Days’ prior written notice to the Borrower and the Lenders.  The Facility Agent shall bear all reasonable documentation costs incurred in connection with the Facility Agent’s resignation under this clause (e).

10.10                 The Mandated Lead Arranger.  Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Mandated Lead Arranger are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Mandated Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of any of the Agents as provided for under Sections 10.06 and 11.01.  Without limitation of the foregoing, none of the Mandated Lead Arranger shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

10.11                 Collateral Matters.  (a)  Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to or during an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

(b)                           The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (i) upon payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) that is sold or otherwise disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 8.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 11.13) or (iv) as otherwise may be expressly provided in the relevant Security Documents.  Upon request by the Facility Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.11.

(c)                            The Lenders hereby agree to, and direct the Facility Agent and the Collateral Agent to, automatically release any Subsidiary Guarantor from the Subsidiaries Guaranty (i) upon payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) that is wound up, liquidated, dissolved, merged consolidated or amalgamated in compliance with Section 8.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 11.13) or (iv) as otherwise may be expressly provided in the Subsidiaries Guaranty.

(d)                           The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(e)                            (i) The Other Creditors shall not have any right whatsoever to do any of the following:  (A) exercise any rights or remedies with respect to the Collateral or to direct any Agent to do the same, including, without limitation, the right to (1) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (2) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election or make collections with respect to all or any portion of the Collateral or (3) release any Credit Party under any Credit Document or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (B) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, the Credit Documents); (C) vote in any case concerning any Credit Party under the Bankruptcy Code or any other proceeding under any reorganization, arrangement, adjudication of debt, relief of debtors, dissolution, insolvency, liquidation or similar proceeding in respect of the Credit Parties or any of their respective Subsidiaries (any such proceeding, for purposes of this clause (e)(i), a “Bankruptcy Proceeding”) with respect to, or take any other actions concerning the Collateral; (D) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (E) oppose any sale, transfer or other disposition of the Collateral; (F) object to any debtor-in-possession financing in any Bankruptcy Proceeding which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (G) object to the use of cash collateral in respect of the Collateral in any Bankruptcy Proceeding; or (H) seek, or object to the Lenders or any Agent seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy Proceeding.

(ii)                                  Each Other Creditor, by its acceptance of the benefits of this Agreement and the other Credit Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Agents and the Lenders, with the consent of the Agents, may enforce the provisions of the Credit Documents and exercise remedies thereunder (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment.  Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the UCC.  The Other Creditors by their acceptance of the benefits of this Agreement and the other Credit Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Proceeding has been commenced, the Other Creditors shall be deemed to have consented to any sale or other disposition of any property, business or assets of the Credit Parties and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(iii)                                 To the maximum extent permitted by law, each Other Creditor waives any claim it might have against the Agents or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Credit Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in Section 10.11(e)(ii)), except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.  To the maximum extent permitted by applicable law, none of either Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Parent, any Subsidiary of Parent, any Other Creditor or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.

10.12                 Delivery of Information.  The Agents shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agents from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of any Agent at the time of receipt of such request and then only in accordance with such specific request.

10.13                 The Initial Lender

(a)                           For so long as the only Lender under this Agreement is the Initial Lender, all references to the “Facility Agent”, the “Collateral Agent”, any “Agent”, the “Lenders” and a “security trustee” in this Agreement and the other Credit Documents shall be deemed to be references to the Initial Lender.  Notwithstanding the foregoing, Section 10.09 shall not permit the Initial Lender to resign if there is no Facility Agent.

(b)                           At such time as an additional Lender or Lenders have become a Lender hereunder pursuant to an Assignment and Assumption Agreement, the Required Lenders shall appoint a bank or other financial institution reasonably acceptable to the Borrower to act as the Facility Agent and/or Collateral Agent (the “New Agent”).  The Borrower and the Lenders agree to make any such amendments to this Agreement and the other Credit Documents as may be necessary to incorporate the appointment of the New Agent, including (in the case of the Borrower) payment of any agency fees required by such New Agent and reasonably agreed by the Borrower at such time.

Section 11.                                    Miscellaneous.

11.01                 Payment of Expenses, etc. (a)  The Borrower agrees that it shall:  (i) pay all reasonable out-of-pocket costs and expenses of each of the Agents and their Affiliates (including, without limitation, the reasonable fees and disbursements of White & Case LLP, other counsel to the Facility Agent and the Mandated Lead Arranger and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their respective syndication efforts with respect to this Agreement and of the Agents and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for each of the Agents and for each of the Lenders) and (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes.

(b) In addition, the Borrower shall indemnify the Agents, the Collateral Agent and each Lender, and each of their respective officers, directors, trustees, employees, representatives and agents (collectively, the “Indemnified Parties”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of: (i) any investigation, litigation or other proceeding (whether or not any of the Agents, the Collateral Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of proceeds of any Loans hereunder or the consummation of any transactions contemplated herein, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, (ii) the actual or alleged presence of Hazardous Materials on the Collateral Vessel or in the air, surface water or groundwater or on the surface or subsurface of any property at any time owned or operated by the Borrower or any of its Subsidiaries, (iii) the generation, storage, transportation, handling, disposal or Environmental Release of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, (iv) the non-compliance of the Collateral Vessel or property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to the Collateral Vessel or property, (v) any Environmental Claim asserted against the Borrower, any of its Subsidiaries or the Collateral Vessel or property at any time owned or operated by the Borrower or any of its Subsidiaries or (vi) the conduct of any Credit Party or any of its partners, directors, officers, employees, agents or advisors that violates any Sanctions Laws, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party).  To the extent that the undertaking to indemnify, pay or hold harmless each of the Agents or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.  Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents.

11.02                 Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of such Credit Party, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

11.03                 Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier, e-mail communication or other electronic means (including by way of the Facility Agent’s Debtdomain system)) and mailed, telecopied, e-mailed or delivered:  if to any Credit Party, at the address specified on Schedule II; if to any Lender, at its address specified opposite its name on Schedule II; and if to the Facility Agent, at its Notice Office; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Facility Agent.  All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telecopier, e-mail or other electronic means (including by way of the Facility Agent’s Debtdomain system), be effective when sent by telecopier, e-mail or received via other electronic means in reasonable form except that notices and communications to the Facility Agent shall not be effective until received by the Facility Agent.  All Lenders and Other Creditors confirm that they have consented to the use of the Facility Agent’s Debtdomain system as an accepted method of communication under or in connection with the Credit Documents and agree that the Debtdomain system will be the primary method of communication between the Facility Agent, the Lenders or any Other Creditor.  The Lenders and Other Creditors acknowledge that a communication made via Debtdomain will be effective once the communication is posted to Debtdomain by the Facility Agent.

11.04                 Benefit of Agreement; Assignments; Participations.  (a)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that (i) no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders, (ii) although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Loans hereunder except as provided in Section 11.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and (iii) no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest thereon (except (I) in connection with a waiver of applicability of any post-default increase in interest rates and (II) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (x)) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loans hereunder in which such participant is participating.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Note (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Note) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Facility

Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.

(b)                                 Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may:

(x) assign all or a portion of its outstanding Loans to its (i) parent company and/or any Affiliate of such Lender or its parent company or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor (a “Related Fund”) or (iii) to one or more Lenders or

(y) assign, with the consent of the Borrower and the Facility Agent (in each case which consent shall not be unreasonably withheld or delayed and in the case of the Borrower, (i) shall not be required if any Default under Section 9.01 or 9.05 or any Event of Default is then in existence, (ii) shall be deemed to have been granted within 15 Business Days from the day it has been sought unless expressly refused within that period and (iii) at any time after the Relevant Date, shall not be required for an assignment to any Other Lender), all, or if less than all, a portion equal to at least $20,000,000 (or, if after the Relevant Date, $10,000,000) in the aggregate for the assigning Lender or assigning Lenders, of such outstanding principal amount of Loans hereunder to one or more Eligible Transferees (treating any Related Fund as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that if all of such assigning Lender’s rights are less than $20,000,000 (or, if after the Relevant Date, $10,000,000) in principal amount and any Affiliates of such assigning Lender or any Related Fund hold any rights under this Agreement, then such assigning Lender, Affiliate and Related Fund must assign or transfer all of their rights and obligations (or if less than all, a portion equal to at least $20,000,000 (or, if after the Relevant Date, $10,000,000) in principal amount in the aggregate for such assigning Lender, Affiliate and Related Fund) to such Eligible Transferees;

provided that (i) at such time Schedule I hereto shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.04 (with appropriate modifications) to the extent needed to reflect the revised Loans, (iii) the consent of the Facility Agent shall be required in connection with any assignment pursuant to preceding clause (y) (which consent shall not be unreasonably withheld or delayed), and (iv) the Facility Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $5,000.  To the extent of any assignment pursuant to this Section 11.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loans (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 2.09, 4.04, 12.01 and 12.06) shall survive as to such assigning Lender).  To the extent that an assignment of all or any portion of a Lender’s Loans and related outstanding Obligations pursuant to Section 2.11 or this Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 2.08, 2.09 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c)                                  Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or any central bank having jurisdiction over such Lender in support of borrowings made by such Lender from such Federal Reserve Bank or central bank and, with the consent of the Facility Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to a trustee for the benefit of investors and in support of its obligation to such investors; provided, however, no such pledge shall release a Lender from any of its obligations hereunder or substitute any such pledge for such Lender as a party hereto.

11.05                 No Waiver; Remedies Cumulative.  No failure or delay on the part of the Facility Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Facility Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Facility Agent or any Lender or the holder of any Note would otherwise have.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Facility Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

11.06                 Payments Pro Rata.  (a)  Except as otherwise provided in this Agreement, the Facility Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b)                                 Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c)                                  Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

11.07                 Calculations; Computations.  (a)  The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).  In addition, all computations determining compliance with the Financial Covenants or any other calculation required under the Credit Documents shall utilize accounting principles and policies in conformity with those in effect on the Effective Date (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called “GAAP”).  Unless otherwise noted, all references in this Agreement to GAAP shall mean generally accepted accounting principles as in effect in the United States.

(b)                                 All computations of interest for Loans and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

11.08                 Agreement Binding.  The Parent and each other Credit Party agree that they shall be bound by the terms of this Agreement and the obligations and covenants expressed to be binding on each of them under this Agreement even if the terms, covenants or obligations contained hereunder are inconsistent with, or less favorable to the Parent or such Credit Party (as the case may be) than the Parent’s or such Credit Party’s rights and obligations under any other document that they are a party to or are otherwise bound by, notwithstanding that the Lender Creditors are aware of or have been provided with such other document pursuant to this Agreement or otherwise.

11.09                 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE COLLATERAL VESSEL MORTGAGES AND OTHER SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY, IN THE CASE OF ANY SECURED CREDITOR, AND SHALL, IN THE CASE OF ANY CREDIT PARTY, BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARENT AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE PARENT AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED

COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARENT AND/OR THE BORROWER, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH ON SCHEDULE II, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE FACILITY AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.  IF AT ANY TIME DURING WHICH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT REMAINS IN EFFECT, THE BORROWER DOES NOT MAINTAIN A REGULARLY FUNCTIONING OFFICE IN NEW YORK CITY, IT WILL DULY APPOINT, AND AT ALL TIMES MAINTAIN, AN AGENT IN NEW YORK CITY FOR THE SERVICE OF PROCESS OR SUMMONS, AND WILL PROVIDE TO THE FACILITY AGENT AND THE LENDERS WRITTEN NOTICE OF THE IDENTITY AND ADDRESS OF SUCH AGENT FOR SERVICE OF PROCESS OR SUMMONS; PROVIDED THAT ANY FAILURE ON THE PART OF THE BORROWER TO COMPLY WITH THE FOREGOING PROVISIONS OF THIS SENTENCE SHALL NOT IN ANY WAY PREJUDICE OR LIMIT THE SERVICE OF PROCESS OR SUMMONS IN ANY OTHER MANNER DESCRIBED ABOVE IN THIS SECTION 11.09 OR OTHERWISE PERMITTED BY LAW.

(b)                                 EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.10                 Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by e-mail or facsimile transmission), but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Facility Agent.

11.11                 Effective Date.  This Agreement shall become effective on the date (the “Effective Date”) on which the conditions set forth in Section 5.01 shall have been satisfied or waived by the Facility Agent.

11.12                 Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.13                 Amendment or Waiver; etc.  (a)  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)) and, in the case of the following clause (vi), to the extent that any such Lender would be required to make a Loan in excess of its pro rata portion provided for in this Agreement or would receive a payment or prepayment of Loans that (in any case) is less than its pro rata portion provided for in this Agreement, in each case, as a result of any such amendment, modification or waiver referred to in the following clause (vi)):

(i) extend the final scheduled maturity of any Loan or Note, extend the timing for or reduce the principal amount of any Scheduled Repayment, or reduce the rate or extend the time of payment of fees or interest on any Loan or Note, or reduce the principal amount thereof (except to the extent repaid in cash),

(ii) release any of the Collateral (except as expressly provided in the Credit Documents) under the Security Documents or release of Parent from the Parent Guaranty,

(iii) amend, modify or waive any provision of this Section 11.13,

(iv) reduce the percentage specified in the definition of Required Lenders or otherwise amend or modify the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans are included on the Effective Date),

(v) consent to the assignment or transfer by any Credit Party of any of its respective rights and obligations under this Agreement,

(vi) amend, modify or waive Section 2.05 or amend, modify or waive any other provision in this Agreement to the extent providing for payments or prepayments of Loans to be applied pro rata among the Lenders entitled to such payments or prepayments of Loans (it being understood that the provision of additional extensions of credit pursuant to this Agreement, or the waiver of any mandatory prepayment of Loans by the Required Lenders shall not constitute an amendment, modification or waiver for purposes of this clause (vi)), or

(vii) release any Subsidiary Guarantor from the Subsidiaries Guaranty to the extent same owns a Collateral Vessel (other than as provided in the Subsidiaries Guaranty); provided, further, that no such change, waiver, discharge or termination shall (A) without the consent of each Agent, amend, modify or waive any provision of Section 10 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, or

(B) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

(b)                                 If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 11.13(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required (any such Lender, a “Non-Consenting Lender”) is not obtained, then the Borrower shall have the right, so long as all Non-Consenting Lenders whose individual consent is required are treated as described in either clauses (i) or (ii) below, to either (i) replace each such Non-Consenting Lender (or, at the option of the Borrower if the respective Non-Consenting Lender’s consent is required with respect to less than all Loans of such Non-Consenting Lender, to replace only the respective Loans of the respective Non-Consenting Lender which gave rise to the need to obtain such Non-Consenting Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (ii) repay the outstanding Loans of such Non-Consenting Lender which gave rise to the need to obtain such Non-Consenting Lender’s consent, in accordance with Sections 3.02(b) and/or 4.01(a), provided that, unless the Loans that are repaid pursuant to preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (ii) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided, further, that in any event the Borrower shall not have the right to replace a Lender or repay such Lender’s Loan solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.13(a).

11.14                 Survival.  All indemnities set forth herein including, without limitation, in Sections 2.08, 2.09, 4.04, 11.01 and 11.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

11.15                 Domicile of Loans.  Each Lender may transfer and carry its pro rata portion of the Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.  Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 11.15 would, at the time of such transfer, result in increased costs under Section 2.08, 2.09 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

11.16                 Confidentiality.  (a)  Subject to the provisions of clauses (b) and (c) of this Section 11.16, each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel, to another Lender if the Lender or such Lender’s holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such information, to any branch, Affiliate or Subsidiary of each Lender of to the parent company, head office or regional office of such Lender in connection with the transaction contemplated herein provided all such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 11.16(a) by the respective Lender, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Facility Agent or the Collateral Agent, (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or any interest therein by such Lender (it being understood that for the purpose of this clause (vi), other than during the continuance of an Event of Default, the Lender shall use commercially reasonable efforts to apprise the Borrower of the potential transferee), provided that such prospective transferee expressly agrees to execute and does execute (including by way of customary “click through” arrangements) a confidentiality agreement and be bound by the confidentiality provisions contained in this Section 11.16.

(b)                                 The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower or its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender.

11.17                 Register.  The Borrower hereby designates the Facility Agent to serve as the Borrower’s agent, solely for purposes of this Section 11.17, to maintain a register (the “Register”) on which it will record the Loans made by each of the Lenders and each repayment and prepayment in respect of the principal amount (and stated interest) of the Loans of each Lender.  Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans.  With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Facility Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Loans shall be recorded by the Facility Agent on the Register only upon the acceptance by the Facility Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b).  Coincident with the delivery of such an Assignment and Assumption Agreement to the Facility Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.  The Borrower agrees to indemnify the Facility Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Facility Agent in performing its duties under this Section 11.17, except to the extent caused by the Facility Agent’s own gross negligence or willful misconduct.

11.18                 Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Facility Agent could purchase the specified currency with such other currency at the Facility Agent’s New York office on the Business Day preceding that on which final judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender or the Facility Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Facility Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Facility Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Facility Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Facility Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or the Facility Agent, as the case may be, in the specified currency, such Lender or the Facility Agent, as the case may be, agrees to remit such excess to the Borrower.

11.19                 Language.  All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Credit Party to the Facility Agent, the Collateral Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof.

11.20                 Waiver of Immunity.  The Borrower, in respect of itself, each other Credit Party, its and their process agents, and its and their properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower, any other Credit Party or any of its or their properties has or may hereafter acquire any right of immunity from any legal proceedings, whether in the any applicable Acceptable Flag Jurisdiction or elsewhere, to enforce or collect upon the Obligations of the Borrower or any other Credit Party related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of the other Credit Parties, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in an Acceptable Flag Jurisdiction or elsewhere.

11.21                 USA PATRIOT Act Notice.  Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name of each Credit Party and other “you’re your customer” information that will allow such Lender to identify each

Credit Party in accordance with the PATRIOT Act and anti-money laundering rules and regulations and each Credit Party agrees to provide such information from time to time to any Lender.

11.22                 Severability.  If any provisions of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable: (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment.  The invalidity of a provision in a particular jurisdiction shall not invalid or render unenforceable such provision in any other jurisdiction.

Section 12.                                    Parent Guaranty.

12.01                 Guaranty.  In order to induce the Facility Agent, the Collateral Agent and the Lenders to enter into this Agreement and to extend credit hereunder, and induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements and Other Hedging Agreements and in recognition of the direct benefits to be received by the Parent from the continuation and conversion of the Loans and the entering into of such Interest Rate Protection Agreements and Other Hedging Agreements, the Parent hereby agrees with the Guaranteed Creditors as follows:  The Parent hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Obligations of the Borrower to the Guaranteed Creditors.  If any or all of the Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, the Parent unconditionally and irrevocably, promises to pay such indebtedness to the Facility Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all reasonable documented out-of-pocket expenses which may be incurred by the Facility Agent and the other Guaranteed Creditors in collecting any of the Obligations.  If a claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event, the Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent, notwithstanding any revocation of this Parent Guaranty or other instrument evidencing any liability of the Borrower, and the Parent shall both be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

12.02                 Bankruptcy.  Additionally, the Parent unconditionally and irrevocably guarantees the payment of any and all of the Obligations (including, without limitation, all interest accruing subsequent to the commencement of any case, proceeding or other action relating to any Credit Party under any Debtor Relief Laws, and all interest which, but for any such case, proceeding or other action would otherwise accrue) to the Guaranteed Creditors whether or not due or payable by the Borrower or any other Credit Party upon the occurrence of any of the events specified in Section 9.05, and irrevocably, unconditionally and jointly and severally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

12.03                 Nature of Liability.  The liability of the Parent hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Obligations, whether executed by the Parent, any other guarantor or by any other party, and the liability of the Parent hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Obligations which any such Guaranteed Creditor repays to the Borrower or any other Credit Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 12.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Obligations or of any security therefor.

12.04                 Independent Obligation.  The obligations of the Parent hereunder are several and are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions.  The Parent waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Parent.

12.05                 Authorization.  The Parent authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute or this Agreement and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a)                                 in accordance with the terms and provisions of this Agreement and the other Credit Documents, change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Parent Guaranty shall apply to the Obligations as so changed, extended, renewed or altered;

(b)                                 take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)                                  exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

(d)                                 release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

(e)                                  settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

(f)                                   apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

(g)                                  consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or, pursuant to the terms of the Credit Documents, otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of such other instruments or agreements; and/or

(h)                                 take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent from its liabilities under this Parent Guaranty.

12.06                 Reliance.  It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Parent or any of their respective Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

12.07                 Subordination.  Any indebtedness of the Borrower now or hereafter owing to the Parent is hereby subordinated to the Obligations of the Borrower owing to the Guaranteed Creditors; and if the Facility Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to the Parent shall be collected, enforced and received by the Parent for the benefit of the Guaranteed Creditors and be paid over to the Facility Agent on behalf of the Guaranteed Creditors on account of the Obligations to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Parent under the other provisions of this Parent Guaranty.  Prior to the transfer by the Parent of any note or negotiable instrument evidencing any such indebtedness of the Borrower to the Parent, the Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.  Without limiting the generality of the foregoing, the Parent hereby agrees with the Guaranteed Creditors that they will not exercise any right of subrogation which they may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Obligations have been irrevocably paid in full in cash.  If and to the extent required in order for the Obligations of the Parent to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of the Parent hereunder shall be limited to the greatest amount which can lawfully be guaranteed by the Parent, under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under this Section 12.07.

12.08                 Waiver.  (a)  The Parent waives any right (except as shall be required by applicable law and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever.  The Parent hereby irrevocably waives any defenses it may now or hereafter have in any way relating to any and all of the following: (a) based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full in cash of the Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full in cash of the Obligations; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any Credit Document; (c) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from the Parent Guaranty or any other guaranty, for all or any of the Obligations; (d) any law or regulation of any foreign jurisdiction or any other event affecting any term of an Obligation; and (e) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Facility Agent or any other Secured Creditor) that might otherwise constitute a defense available to, or a discharge of, such Guarantor, any other Credit Party or any other guarantor or surety other than payment in full in cash of the Obligations.  The Guaranteed Creditors may, at their election, foreclose on any security held by the Facility Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower, or any other party, or any security, without affecting or impairing in any way the liability of the Parent hereunder except to the extent the Obligations have been paid in cash. The Parent waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against the Borrower or any other party or any security.

(b)                                 The Parent waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Obligations.  The Parent assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which the Parent assumes and incurs hereunder, and agrees that neither the

Facility Agent nor any of the other Guaranteed Creditors shall have any duty to advise the Parent of information known to them regarding such circumstances or risks.

12.09                 Judgment Shortfall. (a) The obligations of the Parent under the Parent Guaranty to make payments in the respective currency or currencies in which the respective Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Facility Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Facility Agent, the Collateral Agent or such other Secured Creditor under this Parent Guaranty or the other Credit Documents or any Interest Rate Protection Agreements or any Other Hedging Agreements, as applicable.  If for the purpose of obtaining or enforcing judgment against the Parent in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (quoted by the Facility Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

GENER8 MARITIME, INC.,
as Parent

By:	/s/ Christopher F. Allwin
Name: Christopher F. Allwin
Title: Vice President and Secretary

GENER8 MARITIME SUBSIDIARY VII INC.,
as Borrower

By:	/s/ Christopher F. Allwin
Name: Christopher F. Allwin
Title: Vice President and Secretary

[Signature page — Gener8 Maritime Subsidiary VII Inc. Credit Agreement]

CITIBANK, N.A., NEW YORK BRANCH, as Facility Agent, Collateral Agent and Lender

By:	/s/ Millie Schild
Name: Millie Schild
Title: Director and Vice President

CITIBANK, N.A., as Mandated Lead Arranger

By:	/s/ Millie Schild
Name: Millie Schild
Title: Director and Vice President

[Signature page — Gener8 Maritime Subsidiary VII Inc. Credit Agreement]

SCHEDULE I

LOANS AND COMMITMENTS

LENDER	LOANS AND COMMITMENTS

CITIBANK, N.A., NEW YORK BRANCH	$60,174,000

Total:	$60,174,000

SCHEDULE II

NOTICE ADDRESSES

PARTY	ADDRESSES

Parent, the Borrower and each Credit Party

c/o Gener8 Maritime, Inc.
299 Park Avenue, 2nd Floor
New York, NY 10171
Attn: Chief Financial Officer
Telephone: (212) 763-5600
Facsimile: (212) 763-5608
E-mail: finance@gener8maritime.com

with a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attention: Kenneth Chin, Esq.
Telephone: (212) 715-9100
Facsimile: (212) 715-8000

Citibank, N.A., New York Branch

Citibank N.A., New York Branch,
Citigroup Centre, Canada Square,
1615 Brett Road, Ops III
New Castle, DE 19720
Attention: Jerome Cuthbertson
Telephone: (302) 894-6120
E-mail: jerome.cuthbertson@citi.com and

orig.bilateral@citi.com

With a copy to:

388 Greenwich Street,
New York, NY, 10013
Attention: Meghan O’Connor
Telephone: +1 212 816 8557
Facsimile: N/A
E-mail: meghan.oconnor@citi.com

SCHEDULE III

COLLATERAL VESSEL

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price
Gener8 Strength	Gener8 Strength LLC	VLCC	Marshall Islands	300,000	H1384	October 28, 2015	$98,703,000

SCHEDULE IV

EXISTING INDEBTEDNESS

1.              Approximately $1,379,294,532 remaining installment payments, as of August 27, 2015, due under the shipbuilding contracts for 21 VLCC newbuildings.

2.              Letter of Credit of $658,344 within Article 42 of the Agreement of Lease, dated as of November 30, 2012, by and among Fisher-Park Lane Owner LLC, as Landlord, and General Maritime Corporation, as Tenant.

3.              Letter of credit of $1,385,378 dated as of June 30, 2015.

SCHEDULE V-A

REQUIRED INSURANCE

Insurance to be maintained on the Collateral Vessel:

(a)                                 The Borrower and the Collateral Vessel Owner shall keep the Collateral Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized reputation, and placed in such markets, on such terms and conditions, and through brokers, reasonably satisfactory to the Collateral Agent (it being understood that AON and Marsh are satisfactory) and under forms of policies approved by the Collateral Agent against the risks indicated below and such other risks as the Collateral Agent may reasonably specify from time to time; however, in no case shall the Collateral Agent specify insurance in excess of the customary insurances purchased by first-class owners of comparable vessels:

(i)                                     Marine and war risk, including terrorism, confiscation, London Blocking and Trapping Addendum and Missing Collateral Vessel Clause, hull and machinery insurance, hull interest insurance and freight interest insurance (in each case, on an agreed value basis), together in an amount in U.S. dollars at all times equal to or greater than the greater of (x) the then Fair Market Value of the Collateral Vessel and (y) an amount which is equal to one-hundred twenty per cent (120%) of the aggregate principal amount of Loans outstanding under the Credit Facility at such time. The insured value for hull and machinery required under this clause (i) for such Collateral Vessel shall at all times be in an amount equal to the greater of (x) eighty per cent (80%) of the Fair Market Value of such Collateral Vessel and (y) an amount which is equal to the aggregate principal amount of all Loans outstanding under the Credit Facility at such time, and the remaining machine and war risk insurance required by this clause (i) may be taken out as hull and freight interest insurance.

(ii)                                  Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for crew, fines and penalties arising out of the operation of such Collateral Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Collateral Agent; provided, however, that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(x)                                 $1,000,000,000;

(y)                                 the maximum amount reasonably available from the International Group of Protection and Indemnity Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners engaged in similar trades; and

(z)                                  the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which such Collateral Vessel may be trading from time to time.

(iii)                               Mortgagee’s interest insurance on such conditions as the Collateral Agent may reasonably require and mortgagee’s interest insurance for pollution risks as from time to time agreed, satisfactory to the Collateral Agent and for an amount in U.S.

dollars approved by the Collateral Agent but not being less than 120% of the sum of the aggregate principal amount of Loans outstanding pursuant to the Credit Agreement, the Borrower and such Collateral Vessel Owner having no interest or entitlement in respect of such policies; all such mortgagee’s interest insurance cover shall be obtained directly by the Collateral Agent and the Collateral Agent undertakes to use its best endeavors to match the premium level that the Borrower or such Collateral Vessel Owner would have paid if they had arranged such cover on such conditions (as demonstrated by the reasonable satisfaction of the Collateral Agent), provided that in no event shall the Borrower or such Collateral Vessel Owner be required to reimburse the Collateral Agent for any such costs in excess of the premium level then available to the Collateral Agent in the market.

(iv)                              While such Collateral Vessel is idle or laid up, at the option of the Borrower and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring such Collateral Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)                                 The marine and commercial war-risk insurance required in this Schedule V-A for such Collateral Vessel shall have deductibles and franchises in amounts reasonably satisfactory to the Collateral Agent.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Collateral Agent.  The policy of marine and war risk hull and machinery insurance with respect to the Collateral Vessel shall, if so requested by the Collateral Agent, provide that the Collateral Agent shall be a named insured in its capacity as mortgagee and as loss payee.  The entry in a marine and war risk protection indemnity club with respect to the Collateral Vessel shall note the interest of the Collateral Agent.  The Facility Agent, the Collateral Agent and each of their respective successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Borrower, any of the Borrower’s Subsidiaries, the Collateral Vessel Owner or any other Person.  In addition, the Borrower shall reimburse the Facility Agent for the commercially reasonable cost of mortgagee’s interest insurance and Mortgagee’s interest additional perils (pollution) insurance which the Facility Agent will take out on the Collateral Vessel upon such terms and in such amounts as the Facility Agent shall deem appropriate.

(c)                                  The Collateral Agent shall from time to time obtain a detailed report signed by a firm of marine insurance brokers acceptable to the Collateral Agent with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Collateral Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Schedule V-A.  At the Borrower’s expense, the Borrower will instruct its insurance broker (which, for the avoidance of doubt shall be a different insurance broker from the firm of marine insurance brokers referred to in the immediately preceding sentence) and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Schedule V-A, to agree to advise the Collateral Agent by electronic mail of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Borrower or Collateral Vessel Owner of which the Borrower or such Collateral Vessel Owner has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Collateral Vessel, and to provide an opportunity of paying

2

any such unpaid premium or call, such right being exercisable by the Collateral Agent on the Collateral Vessel on an individual and not on a fleet basis.  In addition, the Borrower and the Collateral Vessel Owner shall promptly provide the Collateral Agent with any information which the Collateral Agent reasonably requests for the purpose of obtaining or preparing any report from the Collateral Agent’s independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Schedule V-A as of the date hereof or in connection with any renewal thereof, and the Borrower and the Collateral Vessel Owner shall upon demand indemnify the Collateral Agent in respect of all reasonable fees and other expenses incurred by or for the account of the Collateral Agent in connection with any such report, provided that the Collateral Agent shall be entitled to such indemnity only for one such report during a period of twelve months.

The underwriters or brokers shall furnish the Collateral Agent with a letter or letters of undertaking to the effect that:

(i)                                     they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Collateral Agent in accordance with the terms of the loss payable clause referred to in the General Assignment Agreement;

(ii)                                  they will have endorsed on each and every policy as and when the same is issued the loss payable clause, to be in the excess of $2,000,000, and the notice of assignment referred to in the relevant Assignment of Insurances for such Collateral Vessel; and

(iii)                               they will not set off against any sum recoverable in respect of a claim against the Collateral Vessel under the said underwriters or brokers or any other Person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice (seven days in respect of war risks) to be received by the Collateral Agent of the termination or cancellation of the insurance evidenced thereby.  All policies of insurance maintained pursuant to this Schedule V-A for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured, only to the extent such underwriters agree to so waive rights of subrogation (provided that it is understood and agreed that the Borrower and the Collateral Vessel Owner shall use commercially reasonable efforts to obtain such waivers).  The Borrower and the Collateral Vessel Owner shall assign to the Collateral Agent its full rights under any policies of insurance in respect of the Collateral Vessel in accordance with the terms contained herein (and, for the avoidance of doubt, such assignments shall include any additional value of any insurance that exceeds the values expressly required herein in respect of such Collateral Vessel).  Each of the Borrower and the Collateral Vessel Owner agrees that it shall deliver unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Collateral Agent being informed and having the right to continue the insurance by paying any premiums not paid by the Borrower or such Collateral Vessel Owner, receipts showing payment of premiums for Required Insurance and also of demands from the Collateral Vessel’s P & I underwriters to the Collateral Agent at least two (2) days before the risk in question commences.

3

(d)                                 Unless the Collateral Agent shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Collateral Agent for distribution first to itself and thereafter to the Borrower, relevant Collateral Vessel Owner or others as their interests may appear, provided that, notwithstanding anything to the contrary herein, until otherwise required by the Collateral Agent by notice to the underwriters upon the occurrence and continuance of an Event of Default hereunder, (i) amounts payable under any insurance on a Collateral Vessel with respect to protection and indemnity risks may be paid directly to (x) the Borrower or relevant Collateral Vessel Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or (y) the Person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to such Collateral Vessel involving any damage to such Collateral Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Borrower or such Collateral Vessel Owner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Borrower or such Collateral Vessel Owner as reimbursement therefor; provided, however, that if such amounts (including any franchise or deductible) are in excess of $1,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Collateral Agent and the loss payable clauses pertaining to such insurances shall be endorsed to that effect.

(e)                                  All amounts paid to the Collateral Agent in respect of any insurance on the Collateral Vessel shall be disposed of as follows (after deduction of the expenses of the Collateral Agent in collecting such amounts):

(i)                                     any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Borrower, Collateral Vessel Owner or others shall be paid by the Collateral Agent to, or as directed by, the Borrower;

(ii)                                  all amounts paid to the Collateral Agent in respect of an Event of Loss of such Collateral Vessel shall be applied by the Collateral Agent to the payment of the Financial Indebtedness hereby secured pursuant to Section 4.02(b) of the Credit Agreement; and

(iii)                               all other amounts paid to the Collateral Agent in respect of any insurance on such Collateral Vessel may, in the Collateral Agent’s sole discretion, be held and applied to the prepayment of the Obligations or to making of needed repairs or other work on such Collateral Vessel, or to the payment of other claims incurred by the Borrower or Collateral Vessel Owner relating to such Collateral Vessel, or may be paid to the Borrower, Collateral Vessel Owner or whosoever may be entitled thereto.

(f)                                    In the event that any claim or lien is asserted against a Collateral Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Borrower or Collateral Vessel Owner to obtain a bond or supply other security to prevent arrest of such Collateral Vessel or to release such Collateral Vessel from arrest on account of such claim or lien, the Collateral Agent, on request of the Borrower, may, in the sole discretion of the Collateral Agent, assign to any Person, firm or corporation executing a surety or guarantee bond or other agreement to save or release such Collateral Vessel from such arrest, all right, title and interest of the Collateral Agent in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

4

(g)                                   The Borrower shall deliver to the Collateral Agent certified copies and, whenever so reasonably requested by the Collateral Agent, if available to the Borrower, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained pursuant to Section 7.03 of the Credit Agreement and this Schedule V-A for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same.  The Collateral Agent shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(h)                                  Neither the Borrower nor the Collateral Vessel Owner will execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Collateral Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Collateral Agent in writing and insured such Collateral Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

(i)                                      In case any underwriter proposes to pay less on any claim than the amount thereof, the Borrower shall forthwith inform the Collateral Agent, and if a Default, Event of Default or an Event of Loss has occurred and is continuing, the Collateral Agent shall have the exclusive right to negotiate and agree to any compromise.

(j)                                    The Borrower and the Collateral Vessel Owner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Borrower, Collateral Vessel Owner or the Collateral Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which such Collateral Vessel is from time to time engaged and the cargo carried by it.

5

SCHEDULE V-B

INSURANCE MAINTAINED

Type of Coverage	Insurance Provider	Coverage	Policy #	Annual Premium	Deductible	Policy Term

Hull & Machinery	HDI-Gerling Industrie Versicherung AG	$105,000,000	15-844-01B	$109,740	$250,000	10/28/15-3/11/17
Gener8 Strength	MSIG Insurance Europe AG
	Gard Marine & Energy
	Mapfre Global Risks
	The Standard Syndicate 1884
	Chaucer Syndicate 1084
	Aspen Syndicate 4711
	Allianz Global Corporate & Specialty (France)
	Generali IARD
	AXA Corporate Solutions — France
	Swiss Re
	Falcon Insurance Company
	Mitsui Sumitomo Insurance Co., Ltd.
	Skuld Syndicate 1897

Loss of Hire	Gard Marine & Energy Limited	Daily Indemnity - $50,000	15-845-07B	$44,415	Deductible: 14 days	10/28/15-3/11/17
Gener8 Strength	HDI-Gerling Industrie Versicherung AG	Total Indemnification - $4.5m			90 days/90 days limit
	MSIG Insurance Europe AG

	The Strike Club
	Allianz Global Corporate & Specialty (France)
	AXA Corporate Solutions — France
	Swiss Re
	Mitsui Sumitomo Insurance Co., Ltd.
	Skuld Syndicate 1897

War Risks - Hull & Machinery
Gener8 Strength	Talbot Syndicate 1183	$105,000,000	15-846-03B	$5,250	10/28/15-3/11/17
	Markel Syndicate 3000
	Aregis Syndicate 1225
	Chaucer Syndicate 1084
	Travelers Syndicate 5000
	Arch Underwriting at Lloyd’s Ltd. Syndicate 2012
	Aspen Syndicate 4711
	Montpelier Syndicate 5151
	Skuld Syndicate 1897
	Brit Syndicate 2987
	Antares Syndicate 1274
	The Standard Syndicate 1884

War Risks - Loss of Hire
Gener8 Strength	Talbot Syndicate 1183	Daily Indemnity - $50,000	15-846-03B	$225	10/28/15-3/11/17
	Markel Syndicate 3000	Total Indemnification - $4.5m

2

	Aregis Syndicate 1225
	Chaucer Syndicate 1084
	Travelers Syndicate 5000
	Arch Underwriting at Lloyd’s Ltd. Syndicate 2012
	Aspen Syndicate 4711
	Montpelier Syndicate 5151
	Skuld Syndicate 1897
	Brit Syndicate 2987
	Antares Syndicate 1274
	The Standard Syndicate 1884

Protection & Indemnity
Gener8 Strength	Skuld Mutual Protection & Indemnity Association (Bermuda), Ltd.	Deductibles as per Skuld	15-847-05B	$177,700	10/28/15-2/20/16
		Certificate of Entry

Freight, Demurrage & Defence
Gener8 Strength	Skuld Mutual Protection & Indemnity Association (Bermuda), Ltd.		15-848-05B	$7,500	10/28/15-2/20/16

Marine Kidnap & Ransom
Gener8 Strength	Griffin Underwriting Ltd.	Limit: $8 Million	GRIFF10D118-15	Reporting basis	10/28/15-7/10/16

3

COFR
Gener8 Strength	SIGCO	15-838-23	$4,455	10/28/15-2/20/16

4

SCHEDULE VI

ERISA

General Maritime Corporation 401(k) Plan and Trust

SCHEDULE VII

SUBSIDIARIES

Name of Subsidiary	Direct Owner(s)	Percent (%) Ownership	Jurisdiction of Organization
GMR Zeus LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Atlas LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Hercules LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Ulysses LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Poseidon LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
Victory Ltd.	Gener8 Maritime Subsidiary II Inc.	100%	Bermuda
Vision Ltd	Gener8 Maritime Subsidiary II Inc.	100%	Bermuda
GMR Spartiate LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Maniate LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR St Nikolas LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR George T LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Kara G LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of Liberia
GMR Harriet G LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of Liberia
GMR Orion LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Argus LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Spyridon LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Horn LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Phoenix LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
GMR Strength LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of Liberia
GMR Daphne LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands

Name of Subsidiary	Direct Owner(s)	Percent (%) Ownership	Jurisdiction of Organization
GMR Defiance LLC	Gener8 Maritime Subsidiary II Inc.	100%	Republic of Liberia
GMR Elektra	Gener8 Maritime Subsidiary II Inc.	100%	Republic of the Marshall Islands
Companion Ltd.	Gener8 Maritime Subsidiary II Inc.	100%	Bermuda
Compatriot Ltd.	Gener8 Maritime Subsidiary II Inc.	100%	Bermuda
Consul Ltd.	Gener8 Maritime Subsidiary II Inc.	100%	Bermuda
Gener8 Maritime Subsidiary III Ltd.	Gener8 Maritime, Inc.	100%	Bermuda
Gener8 Maritime Subsidiary NEW IV Inc.	Gener8 Maritime, Inc.	100%	Republic of the Marshall Islands
GMR Minotaur LLC	Gener8 Maritime Subsidiary NEW IV Inc.	100%	Republic of Liberia
GMR Agamemnon LLC	Gener8 Maritime Subsidiary NEW IV Inc.	100%	Republic of Liberia
GMR Hope LLC	Gener8 Maritime Subsidiary NEW IV Inc.	100%	Republic of the Marshall Islands
GMR Chartering LLC	Gener8 Maritime Subsidiary NEW IV Inc.	100%	New York
Gener8 Maritime Management LLC	Gener8 Maritime Subsidiary NEW IV Inc.	100%	Republic of the Marshall Islands
Gener8 Maritime Management (Portugal) LLC	Gener8 Maritime Management LLC	100%	Republic of the Marshall Islands
Unique Tankers LLC	Gener8 Maritime Management LLC	100%	Republic of the Marshall Islands
General Maritime Management (Portugal) Limitada	Gener8 Maritime Management (Portugal) LLC	100%	Portugal
General Maritime Crewing Pte. Limited	Gener8 Maritime Management (Portugal) LLC	100%	Singapore
General Maritime Crewing Pte. Limited (India Division Office; not a separate entity)	Gener8 Maritime Crewing Pte. Limited	100%	India
General Maritime Crewing Pte. Limited	Gener8 Maritime Crewing Pte. Limited	100%	Russia
Gener8 Maritime	Gener8 Maritime, Inc.	100%	Republic of the

2

Name of Subsidiary	Direct Owner(s)	Percent (%) Ownership	Jurisdiction of Organization
Subsidiary V Inc.			Marshall Islands
Gener8 Maritime Subsidiary VIII Inc.	Gener8 Maritime Subsidiary V Inc.	100%	Republic of the Marshall Islands
Gener8 Neptune LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Athena LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Apollo LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Ares LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Hera LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Constantine LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Oceanus LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Nautilus LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Macedon LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Noble LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Ethos LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Perseus LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Theseus LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Hector LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Nestor LLC	Gener8 Maritime Subsidiary VIII Inc.	100%	Republic of the Marshall Islands
Gener8 Maritime Subsidiary VII Inc.	Gener8 Maritime, Inc.	100%	Republic of the Marshall Islands
Gener8 Strength LLC	Gener8 Maritime Subsidiary VII Inc.	100%	Republic of the Marshall Islands

3

Name of Subsidiary	Direct Owner(s)	Percent (%) Ownership	Jurisdiction of Organization
Gener8 Supreme LLC	Gener8 Maritime Subsidiary VII Inc.	100%	Republic of the Marshall Islands
Gener8 Andriotis LLC	Gener8 Maritime Subsidiary VII Inc.	100%	Republic of the Marshall Islands
Gener8 Miltiades LLC	Gener8 Maritime Subsidiary VII Inc.	100%	Republic of the Marshall Islands
Gener8 Success LLC	Gener8 Maritime Subsidiary VII Inc.	100%	Republic of the Marshall Islands
Gener8 Chiotis LLC	Gener8 Maritime Subsidiary VII Inc.	100%	Republic of the Marshall Islands
Gener8 Maritime Subsidiary VI Inc.	Gener8 Maritime, Inc.	100%	Republic of the Marshall Islands
Concord Ltd.	Gener8 Maritime Subsidiary VI Inc.	100%	Bermuda
Contest Ltd.	Gener8 Maritime Subsidiary VI Inc.	100%	Bermuda
Concept Ltd.	Gener8 Maritime Subsidiary VI Inc.	100%	Bermuda
Gener8 Maritime Subsidiary Inc.	Gener8 Maritime, Inc.	100%	Republic of the Marshall Islands
Gener8 Strength Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Supreme Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Andriotis Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Miltiades Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Success Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Chiotis Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Tankers 1 Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Tankers 2 Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Tankers 3 Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands

4

Name of Subsidiary	Direct Owner(s)	Percent (%) Ownership	Jurisdiction of Organization
Gener8 Tankers 4 Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Tankers 5 Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Tankers 6 Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Tankers 7 Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
Gener8 Tankers 8 Inc.	Gener8 Maritime Subsidiary Inc.	100%	Republic of the Marshall Islands
STI Cavaliere Shipping Company Limited	Gener8 Maritime Subsidiary V Inc.	100%	Republic of the Marshall Islands
STI Dundee Shipping Company Limited	Gener8 Maritime Subsidiary V Inc.	100%	Republic of the Marshall Islands
STI Edinburgh Shipping Company Limited	Gener8 Maritime Subsidiary V Inc.	100%	Republic of the Marshall Islands
STI Esles Shipping Company Limited	Gener8 Maritime Subsidiary V Inc.	100%	Republic of the Marshall Islands
STI Glasgow Shipping Company Limited	Gener8 Maritime Subsidiary V Inc.	100%	Republic of the Marshall Islands
STI Newcastle Shipping Company Limited	Gener8 Maritime Subsidiary V Inc.	100%	Republic of the Marshall Islands
STI Perth Shipping Company Limited	Gener8 Maritime Subsidiary V Inc.	100%	Republic of the Marshall Islands

5

SCHEDULE VIII

TRANSACTIONS WITH AFFILIATES

1.	Pool Agreement by and between VL8 Pool Inc. and Gener8 Miltiades Inc., dated June 11, 2015, relating to “Gener8 Miltiades” (currently Hull No. H1358)
2.	Pool Agreement Relating to Hull No. NTP0137, dated June 11, 2015, between VL8 Pool Inc. and Navig8 Crude Tankers 11 Inc.
3.	Pool Agreement Relating to Hull No. NTP0138, dated June 11, 2015, between VL8 Pool Inc. and Navig8 Crude Tankers 12 Inc.
4.	Pool Agreement by and between VL8 Pool Inc. and Gener8 Strength Inc., dated June 11, 2015, relating to “Gener8 Strength” (currently Hull No. H1384)
5.	Pool Agreement by and between VL8 Pool Inc. and Gener8 Supreme Inc., dated June 11, 2015, relating to “Gener8 Supreme” (currently Hull No. H1385)
6.	Pool Agreement Relating to Hull No. 2794, dated June 11, 2015, between VL8 Pool Inc. and Navig8 Crude Tankers 13 Inc.
7.	Pool Agreement Relating to Hull No. 2795, dated June 11, 2015, between VL8 Pool Inc. and Navig8 Crude Tankers 14 Inc.
8.	Pool Agreement Relating to Hull No. S768, dated June 11, 2015, between VL8 Pool Inc. and Navig8 Crude Tankers 1 Inc.
9.	Pool Agreement Relating to Hull No. S769, dated June 11, 2015, between VL8 Pool Inc. and Navig8 Crude Tankers 2 Inc.
10.	Pool Agreement Relating to Hull No. S770, dated June 11, 2015, between VL8 Pool Inc. and Navig8 Crude Tankers 3 Inc.
11.	Pool Agreement Relating to Hull No. S771, dated June 11, 2015, between VL8 Pool Inc. and Navig8 Crude Tankers 4 Inc.
12.	Pool Agreement by and between VL8 Pool Inc. and Gener8 Success Inc., dated June 11, 2015, relating to “Gener8 Success” (currently Hull No. H1355)
13.	Pool Agreement by and between VL8 Pool Inc. and Gener8 Andriotis Inc., dated June 11, 2015, relating to “Gener8 Andriotis” (currently Hull No. H1356)
14.	Pool Agreement by and between VL8 Pool Inc. and Gener8 Chiotis Inc., dated June 11, 2015, relating to “Gener8 Chiotis” (currently Hull No. H1357)
15.	Pool Agreement by and between V8 Pool Inc. and GMR Daphne LLC, dated June 11, 2015, relating to “Genmar Daphne, to be renamed Gener8 Daphne”
16.	Pool Agreement by and between V8 Pool Inc. and GMR Defiance LLC, dated June 11, 2015, relating to “Genmar Defiance, to be renamed Gener8 Defiance”
17.	Pool Agreement by and between V8 Pool Inc. and GMR Elektra LLC, dated June 11, 2015, relating to “Genmar Elektra, to be renamed Gener8 Elektra”
18.	Pool Agreement by and between V8 Pool Inc. and GMR Strength LLC, dated June 11, 2015, relating to “Genmar Strength, to be renamed Gener8 Pericles”
19.	Pool Agreement by and between V8 Pool Inc. and GMR Argus LLC, dated June 11, 2015, relating to “Genmar Argus, to be renamed Gener8 Argus”
20.	Pool Agreement by and between V8 Pool Inc. and GMR George T LLC, dated June 11, 2015, relating to “Genmar George T, to be renamed Gener8 George T”
21.	Pool Agreement by and between V8 Pool Inc. and GMR Harriet G LLC, dated June 11, 2015, relating to “Genmar Harriet G, to be renamed Gener8 Harriet G”

22.	Pool Agreement by and between V8 Pool Inc. and GMR Horn LLC, dated June 11, 2015, relating to “Genmar Horn, to be renamed Gener8 Horn”
23.	Pool Agreement by and between V8 Pool Inc. and GMR Kara G LLC, dated June 11, 2015, relating to “Genmar Kara G, to be renamed Gener8 Kara G”
24.	Pool Agreement by and between V8 Pool Inc. and GMR Maniate LLC, dated June 11, 2015, relating to “Genmar Maniate, to be renamed Gener8 Maniate”
25.	Pool Agreement by and between V8 Pool Inc. and GMR Orion LLC, dated June 11, 2015, relating to “Genmar Orion, to be renamed Gener8 Orion”
26.	Pool Agreement by and between V8 Pool Inc. and GMR Phoenix LLC, dated June 11, 2015, relating to “Genmar Phoenix, to be renamed Gener8 Phoenix”
27.	Pool Agreement by and between V8 Pool Inc. and GMR Spartiate LLC, dated June 11, 2015, relating to “Genmar Spartiate, to be renamed Gener8 Spartiate”
28.	Pool Agreement by and between V8 Pool Inc. and GMR Spyridon LLC, dated June 11, 2015, relating to “Genmar Spyridon, to be renamed Gener8 Spyridon”
29.	Pool Agreement by and between V8 Pool Inc. and GMR St. Nikolas LLC, dated June 11, 2015, relating to “Genmar St. Nikolas, to be renamed Gener8 St. Nikolas”
30.	Pool Agreement by and between VL8 Pool Inc. and STI Perth Shipping Company Ltd., dated June 11, 2015, relating to “Gener8 Apollo” (currently Hull No. 5406)
31.	Pool Agreement by and between VL8 Pool Inc. and STI Dundee Shipping Company Ltd., dated June 11, 2015, relating to “Gener8 Ares” (currently Hull No. 5407)
32.	Pool Agreement by and between VL8 Pool Inc. and STI Edinburgh Shipping Company Ltd., dated June 11, 2015, relating to “Gener8 Athena” (currently Hull No. 5405)
33.	Pool Agreement by and between VL8 Pool Inc. and GMR Atlas LLC, dated June 11, 2015, relating to “Genmar Atlas, to be renamed Gener8 Atlas”
34.	Pool Agreement by and between VL8 Pool Inc. and STI Cavaliere Shipping Company Ltd., dated June 11, 2015, relating to “Gener8 Constantine” (currently Hull No. S777)
35.	Pool Agreement by and between VL8 Pool Inc. and STI Newcastle Shipping Company Ltd., dated June 11, 2015, relating to “Gener8 Hera” (currently Hull No. 5408)
36.	Pool Agreement by and between VL8 Pool Inc. and GMR Hercules LLC, dated June 11, 2015, relating to “Genmar Hercules, to be renamed Gener8 Hercules”
37.	Pool Agreement by and between VL8 Pool Inc. and STI Glasgow Shipping Company Ltd., dated June 11, 2015, relating to “Gener8 Neptune” (currently Hull No. 5404)
38.	Pool Agreement by and between VL8 Pool Inc. and STI Esles Shipping Company Ltd., dated June 11, 2015, relating to “Gener8 Oceanus” (currently Hull No. S778)
39.	Pool Agreement by and between VL8 Pool Inc. and GMR Poseidon LLC, dated June 11, 2015, relating to “Genmar Poseidon, to be renamed Gener8 Poseidon”
40.	Pool Agreement by and between VL8 Pool Inc. and GMR Ulysses LLC, dated June 11, 2015, relating to “Genmar Ulysses, to be renamed Gener8 Ulysses”
41.	Pool Agreement by and between VL8 Pool Inc. and GMR Zeus LLC, dated June 11, 2015, relating to “Genmar Zeus, to be renamed Gener8 Zeus”
42.	Corporate Administration Agreement, dated 17 December 2013, between Navig8 Crude Tankers Inc. and Navig8 Asia Pte Ltd (amended on 25 March 2014 and 7 May 2015)
43.	Project Structuring Agreement, dated 17 December 2013, between Navig8 Limited and

2

Navig8 DMCC (amended on 25 March 2014)
44.	Plan Approval and Construction Supervision Agreement Relating to Hull No’s. NTP0137 and NTP0138, dated 25 March 2014, between Navig8 Crude Tankers Inc. and Navig8 Shipmanagement Pte Ltd.
45.	Technical Management Agreement, dated 25 March 2014, between Navig8 Crude Tankers 11 Inc. and Navig8 Shipmanagement Pte. Ltd.
46.	Technical Management Agreement, dated 25 March 2014, between Navig8 Crude Tankers 12 Inc. and Navig8 Shipmanagement Pte. Ltd.
47.	Technical Management Agreement, dated 25 March 2014, between Navig8 Crude Tankers 9 Inc. and Navig8 Shipmanagement Pte. Ltd.
48.	Technical Management Agreement, dated 25 March 2014, between Navig8 Crude Tankers 10 Inc. and Navig8 Shipmanagement Pte. Ltd.
49.	Technical Management Agreement, dated 25 March 2014, between Navig8 Crude Tankers 13 Inc. and Navig8 Shipmanagement Pte. Ltd.
50.	Technical Management Agreement, dated 25 March 2014, between Navig8 Crude Tankers 14 Inc. and Navig8 Shipmanagement Pte. Ltd.
51.	Technical Management Agreement, dated 17 December 2013, between Navig8 Crude Tankers 1 Inc. and Navig8 Shipmanagement Pte. Ltd. (amended on 29 April 2014)
52.	Technical Management Agreement, dated 17 December 2013, between Navig8 Crude Tankers 2 Inc. and Navig8 Shipmanagement Pte. Ltd. (amended on 29 April 2014)
53.	Technical Management Agreement, dated 17 December 2013, between Navig8 Crude Tankers 3 Inc. and Navig8 Shipmanagement Pte. Ltd. (amended on 29 April 2014)
54.	Technical Management Agreement, dated 17 December 2013, between Navig8 Crude Tankers 4 Inc. and Navig8 Shipmanagement Pte. Ltd. (amended on 29 April 2014)
55.	Technical Management Agreement, dated 17 December 2013, between Navig8 Crude Tankers 5 Inc. and Navig8 Shipmanagement Pte. Ltd. (amended on 29 April 2014)
56.	Technical Management Agreement, dated 17 December 2013, between Navig8 Crude Tankers 6 Inc. and Navig8 Shipmanagement Pte. Ltd. (amended on 29 April 2014)
57.	Technical Management Agreement, dated 17 December 2013, between Navig8 Crude Tankers 7 Inc. and Navig8 Shipmanagement Pte. Ltd. (amended on 29 April 2014)
58.	Technical Management Agreement, dated 17 December 2013, between Navig8 Crude Tankers 8 Inc. and Navig8 Shipmanagement Pte. Ltd. (amended on 29 April 2014)
59.	Pool Agreement by and between VL8 Pool Inc. and Gener8 Neptune LLC dated September 3, 2015, relating to “Gener8 Neptune”

3

SCHEDULE IX

SUBSIDIARY GUARANTORS

Name of Subsidiary Guarantor	Direct Owner(s)
Gener8 Strength LLC	Gener8 Maritime Subsidiary VII Inc.

SCHEDULE X

ADJUSTMENTS TO CONSOLIDATED NET INCOME

(i)                                     Noncash interest expense and amortization of debt discount and commissions and other fees and charges, amortization or write off of deferred financing fees, debt issuance costs, commissions, fees and expenses and to the extent not reflected in consolidated interest, any losses on Interest Rate Protection Agreements and Other Hedging Agreements, associated with Indebtedness for such period (whether amortized or immediately expensed) less any gains on such Interest Rate Protection Agreements and Other Hedging Agreements,

(ii)                                  all amounts attributable to impairment charges on intangible assets, including, without limitation, amortization of intangible assets (including goodwill) for such period,

(iii)                               any non-cash management retention or incentive program payments for such period, including any accelerated charges relating to option plans,

(iv)                              non-cash restricted stock compensation, including, without limitation, any restricted stock units, and

(v)                                 losses on minority interests owned by any person, all losses from investments recorded using the equity method and the noncash impact of accounting changes or restatements less any gains on such minority interests or investments for such period.

EXHIBIT A-1

NOTICE OF BORROWING

, 20

Citibank, N.A., New York Branch,
  as Facility Agent for the Lenders party
  to the Credit Agreement referred to below
Citibank, N.A., New York Branch

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn:  Meghan O’Connor
Telephone:  +1 212 816 8557
Facsimile:   N/A

Ladies and Gentlemen:

The undersigned, Gener8 Maritime Subsidiary VII Inc. (the “Borrower”), refers to the Credit Agreement, dated as of October 21, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Gener8 Maritime, Inc., as Parent, the Borrower, the lenders from time to time party thereto (the “Lenders”) and you, as Facility Agent and Collateral Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02 of the Credit Agreement:

(i)                                     The Business Day of the Proposed Borrowing is             .(1)

(ii)                                  The aggregate principal amount of the Proposed Borrowing is $            .

(1)              Shall be a Business Day at least three Business Days after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.

(iii)                               The initial Interest Period for the Proposed Borrowing is              month[s].(2)

(iv)                              The proceeds of the Proposed Borrowing shall be deposited in the following account:  Account No. [                ], Account Name [                ].

(v)                                 Attached hereto as Exhibit A are the calculations establishing and evidencing the Borrower’s compliance with Section 2.01 of the Credit Agreement for the Proposed Borrowing.

The undersigned hereby certifies on behalf of the Borrower that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)                               the representations and warranties made by each Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects, on and as of such date of the Proposed Borrowing as if made on and as of the date of the Proposed Borrowing, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(B)                               no Default or Event of Default shall have occurred and be continuing on the date of the Proposed Borrowing or after giving effect to the Proposed Borrowing made on such date.

Very truly yours,

GENER8 MARITIME SUBSIDIARY VII INC.

By:
Name:
Title:

(2)              The initial Interest Period for any Loan shall commence on the Closing Date and each Interest Period occurring thereafter in respect of such Loan shall commence on the day immediately following the day on which the immediately preceding Interest Period applicable thereto expires and shall be for a one-, three- or six-month period.

2

EXHIBIT A-2

[FORM OF] NOTICE OF INTEREST PERIOD ELECTION

, 20

Citibank, N.A., New York Branch,
  as Facility Agent for the Lenders party
   to the Credit Agreement referred to below
Citibank, N.A., New York Branch

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn:  Meghan O’Connor
Telephone:  +1 212 816 8557
Facsimile:   N/A

Ladies and Gentlemen:

The undersigned, Gener8 Maritime Subsidiary VII Inc. (the “Borrower”), refers to the Credit Agreement, dated as of October 21, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Gener8 Maritime, Inc., as Parent, the Borrower, the lenders from time to time party thereto (the “Lenders”) and you, as Facility Agent and Collateral Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.07(a) of the Credit Agreement, that the undersigned hereby elects an Interest Period under the Credit Agreement, and sets forth below the information relating to such election (the “Proposed Interest Period”) as required by Section 2.07(a) of the Credit Agreement:

(i)                                     The commencement date of the Proposed Interest Period is              (the “Election Date”).(1)

(1)              Shall be a Business Day at least three Business Days after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (New York time) on such day.

(ii)                                  The aggregate principal amount of the Loans to be included in the Borrowing is $            .

(iii)                               The proposed Interest Period is       month[s].(2)

Very truly yours,

GENER8 MARITIME SUBSIDIARY VII INC.

By:
Name:
Title:

(2)              The initial Interest Period for any Loan shall commence on the Closing Date and each Interest Period occurring thereafter in respect of such Loan shall commence on the day immediately following the day on which the immediately preceding Interest Period applicable thereto expires and shall be for a one, three or six month period (or such other period as all the Lenders may agree).

2

EXHIBIT B

[FORM OF] NOTE

$	New York, New York

[Date]

FOR VALUE RECEIVED, GENER8 MARITIME SUBSIDIARY VII INC., a Marshall Islands corporation (the “Borrower”), hereby promises to pay to              or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the office of Citibank, N.A., New York Branch (the “Facility Agent”) located at 388 Greenwich Street, New York, NY 10013 on the Maturity Date (as defined in the Credit Agreement (as defined below)) the principal sum of               DOLLARS ($     ) or, if less, the then aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as specified in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.06 of the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of October 21, 2015, among Gener8 Maritime, Inc., as parent, the Borrower, the lenders from time to time party thereto (including, without limitation, the Lender) and Citibank, N.A., New York Branch, as the Facility Agent and Collateral Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”; the capitalized terms defined therein being used herein as therein defined) and is entitled to the benefits thereof and of the other Credit Documents.  This Note is secured by the Security Documents and is entitled to the benefits of the Guaranty.  This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.

If an Event of Default shall occur and be continuing, the principal amount hereof and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

GENER8 MARITIME SUBSIDIARY VII INC.

By
Name:
Title:

2

EXHIBIT C-1

Form of Opinion of Kramer Levin Naftalis & Frankel LLP, New York counsel to the Credit Parties

EXHIBIT C-2

Form of Opinion of Reeder & Simpson PC, Marshall Islands counsel to the Credit Parties

EXHIBIT D

GENER8 MARITIME SUBSIDIARY VII INC.

(the “Company”)

OFFICER’S CERTIFICATE

October [     ], 2015

I, the undersigned, the Secretary of the Company, a corporation incorporated in the Republic of the Marshall Islands, do hereby certify on behalf of the Company that:

1.             This Officer’s certificate (the “Certificate”) is furnished (i) pursuant to Section 5.01(b) of the credit agreement, dated as of the date hereof (such credit agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”), among Gener8 Maritime, Inc., as parent, Gener8 Maritime Subsidiary VII Inc., as borrower, various lenders party thereto from time to time and Citibank, N.A., New York Branch, as facility agent (in such capacity, the “Agent”) and collateral agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.             Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company and the By-Laws of the Company, in each case, as in effect on the date hereof.

3.             Attached hereto as Exhibit B is a true and correct copy of resolutions which were duly adopted on October [  ], 2015 by unanimous written consent of the Board of Directors of the Company authorizing the execution, delivery or performance of any of the Credit Documents to which the Company is a party, and said resolutions have not been rescinded, amended or modified.  Except as attached hereto as Exhibit B, no other resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents to which the Company is a party.

4.             The named individuals in Exhibit C attached hereto are duly elected Officers of the Company and constitute all of the Officers of the Company. The signature written opposite the name of each Officer in Exhibit C is his or her genuine signature.

5.             Attached hereto as Exhibit D is a true and correct copy of the certificate of good standing, dated October [  ], 2015, of the Company.

6.             On the date hereof, all of the applicable conditions set forth in Sections 5.01(c), (e), (f), (h), (i), and (j) of the Credit Agreement have been satisfied.

7.             On and as of the date hereof (i) the representations and warranties given by each Company contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects, both before and after giving effect to the Transaction, unless such representation or warranty by its terms is made as of a specified date, in which case such representations and warranties were true and correct in all material respects as of such specified date; (ii) no Default or Event of Default has occurred and is continuing or would result from the Transaction; (iii) the Refinancing has been consummated and the Parent and its Subsidiaries have no outstanding Indebtedness or contingent liabilities, except for (w) Indebtedness incurred pursuant to the Credit Agreement, (x) indebtedness incurred pursuant to the Refinancing Credit Documents and the ECA Credit Documents, (y) BlueMountain Indebtedness and (z) such other Existing Indebtedness and disclosed contingent liabilities set forth on Schedule IV to the Credit Agreement; (iv) nothing has occurred since December 31, 2014 that would have a Material Adverse Effect; (v) there is no litigation pending or, to the knowledge of any Credit Party, threatened with respect to the Credit Agreement or with respect to the Transaction that has had, or could reasonably be expected to have, a Material Adverse Effect; (vi) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the Loans, and the granting of Liens under the Credit Documents have been obtained and remain in effect; and (vii) there is no conflict with, or default under, any Refinancing Credit Document and any ECA Credit Document or any other material agreement to which the Company or any of its Subsidiaries is a party.

[Signature Page to Follow]

IN WITNESS WHEREOF, I have hereunto on behalf of the Company set my hand as of the date set forth above.

GENER8 MARITIME SUBSIDIARY VII, INC.

By:
Name:	Christopher F. Allwin
Title:	Secretary

[Signature Page to Gener8 Maritime Subsidiary VII Inc. Officer’s Certificate]

I, the undersigned, Treasurer of the Company, do hereby certify on behalf of the Company that Christopher F. Allwin is the duly elected and qualified Secretary of the Company, holds the office set forth below his signature and the signature above is his genuine signature.

By:
Name:	Dean Scaglione
Title:	Treasurer

[Signature Page to Gener8 Maritime Subsidiary VII Inc. Officer’s Certificate]

EXHIBIT A

Certificate of Incorporation

See attached.

Gener8 Maritime Subsidiary VII — Officer’s Certificate

EXHIBIT B

Resolutions

See attached.

Gener8 Maritime Subsidiary VII — Officer’s Certificate

EXHIBIT C

Incumbency

Name	Office	Signature

Leonard J. Vrondissis	President

Dean Scaglione	Vice President and Treasurer

Christopher F. Allwin	Vice President and Secretary

Gener8 Maritime Subsidiary VII — Officer’s Certificate

EXHIBIT D

Certificate of Good Standing

See attached.

Gener8 Maritime Subsidiary VII — Officer’s Certificate

EXHIBIT E

FORM OF SUBSIDIARIES GUARANTY

SUBSIDIARIES GUARANTY, dated as of         , 2015 (as amended, modified, restated and/or supplemented from time to time, this “Subsidiaries Guaranty”), made by each of the undersigned guarantors (each a “Subsidiary Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Subsidiary Guarantors”). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Gener8 Maritime, Inc. (the “Parent”), Gener8 Maritime Subsidiary VII Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., New York Branch, as Facility Agent and as Collateral Agent (in such capacity, together with any successor Facility Agent, the “Facility Agent”), have entered into a Credit Agreement, dated as of October 21, 2015 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower as contemplated therein (the Lenders, the Collateral Agent and the Facility Agent are herein called the “Lender Creditors”);

WHEREAS, the Parent and the Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loans and/or Commitment from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);

WHEREAS, each Subsidiary Guarantor is a direct or indirect Subsidiary of the Borrower;

WHEREAS, it is a condition to the making of Loans to the Borrower under the Credit Agreement that each Subsidiary Guarantor shall have executed and delivered this Subsidiaries Guaranty; and

WHEREAS, each Subsidiary Guarantor will obtain benefits from the incurrence of Loans by the Borrower under the Credit Agreement and the entering into by the Borrower of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Subsidiaries Guaranty in order to satisfy the conditions described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Subsidiary Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1.  Each Subsidiary Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees:  (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes, if any, issued by, and the Loans made to, the Borrower under the Credit Agreement, and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision of any Debtor Relief Laws, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors (in the capacities referred to in the definition of Lender Creditors) under the Credit Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding under any Debtor Relief Laws at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the “Credit Document Obligations”); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision of any Debtor Relief Laws, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding under any Debtor Relief Laws at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, the “Guaranteed Obligations”).  As used herein, the term “Guaranteed Party” shall mean the Borrower party to or as guarantor of the Parent or any Subsidiary Guarantor or their respective Subsidiaries party to any Interest Rate Protection Agreement or Other Hedging Agreement with an Other Creditor.  Each Subsidiary Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Subsidiaries Guaranty up to the full amount of the Guaranteed Obligations against such Subsidiary Guarantor without proceeding against any other Subsidiary Guarantor, the Parent, the Borrower, any other Guaranteed Party, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

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2.  Additionally, each Subsidiary Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower or any other Guaranteed Party upon the occurrence in respect of the Borrower or any such other Guaranteed Party of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand.  This Subsidiaries Guaranty shall constitute a guaranty of payment, and not of collection.

3.  The liability of each Subsidiary Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower or any other Guaranteed Party whether executed by such Subsidiary Guarantor, any other Subsidiary Guarantor, the Parent, any other guarantor or by any other party, and the liability of each Subsidiary Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation:  (a) any direction as to application of payment by the Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Subsidiary Guarantor, any other guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any other Guaranteed Party, (e) to the extent permitted by applicable law, any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Subsidiary Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

4.  The obligations of each Subsidiary Guarantor hereunder are independent of the obligations of any other Subsidiary Guarantor, any other guarantor, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor whether or not action is brought against any other Subsidiary Guarantor, any other guarantor, the Parent, the Borrower or any other Guaranteed Party and whether or not any other Subsidiary Guarantor, any other guarantor, the Parent, the Borrower or any other Guaranteed Party be joined in any such action or actions.  Each Subsidiary Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or any other Guaranteed Party shall operate to toll the statute of limitations as to each Subsidiary Guarantor.

5.  Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Subsidiary Guarantor, without incurring responsibility to such Subsidiary Guarantor, without impairing or releasing the obligations of such Subsidiary Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

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(a)  change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)  take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)  exercise or refrain from exercising any rights against the Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

(d)  release or substitute any one or more endorsers, Subsidiary Guarantors, other guarantors, the Borrower, any other Guaranteed Party, or other obligors;

(e)  settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guaranteed Party to creditors of the Borrower or such other Guaranteed Party other than the Secured Creditors;

(f)  apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Borrower or such other Guaranteed Party remain unpaid;

(g)  consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement (in accordance with their terms) any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

(h)  act or fail to act in any manner which may deprive such Subsidiary Guarantor of its right to subrogation against the Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Subsidiaries Guaranty; and/or

(i)  take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Subsidiary Guarantor from its liabilities under this Subsidiaries Guaranty.

6.  This Subsidiaries Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any Secured Creditor in exercising any

4

right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have hereunder.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand.  It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7.  Any indebtedness of the Borrower or any other Guaranteed Party now or hereafter held by any Subsidiary Guarantor is hereby subordinated to the indebtedness of the Borrower or such other Guaranteed Party to the Secured Creditors, and such indebtedness of the Borrower or such other Guaranteed Party to any Subsidiary Guarantor, if the Facility Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Subsidiary Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower or the other Guaranteed Parties to the Secured Creditors, but without affecting or impairing in any manner the liability of such Subsidiary Guarantor under the other provisions of this Subsidiaries Guaranty.  Without limiting the generality of the foregoing, each Subsidiary Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Subsidiaries Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or similar provision of any other Debtor Relief Law or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

8.  (a)  Each Subsidiary Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to:  (i) proceed against the Borrower, the Parent, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, the Parent, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Borrower, the Parent, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, the Parent, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, the Parent, or any other Guaranteed Party other than payment in full of the Guaranteed Obligations.  The Secured Creditors may, at their election, foreclose on any security held by the Facility Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially

5

reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower, the Parent, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash.  Each Subsidiary Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Borrower, the Parent, any other Guaranteed Party or any other party or any security.

(b)  Each Subsidiary Guarantor waives all presentments, promptness, diligence, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Subsidiaries Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness.  Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s, the Parent’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Subsidiary Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Subsidiary Guarantor of information known to them regarding such circumstances or risks.

Each Subsidiary Guarantor warrants and agrees that each of the waivers set forth above in this Section 8 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

9.  (a)                 The Secured Creditors agree that this Subsidiaries Guaranty may be enforced only by the action of the Facility Agent or the Collateral Agent, in each case acting upon the instructions of the Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Subsidiaries Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Facility Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Subsidiaries Guaranty.  The Secured Creditors further agree that this Subsidiaries Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Subsidiary Guarantor (except to the extent such partner, member or stockholder is also a Subsidiary Guarantor hereunder).

(b)                                 The Facility Agent and Collateral Agent will hold in accordance with this Subsidiaries Guaranty all collateral at any time received under this Subsidiaries Guaranty. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Subsidiaries Guaranty each such Secured Creditor acknowledges and agrees that the obligations of the Facility Agent and Collateral Agent as enforcer of this Subsidiaries Guaranty and interests herein are only those expressly set forth in this Subsidiaries Guaranty and in Section 10 of the Credit Agreement.  The Facility Agent and Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 10 of the Credit Agreement.

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10.  In order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, each Subsidiary Guarantor represents, warrants and covenants that:

(a)  Such Subsidiary Guarantor (i) is a duly organized and validly existing corporation, limited partnership or limited liability company, as the case may be, in good standing (or the equivalent) under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority, as the case may be, to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualification, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)  Such Subsidiary Guarantor has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of this Subsidiaries Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of this Subsidiaries Guaranty and each such other Credit Document.  Such Subsidiary Guarantor has duly executed and delivered this Subsidiaries Guaranty and each other Credit Document to which it is a party, and this Subsidiaries Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)  Neither the execution, delivery or performance by such Subsidiary Guarantor of this Subsidiaries Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, judgment, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of such Subsidiary Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or credit agreement, or any other material agreement, contract or instrument, to which such Subsidiary Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Organizational Documents of such Subsidiary Guarantor or any of its Subsidiaries.

(d)  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public

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body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Subsidiaries Guaranty by such Subsidiary Guarantor or any other Credit Document to which such Subsidiary Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Subsidiaries Guaranty or any other Credit Document to which such Subsidiary Guarantor is a party.

(e)  Except as set forth in the most recent S-1 Registration Statement of the Parent (filed with the SEC on June 22, 2015), there are no actions, suits, investigations (conducted by any governmental or other regulatory body of competent jurisdiction) or proceedings pending or, to such Subsidiary Guarantor’s knowledge, threatened against such Subsidiary Guarantor or any of its Subsidiaries (i) with respect to this Subsidiaries Guaranty or any other Credit Document to which such Subsidiary Guarantor is a party or (ii) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f)  Without duplication of any other provision in this Subsidiaries Guaranty, the representations and warranties of the Credit Parties set forth in the Credit Agreement shall be deemed to be given by the Subsidiary Guarantors in this Subsidiaries Guaranty as if such representations and warranties were set out in full herein.

11.  Each Subsidiary Guarantor covenants and agrees that on and after the Closing Date and until the termination of the Commitments and all Interest Rate Protection Agreements and Other Hedging Agreements entered into with respect to the Loans and until such time as no Notes remain outstanding and all Guaranteed Obligations have been paid in full, such Subsidiary Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 7 and 8 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Subsidiary Guarantor or any of its Subsidiaries.

12.  The Subsidiary Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of (i) each Secured Creditor in connection with the enforcement of this Subsidiaries Guaranty (including, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor) and (ii) the Facility Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Facility Agent).

13.  This Subsidiaries Guaranty shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

14.  Neither this Subsidiaries Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Subsidiary Guarantor directly affected thereby and with the written consent of (x) the Facility Agent (or, to the extent required by Section 11.13 of the Credit Agreement, with the written consent of the Required Lenders) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times

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after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Subsidiary Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Subsidiary Guarantor other than the Subsidiary Guarantor so added or released).  For the purpose of this Subsidiaries Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations.  For the purpose of this Subsidiaries Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 11.13 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements entered into with respect to the Loans (and/or the Commitments).

15.  Each Subsidiary Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and each existing Interest Rate Protection Agreement or Other Hedging Agreement has been made available to a senior officer of such Subsidiary Guarantor and such officer is familiar with the contents thereof.

16.  In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Subsidiary Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Subsidiary Guarantor, against and on account of the obligations and liabilities of such Subsidiary Guarantor to such Secured Creditor under this Subsidiaries Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

17.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including emailed, telegraphic or telecopier communication) and mailed, emailed, telecopied or delivered:  if to any Subsidiary Guarantor, at c/o Gener8 Maritime, Inc., as agent, 299 Park Avenue, New York, New York, 10171-0002, with copies to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attention: Kenneth Chin, Esq., Telephone No.: (212) 715-9459, Telecopier No.: (212) 715-8278; if to any Secured Creditor, at its address specified opposite its name on Schedule II to the Credit Agreement; and if to the Facility Agent, at its address specified opposite its name on Schedule II to the Credit Agreement; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the

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other parties hereto and, as to each Secured Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the Borrower and the Facility Agent.  All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by email or telecopier, be effective when sent by email or telecopier, except that notices and communications to the Facility Agent or any Subsidiary Guarantor shall not be effective until received by the Facility Agent or such Subsidiary Guarantor, as the case may be.

18.  If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any other Guaranteed Party) then and in such event each Subsidiary Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Subsidiary Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and such Subsidiary Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

19.  (a)  THIS SUBSIDIARIES GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  Any legal action or proceeding with respect to this Subsidiaries Guaranty or any other Credit Document to which any Subsidiary Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in New York County in the City of New York, and, by execution and delivery of this Subsidiaries Guaranty, each Subsidiary Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each Subsidiary Guarantor hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over such Subsidiary Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Subsidiaries Guaranty or any other Credit Document to which such Subsidiary Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Subsidiary Guarantor.  Each Subsidiary Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Subsidiary Guarantor at its address set forth in Section 17 hereof, such service to become effective 30 days after such mailing.  Each Subsidiary Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Subsidiary Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by

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law or to commence legal proceedings or otherwise proceed against each Subsidiary Guarantor in any other jurisdiction.

(b)  Each Subsidiary Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Subsidiaries Guaranty or any other Credit Document to which such Subsidiary Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)  EACH SUBSIDIARY GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS SUBSIDIARIES GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSIDIARIES GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH SUBSIDIARY GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20.  In the event that all of the capital stock or other equity interests of one or more Subsidiary Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all the Lenders if required by Section 11.13 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Subsidiary Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Subsidiary thereof) be released from this Subsidiaries Guaranty automatically and without further action and this Subsidiaries Guaranty shall, as to each such Subsidiary Guarantor or Subsidiary Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Subsidiary Guarantor shall be deemed to be a sale of such Subsidiary Guarantor for the purposes of this Section 20).

21.  At any time a payment in respect of the Guaranteed Obligations is made under this Subsidiaries Guaranty, the right of contribution of each Subsidiary Guarantor against each other Subsidiary Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Subsidiary Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Subsidiaries Guaranty.  At any time that a Relevant Payment is made by a Subsidiary Guarantor that results in the aggregate payments made by such Subsidiary Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Subsidiary Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Subsidiary Guarantor shall have a right of contribution against each other

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Subsidiary Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Subsidiary Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Subsidiary Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Subsidiary Guarantor and the denominator of which is the Aggregate Excess Amount of all Subsidiary Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Subsidiary Guarantor.  A Subsidiary Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Subsidiary Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Subsidiary Guarantor’s right of contribution arising pursuant to this Section 21 against any other Subsidiary Guarantor shall be expressly junior and subordinate to such other Subsidiary Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Subsidiaries Guaranty.  As used in this Section 21:  (i) each Subsidiary Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Subsidiary Guarantor by (y) the aggregate Adjusted Net Worth of all Subsidiary Guarantors; (ii) the “Adjusted Net Worth” of each Subsidiary Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Guarantor and (y) zero; and (iii) the “Net Worth” of each Subsidiary Guarantor shall mean the amount by which the fair saleable value of such Subsidiary Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Subsidiaries Guaranty) on such date.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 21, each Subsidiary Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Subsidiary Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash.  Each of the Subsidiary Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Subsidiary Guarantor has the right to waive its contribution right against any Subsidiary Guarantor to the extent that after giving effect to such waiver such Subsidiary Guarantor would remain solvent, in the determination of the Required Lenders.

22.  Each Subsidiary Guarantor and each Secured Creditor (by its acceptance of the benefits of this Subsidiaries Guaranty) hereby confirms that it is its intention that this Subsidiaries Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, each Subsidiary Guarantor and each Secured Creditor (by its acceptance of the benefits of this Subsidiaries Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Subsidiary Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor and the

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other Subsidiary Guarantors, result in the Guaranteed Obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

23.  This Subsidiaries Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by facsimile transmission), but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Subsidiary Guarantors and the Facility Agent.

24.  (a) All payments made by any Subsidiary Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the currency or currencies in which the respective Guaranteed Obligations are then due and payable and will be made on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

(b) The Subsidiary Guarantors’ obligations hereunder to make payments in the respective currency or currencies in which the respective Guaranteed Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Facility Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Facility Agent, the Collateral Agent or such other Secured Creditor under this Subsidiaries Guaranty or the other Credit Documents or any Interest Rate Protection Agreement or Other Hedging Agreement, as applicable.  If for the purpose of obtaining or enforcing judgment against any Subsidiary Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (quoted by the Facility Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c)  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Subsidiary Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(d)  For purposes of determining any rate of exchange for this Section 24, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

25.  It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Subsidiaries Guaranty after the date hereof pursuant to

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the Credit Agreement shall automatically become a Subsidiary Guarantor hereunder by executing a counterpart hereof and/or a joinder agreement, in each case in form and substance satisfactory to the Facility Agent, and delivering the same to the Facility Agent.

26.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Subsidiary Guarantor to honor all of its obligations under the guarantee contained herein in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 26, or otherwise under this Subsidiaries Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 26 shall remain in full force and effect until the termination of this Subsidiaries Guaranty in accordance with its terms.  Each Qualified ECP Guarantor intends that this Section 26 constitute, and this Section 26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  For the purposes of this Subsidiaries Guaranty “Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an ECP at such time by entering into a “keepwell” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

*  *  *

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IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Subsidiaries Guaranty to be executed and delivered as of the date first above written.

GENER8 STRENGTH LLC

By:
Name:
Title:

Accepted and Agreed to:
CITIBANK, N.A., NEW YORK BRANCH, as Facility Agent

By:
Name:
Title:

Signature Page to Gener8 Maritime, Inc. Subsidiaries Guaranty

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EXHIBIT F

FORM OF PLEDGE AGREEMENT

PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [•], 2015, made by each of the undersigned as pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 25 hereof, the “Pledgors”) to CITIBANK, N.A., NEW YORK BRANCH, as Collateral Agent (in such capacity, together with any successor Collateral Agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below).

W I T N E S S E T H :

WHEREAS, Gener8 Maritime, Inc., Gener8 Maritime Subsidiary VII Inc. (the “Borrower”), the various lenders from time to time party thereto (the “Lenders”), and Citibank, N.A., as Facility Agent and Collateral Agent (in such capacity, together with any successor Facility Agent, the “Facility Agent”), have entered into a Credit Agreement, dated as of October 21, 2015 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower as contemplated therein (the Lenders holding from to time outstanding Loans, the Facility Agent and the Pledgee, in each of the aforementioned capacities, are herein called the “Lender Creditors”);

WHEREAS, pursuant to Section 1.2 hereof, each applicable Pledgor and the Deposit Account Bank are entering into the Control Agreement attached hereto as Annex H simultaneously herewith;

WHEREAS, the Parent and the Borrower may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more other Pledgors or any of their Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loans from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lenders holding from time to time outstanding Loans, are herein called the “Secured Creditors”);

WHEREAS, it is a condition precedent to the making of the Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1.  SECURITY FOR OBLIGATIONS; ESTABLISHMENT OF ACCOUNTS.

1.1. Security.  This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i)              the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Pledgor to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans), whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiaries Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii)              the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Other Creditors under, or with respect to (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiaries Guaranty), any Interest Rate Protection Agreement or Other Hedging Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans from time to time, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations”);

(iii)               any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv)             in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable

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expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v)             all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1.1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement in accordance with the Credit Agreement.

1.2.  Concentration Accounts; Minimum Liquidity Account.  The relevant Pledgors and the Pledgee have established in the name and for the benefit of the Pledgee, as agent for the Secured Creditors, the Minimum Liquidity Account and the Concentration Accounts for purposes of this Agreement and the other relevant Credit Documents, which Minimum Liquidity Account and Concentration Accounts are maintained with the Deposit Account Bank and located at 1211 Avenue of the Americas, 23rd Floor, New York, NY 10023. Each relevant Pledgor and the Pledgee are entering into one or more Control Agreements in the form attached hereto as Annex H (each, a “Control Agreement”) simultaneously herewith, which provides that the Minimum Liquidity Account and the Concentration Accounts shall be under the control of the Pledgee, as agent for the Secured Creditors, and the Pledgee shall have the right to direct withdrawals from the Minimum Liquidity Account and the Concentration Accounts and to exercise all rights with respect to all of the Earnings Collateral and Insurance Collateral from time to time therein pursuant to the terms of this Agreement and the Control Agreement.  All Earnings Collateral and Insurance Collateral delivered to, or held by or on behalf of, the Pledgee pursuant to the Global Assignment Agreement shall be held in the Concentration Accounts in accordance with the provisions thereof.

2.  DEFINITIONS.  (a)  Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined.  Reference to singular terms shall include the plural and vice versa.

(b)                                 The following capitalized terms used herein shall have the definitions specified below:

“Facility Agent” shall have the meaning set forth in the Recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Borrower” shall have the meaning set forth in the Recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

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“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Concentration Accounts” shall mean, collectively, the accounts listed on Annex F hereto (as updated from time to time).

“Control Agreement” shall have the meaning provided in Section 1.2 hereof.

“Credit Agreement” shall have the meaning set forth in the Recitals hereto.

“Credit Document Obligations” shall have the meaning set forth in Section 1.1(i) hereof.

“Deposit Account Bank” shall mean Nordea Bank Finland plc, New York Branch in its capacity as deposit bank with respect to the Minimum Liquidity Account and the Concentration Accounts.

“Earnings Collateral” shall have the meaning set forth in the Global Assignment Agreement.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans from time to time, after any applicable grace period.

“Global Assignment Agreement” shall mean that certain global assignment agreement, dated as of [•], 2015 (as amended, supplemented and/or modified from time to time) among the Borrower and the Subsidiary Guarantors party thereto as assignors, and the Collateral Agent, as assignee.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

“Joinder Agreement” shall mean a joinder agreement in form and substance satisfactory to the Collateral Agent pursuant to which a Subsidiary of the Borrower becomes a Pledgor hereunder.

“Insurance Collateral” shall have the meaning set forth in the Global Assignment Agreement.

“Issuer” shall have the meaning set forth in Section 3.1(b) hereof.

“Lender Creditors” shall have the meaning set forth in the Recitals hereto.

“Lenders” shall have the meaning set forth in the Recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

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“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Marshall Islands Subsidiary” shall mean each Subsidiary Guarantor organized under the laws of the Republic of the Marshall Islands.

“Obligations” shall have the meaning set forth in Section 1.1 hereof.

“Other Creditors” shall have the meaning set forth in the Recitals hereto.

“Other Obligations” shall have the meaning set forth in Section 1.1(ii) hereof.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(64) of the UCC.

“Secured Creditors” shall have the meaning set forth in the Recitals hereto.

“Secured Debt Agreements” shall mean and include this Agreement, the other Credit Documents and the Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Other Creditor entered into in respect of the Borrower’s obligations with respect to the outstanding Loans from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” shall mean all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor.

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“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Termination Date” shall have the meaning set forth in Section 20 hereof.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

3.  PLEDGE OF STOCK, ACCOUNTS, ETC.

3.1  Pledge.  To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant and pledge to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)                                 (i) the Concentration Accounts, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings evidencing the Concentration Accounts and (ii) the Minimum Liquidity Account, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings evidencing the Minimum Liquidity Account;

(b)                                 all Stock of each Marshall Islands Subsidiary (each an “Issuer”) owned by such Pledgor and all options and warrants owned by such Pledgor from time to time to purchase Stock of any such Subsidiary Guarantor;

(c)                                  all Limited Liability Company Interests in each Issuer owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

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(A)                               all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)                               all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)                               all of such Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)                               all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

(E)                                all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)                                 all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d)                                 all Partnership Interests in each Issuer owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

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(A)                               all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)                               all other payments due or to become due to such Pledgor in respect of such Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)                               all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)                               all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

(E)                                all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)                                 all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(e)                                  all Proceeds of any and all of the foregoing.

3.2.  Procedures. (a)  To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take, or, in the case of Section 3.2(a)(v), authorize the Pledgee to take, the following actions as set forth below (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

(i)              with respect to a Certificated Security, such Pledgor shall deliver such Certificated Security to the Pledgee with powers executed in blank;

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(ii)              with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), such Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of such Pledgor, will use reasonable efforts to cause such issuer) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex G hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

(iii)               with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply in all material respects with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC).  Such Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary to effect the foregoing;

(iv)             with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and

(v)             with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are not released to such Pledgor in accordance with Section 6 hereof, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

(b)             In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i)              with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

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(ii)              each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-312(a) of the UCC).

3.3.  Subsequently Acquired Collateral.  If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through F hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

3.4.  Transfer Taxes.  Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required, if any, in connection with the pledge of such Collateral.

3.5.  Certain Representations and Warranties Regarding the Collateral.  Each Pledgor represents and warrants that on the date hereof: (i) the jurisdiction of organization of such Pledgor, and such Pledgor’s organizational identification number, if any, is listed on Annex A hereto; (ii) each Issuer is listed in Annex B hereto; (iii) the Stock (and any warrants or options to purchase Stock) of any Issuer held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iv) such Stock constitutes that percentage of the issued and outstanding capital stock of the respective Issuers as is set forth in Annex C hereto; (v) the Limited Liability Company Interests in any and all Issuers held by such Pledgor consist of the number and type of interests of the respective Subsidiary Guarantors described in Annex D hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the respective Subsidiary Guarantors as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor in any and all Issuers consist of the number and type of interests of the respective Issuers described in Annex E hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) such Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through E hereto; and (xi) on the date hereof, such Pledgor owns no other Stock, Limited Liability Company Interests or Partnership Interests of, in each case, any Issuer.

4.  APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.  If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to

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exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.  VOTING, ETC., WHILE NO EVENT OF DEFAULT.  Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral unless expressly permitted by the terms of the Secured Debt Agreements.  All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6.  DIVIDENDS AND OTHER DISTRIBUTIONS.  Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgors.  The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i)                                      all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above in the first sentence of this Section 6) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii)                                      all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)                                       all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.  REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be

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entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)                                      to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgors;

(ii)                                      to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)                                       to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(iv)                                     at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgors.  The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given.  Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise.  At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(v)                                    to set-off any and all Collateral against any and all Obligations.

8.  REMEDIES, ETC., CUMULATIVE.  Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee

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or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand.  The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

9.  APPLICATION OF PROCEEDS.  All monies collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other monies received by the Pledgee hereunder (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied to the payment of the Obligations in the manner set forth in Section 4.05 of the Credit Agreement.

10.  PURCHASERS OF COLLATERAL.  Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11.  INDEMNITY.  Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

12.  PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.  (a)   Nothing herein shall be construed to make the Pledgee or any other Secured

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Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership.  The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b)                                 Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred.  The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c)                                  The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)                                 The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.  FURTHER ASSURANCES; POWER-OF-ATTORNEY.  (a)  Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements (including, without limitation, ‘all assets’ financing statements) and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b)                                 Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

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14.  THE PLEDGEE AS AGENT.  The Pledgee will hold in accordance with this Agreement and the other Security Documents all items of the Collateral at any time received under this Agreement or the other Security Documents. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement and the other Security Documents each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Security Documents, are only those expressly set forth in this Agreement and the other Security Documents, and in Sections 4.05 and 10 of the Credit Agreement.  The Pledgee shall act hereunder on the terms and conditions set forth herein and in Sections 4.05 and 10 of the Credit Agreement.

15.  TRANSFER BY THE PLEDGORS.  No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

16.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.  Each Pledgor represents, warrants and covenants that:

(i)                                      it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral pledged by such Pledgor hereunder and that it has sufficient interest in all Collateral pledged by such Pledgor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens);

(ii)                                      it has the company, corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)                                       this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)                                     except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (other than the Collateral Vessel Mortgages) executed on or before the Closing Date, to be made within 10 days of the Closing Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance by such Pledgor of this Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, (c) the perfection or enforceability

15

of the Pledgee’s security interest in the Collateral pledged by such Pledgor hereunder or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v)                                    the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries which are Credit Parties, except as contemplated by this Agreement or the Credit Agreement;

(vi)                                     all of the Collateral has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii)                                      the pledge and collateral assignment to, and possession by, the Pledgee of the Collateral pledged by such Pledgor hereunder consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Certificated Securities, except for Permitted Liens, and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and;

(viii)                                       “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral pledged by such Pledgor hereunder consisting of Stock with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, and “control” (as defined in Section 9-104 of the UCC) has been obtained by the Pledgee over the Minimum Liquidity Account and all Concentration Accounts with respect to which such “control” may be obtained pursuant to Section 9-104 of the UCC.

(b)                                 Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

17.                               JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; RECORDS.  The jurisdiction of organization of each Pledgor and chief executive office of each

16

Pledgor is located at the address specified in Annex A hereto.  Each Pledgor will not change the jurisdiction of its organization or move its chief executive office except to such new jurisdiction or location as such Pledgor may establish in accordance with the last sentence of this Section 17.  The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests and Partnership Interests, and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office as specified in Annex A hereto, or at such new locations as such Pledgor may establish in accordance with the last sentence of this Section 17.  All Limited Liability Company Interests and Partnership Interests are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office as specified in Annex A hereto, or such new locations as such Pledgor may establish in accordance with the last sentence of this Section 17.  No Pledgor shall establish a new jurisdiction of organization or a new location for such chief executive offices until (i) it shall have given to the Pledgee not less than 10 days’ prior written notice of its intention so to do, providing clear details of such new jurisdiction of organization or new location, as the case may be, and providing such other information in connection therewith as the Pledgee may reasonably request, and (ii) with respect to such new jurisdiction of organization or new location, as the case may be, it shall have taken all action, satisfactory to the Pledgee (and, to the extent applicable, in accordance with Section 3.2 hereof), to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  Promptly after establishing a new jurisdiction of organization or new location for such chief executive offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex A hereto so as to cause such Annex A to be complete and accurate.

18.                               PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.  The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:  (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

19.  REGISTRATION, ETC.  If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Stock, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and the Collateral or the

17

part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration.  Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

20.  TERMINATION; RELEASE.  (a)  After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will as promptly as practicable execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder.  As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated, all Interest Rate Protection Agreements and Other Hedging Agreements applicable to Loans entered into with any Other Creditors have been terminated, no Note under the Credit Agreement is outstanding, all Loans thereunder have been repaid in full and all Obligations then due and payable have been paid in full.

(b)                                 In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released with the consent of the Required Lenders and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)                                  At any time that a Pledgor desires to close a Concentration Account, it shall, with the consent of the Pledgee, redirect the contents of such Concentration Account to such other Concentration Account as the Pledgee shall specify to such Pledgor, and all future deposits shall be required to be made in such specified Concentration Account.

(d)                                 At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 20(a) or (b) hereof, it shall deliver to the

18

Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).

(e)  The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 20.

21.  NOTICES, ETC.  Except as otherwise expressly provided herein, any notice, demand or other communication to given under or for the purposes of this Agreement shall be made as provided in Section 11.03 of the Credit Agreement.

22.  WAIVER; AMENDMENT.  None of the terms and conditions of this Agreement and the other Security Documents may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of the Required Lenders); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class.  For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (i) the Lender Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Lenders and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements with respect to outstanding Loans from time to time.

23.  MISCELLANEOUS.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE

19

AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR HEREBY IRREVOCABLY WAIVESANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH PLEDGOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 23 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

24.                               RECOURSE.  This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

25.                               ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement shall automatically become a Pledgor hereunder by (x) executing a counterpart hereof and/or a Joinder Agreement, (y) delivering supplements to Annexes A through F hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in Section 3 of this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all actions required to be taken above to be taken to the reasonable satisfaction of the Pledgee.

26.                               RELEASE OF GUARANTORS.  In the event any Pledgor which is a Subsidiary of the Borrower is released from its obligations pursuant to the Subsidiaries Guaranty, such Pledgor (so long as not the Borrower) shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

* * *

20

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as a Pledgor

By:
Name:
Title:

[ ],
as Pledgors

By:
Name:
Title:

21

Accepted and Agreed to:

CITIBANK, N.A.,
NEW YORK BRANCH,
as Collateral Agent and the Pledgee

By:
Name:
Title:

22

ANNEX A

to

PLEDGE AGREEMENT

Legal Names; Type of Organization; Jurisdiction of Organization; Organizational Identification Numbers; Chief Executive Office.

Exact Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Address of Chief Executive Office
[•]	[•]	[•]	[•]	[•]

ANNEX B

to

PLEDGE AGREEMENT

LIST OF SUBSIDIARIES

Pledgor	Issuer
[•]	[•]

ANNEX C

to

PLEDGE AGREEMENT

LIST OF STOCK

Name of Issuer	Pledgor	Number and Type of Shares	Percent(%) Ownership
[•]	[•]	[•]	[•]

ANNEX D

to

PLEDGE AGREEMENT

LIST OF LIMITED LIABILITY COMPANY INTERESTS

Name of Issuer	Pledgor	Number and Type of Membership Interests	Percent(%) Ownership
[•]	[•]	[•]	[•]

ANNEX E

to

PLEDGE AGREEMENT

LIST OF PARTNERSHIP INTERESTS

[•]

ANNEX F

to

PLEDGE AGREEMENT

MINIMUM LIQUIDITY ACCOUNT

Pledgor	Account Number
[•]	[•]

CONCENTRATION ACCOUNTS

Pledgor	Account Number
[•]	[•]

ANNEX G
to
PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities, Limited Liability
Company Interests and Partnership Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of           ,     , among the undersigned pledgor (the “Pledgor”), Citibank, N.A., New York Branch, not in its individual capacity but solely as collateral agent (the “Pledgee”), and           , as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of [•], 2015 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all (1) “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”), (2)  Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2.  The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.  The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4.  All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

Citibank, N.A., New York Branch

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn:  Meghan O’Connor
Telephone:  +1 212 816 8557
Facsimile:   N/A

5.  Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as the Pledgee shall instruct.

6.  Except as expressly provided otherwise in Sections 4 and 5, all notices and other communications, shall be delivered in accordance with Section 11.03 of the Credit Agreement or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

7.  This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be

2

deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH PLEDGOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 8 AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

*                                         *                                         *

3

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By
Name:
Title:

CITIBANK, N.A., NEW YORK BRANCH,
not in its individual capacity but solely as Pledgee

By
Name:
Title:

[ ],
the Issuer

By
Name:
Title:

4

ANNEX H
to
PLEDGE AGREEMENT

Form of Control Agreement Regarding Deposit Accounts

CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNTS (as amended, modified or supplemented from time to time, this “Agreement”), dated as of           ,     , among the undersigned assignor (the “Assignor”) Citibank, N.A., New York Branch, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), Nordea Bank Finland plc, New York Branch (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of New York (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other assignors and the Collateral Agent have entered into a Pledge Agreement, dated as of October [•], 2015 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”; terms used but not otherwise defined herein shall have the meanings given thereto in the Pledge Agreement), under which, among other things, in order to secure the payment of the Obligations, the Assignor has granted a first priority security interest to the Collateral Agent for the benefit of the Secured Creditors in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) listed on Schedule I hereto (the “Deposit Accounts”) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account listed on Schedule I hereto, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account.  If upon the occurrence and during the continuance of an Event of Default the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”),

only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2.                                      Collateral Agent’s Right to Give Instructions as to Deposit Accounts.  (a)  Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, following the occurrence and during the continuance of an Event of Default for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor.  Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment.  The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank.  In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b)                                 It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Pledge Agreement or any other Credit Document, nor seek confirmation thereof from the Assignor or any other Person.

3.                                      Assignor’s Exculpation and Indemnification of Depository Bank.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account.  The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent.  The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions.  The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent excluding any loss, cost or expense to the extent incurred as a direct result of the gross negligence or willful misconduct of the Deposit Account Bank.

4.                                      Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts.  The Deposit Account Bank hereby subordinates any claims and security

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interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5.                                      Representations, Warranties and Covenants of Deposit Account Bank.  The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a)                                 The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.

(b)                                 The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c)                                  The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of New York govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is New York.  The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a).  Upon request, the Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d)                                 The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(e)                                  On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Schedule I hereto.

(f)                                   Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or

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to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g)                                  The Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6.                                      Deposit Account Statements and Information.  The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information requested by the Collateral Agent regarding any Deposit Account.

7.                                      Conflicting Agreements.  In the event of any conflict between this Agreement and any other agreement between the Deposit Account Bank and the Assignor, this Agreement shall control.

8.                                      Merger or Consolidation of Deposit Account Bank.  Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9.                                      Notices.  (a)  All notices and other communications provided for in this Agreement shall be in writing (including via email or facsimile) and sent to the intended recipient at its address, email address or facsimile number set forth below:

If to the Collateral Agent, at:

Citibank, N.A., New York Branch
1615 Brett Road, Ops III
New Castle, DE 19720
Attention: Jerome Cuthbertson
Telephone: +1 302 894 6120
E-mail: jerome.cuthbertson@citi.com and
orig.bilateral@citi.com

With a copy to:

388 Greenwich Street
New York, New York 10013

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Attn: Meghan O’Connor
Telephone: +1 212 816 8557
Facsimile: N/A

If to the Assignor, at:

If to the Deposit Account Bank, at:

Nordea Bank Finland plc, New York Branch
1211 Avenue of the Americas, 23rd Floor
New York, NY 10023
Attention: [•]
Telephone: [•]
E-mail: [•]

or, as to any party, to such other address, email address or facsimile number as such party may designate from time to time by notice to the other parties.

(b)                                 Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, emailed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if emailed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10.                               Amendment.  This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11.                               Binding Agreement.  This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns.  Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Pledge Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.                               Continuing Obligations.  The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights

5

granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time.  The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13.                               Governing Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH ASSIGNOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 13 AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15.                               Termination.  This Agreement and the security interest created hereby shall automatically terminate, without further action by any party, after the Termination Date, the date upon which (i) the Commitments under the Credit Agreement; (ii) all Interest Rate Protection Agreements, including interest rate swap agreements, interest rate cap agreements,

6

interest collar agreements, interest rate hedging agreements, interest rate floor agreements and other similar agreements and arrangements with respect to the outstanding Loans; and (iii) Other Hedging Agreements, including foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values applicable to the Loans have been terminated and no Notes representing the Borrower’s obligation to pay the principal of, and interest on the Loans under the Credit Agreement are outstanding and all Loans thereunder have been repaid in full and all Obligations applicable to the Loans then due and payable have been paid in full (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination).

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Collateral Agent:

CITIBANK, N.A., NEW YORK BRANCH,
as Collateral Agent

By:
Name:
Title:

Deposit Account Bank:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Deposit Account Bank

By:
Name:
Title:

By:
Name:
Title:

8

SCHEDULE I to
ANNEX H to
PLEDGE AGREEMENT

ACCOUNTS

Pledgor	Account Number
[•]	[•]

EXHIBIT G

FORM OF

GLOBAL ASSIGNMENT AGREEMENT

This GLOBAL ASSIGNMENT AGREEMENT, dated [•], is given by the Assignors listed on the signature pages hereto and those additional entities that hereafter become parties hereto by executing a Joinder Agreement (as defined below) (the “Assignors” and each, an “Assignor”), in favor of CITIBANK, N.A., NEW YORK BRANCH, as Collateral Agent under the Credit Agreement referred to below (together with its successors and assigns, the “Assignee”) for the benefit of the Secured Creditors.

RECITALS

WHEREAS, each Assignor (other than the Borrower) is the sole owner of the vessel set forth opposite its name on Schedule 1 hereto or as set forth in the Supplement executed by such Assignor in connection herewith (the “Vessels” and each, a “Vessel”).

WHEREAS, each Assignor is a wholly-owned subsidiary of the Parent.

WHEREAS, the Parent and the Borrower have entered into a Credit Agreement dated as of October 21, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among various lenders referred to therein and Citibank, N.A., New York Branch, as Facility Agent and Collateral Agent, providing for the making of term loans to the Borrower in the principal amount of up to Sixty Million One Hundred and Seventy-Four Thousand United States Dollars (U.S. $60,174,000) (the Lenders, the Facility Agent and Collateral Agent, collectively, the “Lender Creditors”).

WHEREAS, the Parent and the Borrower may at any time and from time to time enter into, or guaranty the obligations of the Parent, the Borrower or one or more Subsidiary Guarantors under one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

WHEREAS, each Assignor (other than the Borrower) has entered into the Subsidiaries Guaranty in favor of the Secured Creditors pursuant to which each such Assignor has guaranteed (i) to the Lender Creditors, all obligations of the Parent and the Borrower under the Credit Agreement and each other Credit Document to which the Parent and/or the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Parent and the Borrower under each Interest Rate Protection Agreement or Other Hedging Agreement entered into and each such Assignor has granted the Assignee a first priority Marshall Islands Mortgage (the “Mortgage”), as applicable, on the Vessel owned by such Assignor to secure, among other things, its obligations under the Credit Documents to which it is a party.

WHEREAS, it is a condition to the obligation of the Lenders to advancing funds to the Borrower under the Credit Agreement that each Assignor enters into this Assignment as security for its obligations under the Subsidiaries Guaranty.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows

NOW, THEREFORE, IT IS AGREED:

ARTICLE I

DEFINITIONS

Section 1.01                            Defined Terms.  All capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.  Any terms used in this Agreement (whether capitalized or lower case) that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided that to the extent the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Acceptable Pool Agreement” shall mean any pool agreement entered into from time to time between a Collateral Vessel Owner and an Acceptable Pool Manager with respect to the Vessel owned by such Collateral Vessel Owner.

“Assignor” and “Assignors” shall have the respective meanings specified therefor in the preamble to this Agreement.

“Code” shall mean the New York Uniform Commercial Code, as in effect from time to time; provided that in the event that, by reason of mandatory provisions of law, any or all of the perfection, priority, or remedies with respect to the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such perfection, priority or remedies.

“Collateral” shall have the meaning specified therefor in Section 2.02.

“Collateral Agent” shall have the meaning specified therefor in the preamble to this Agreement.

“Collateral Agent’s Lien” shall mean the Liens granted by the Assignors to the Collateral Agent pursuant to the Security Documents.

“Credit Agreement” shall have the meaning specified therefor in the recitals to this Agreement.

“Deposit Accounts” shall mean the Minimum Liquidity Account and the Concentration Accounts, each as defined in the Credit Agreement.

“Earnings Collateral” shall have the meaning set for Section 2.02(a).

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement and any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans from time to time, after any applicable grace period.

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“Insurance Collateral” shall have the meaning specified in Section 2.02(b).

“Joinder Agreement” shall mean a joinder agreement in form and substance satisfactory to the Collateral Agent pursuant to which a Subsidiary of the Borrower becomes an Assignor hereunder.

“Lender Creditors” shall have the meaning specified in the recitals to this Agreement.

“Management Agreement” shall mean each Commercial Management Agreement and each Technical Management Agreement.

“Secured Creditors” shall have the meaning specified in the recitals to this Agreement.

“Secured Debt Agreements” means and includes this Agreement, the other Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements entered into with any Other Creditors.

“Security Interest” shall have the meaning specified therefor in Section 2.02.

“Termination Date” has the meaning set forth in Section 8.04 hereof.

ARTICLE II

SECURITY INTERESTS

Section 2.01                            Secured Obligations.  This Agreement is made by each Assignor for the benefit of the Secured Creditors to secure:

(a)                                 the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Assignor to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans), whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, in the case of each Assignor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Assignor under the Subsidiaries Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents;

(b)                                 the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Assignor to the Other Creditors under, or with respect to (including, in the case of each Assignor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Assignor under the Subsidiaries Guaranty) any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in

3

existence or hereafter arising, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein;

(c)                                  any and all sums advanced by the Assignee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(d)                                 in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Assignor referred to in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing, the reasonable out-of-pocket expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Assignee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(e)                                  all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 8.01 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (a) through (e) of this Section 2.01 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

Section 2.02                            Grant of Security.  To secure the Obligations now or hereafter owed or to be performed by such Assignor, each Assignor hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Assignee, and unto the Assignee’s successors and assigns, on behalf of an for the ratable benefit of the Secured Creditors, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a continuing security interest (hereinafter referred to as the “Security Interest”) in and to the following and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Assignor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(a)                                 (i) the earnings of each Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, such Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by such Assignor or its agents of such Vessel, (ii) all moneys and claims for moneys due and to become due to such Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which the Vessel is employed, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to the Assignors, their successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) if the Vessel is employed on terms whereby any money falling within clauses (a)(i) or (a)(ii) above are pooled or shared with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, (iv) all moneys and claims for moneys due and to become due to the Assignors, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel and (v) all moneys and claims for moneys due in respect of demurrage or detention (the above clauses (i) through (v) collectively called the “Earnings Collateral”);

(b)                                 (i) all insurances required pursuant to Section 7.03 of the Credit Agreement in respect of each Vessel, whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance and (iii) all other rights of the Assignors under or

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in respect of said insurance (the above clauses (i), (ii) and (iii) collectively called the “Insurance Collateral”);

(c)                                  (i) all of the Assignors’ right, title, interest, claim and demand in and to each time charter or similar contract of employment of a Vessel made that has as of the date of such charter or contract of employment a remaining term of 24 months or more (including any optional extensions or renewals) (each, a “Pledged Charter”), all earnings, freights and other receivables payable thereunder, and all amounts due the Assignor thereunder, (ii) all claims for damages arising out of the breach (or payments for variation or termination) of such Pledged Charter, (iii) in and to any and all claims and causes of action for money, loss or damages that may now or hereafter accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel pursuant thereto, (iv) the right to make all waivers, consents and agreements under such Pledged Charter, (v) the right to give and receive all notices and other instruments or communications under such Pledged Charter and (vi) the right to do any and all other things whatsoever which the Assignor is, or may be, entitled to do under such Pledged Charter including, without limitation, termination of such Pledged Charter pursuant to the terms and conditions stated therein (the above clauses (i) through (vii), collectively called the “Charterparty Collateral”);

(d)                                 (i) all of the Assignors’ right, title, interest, claim and demand in and to each Acceptable Pooling Agreement made between the Assignor and an Acceptable Pool Manager (each, a “Pledged Pool Agreement”) and all earnings, freights and other receivables payable thereunder, (ii) all claims, rights, remedies, powers and privileges for moneys due and to become due to the Assignor pursuant to the Pledged Pool Agreement, (iii) all claims, rights, remedies, powers and privileges for failure of the Acceptable Pool Manager to meet any of its obligations under the Pledged Pool Agreement, (iv) the right to make all waivers, consents and agreements under the Pledged Pool Agreement, (v) the right to give and receive all notices and other instruments or communications under the Pledged Pool Agreement, (vi) the right to take such action, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Pledged Pool Agreement, or by law and (vii) the right to do any and all other things whatsoever which the Assignor is, or may be, entitled to do under the Pledged Pool Agreement including, without limitation, termination of the Pledged Pool Agreement pursuant to the terms and conditions stated therein (the above clauses (i) through (vii) collectively called the “Pool Agreement Collateral”);

(e)                                  (i) all of the Assignors’ right, title, interest, claim and demand in and to each Management Agreement made between the Assignor and the Technical and Commercial Manager (each, a “Pledged Management Agreement”), all amounts due the Assignor thereunder, (ii) all claims, rights, remedies, powers and privileges for moneys due and to become due to the Assignor pursuant to the Pledged Management Agreement, (iii) all claims, rights, remedies, powers and privileges for failure of the Commercial Manager or Technical Manager, as applicable, to meet any of its obligations under the Pledged Management Agreement, (iv) the right to make all waivers, consents and agreements under the Pledged Management Agreement, (v) the right to give and receive all notices and other instruments or communications under the Pledged Management Agreement, (vi) the right to take such action, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Pledged Management Agreement, or by law and (vii) the right to do any and all other things whatsoever which the Assignor is, or may be, entitled to do under the Pledged Management Agreement including, without limitation, termination of the Pledged Management Agreement pursuant to the terms and conditions stated therein (the above clauses (i) through (vii) collectively called the “Management Agreement Collateral”);

(f)                                   any and all Deposit Accounts maintained by any Assignor into which all monies, cash and Cash Equivalents constituting the Earnings Collateral, Insurance Collateral, Charterparty

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Collateral, Pool Agreement Collateral or Management Agreement Collateral are deposited or are required to be deposited; and

(g)                                  all accessions to, substitutions and replacements for, proceeds and products of any of the foregoing, together with all books and records, computer files, programs, printouts and other computer materials and records related thereto and all collateral security and guarantees given by any person with respect to any of the foregoing.

Section 2.03                            Subsequently Acquired Collateral.  If any Assignor shall acquire any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the security interests created pursuant to Section 2.02 hereof and, furthermore, such Assignor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the applicable procedures set forth in Articles IV and V hereof, and will promptly thereafter deliver to the Assignee (i) a certificate executed by a principal executive officer of such Assignor describing such Collateral and certifying that the same has been duly pledged in favor of the Assignee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Schedules 1, 2, 3, 4 and 5 hereto as are reasonably necessary to cause such schedules to be complete and accurate at such time.

ARTICLE III

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01                            Representations and Warranties.  Each Assignor hereby represents and warrants as of the Closing Date (or as of such later date as an Assignor shall execute a Supplement to this Agreement) to the Collateral Agent for the benefit of the Secured Creditors, that:

(a)                                 Schedule 1 sets forth the name of each Assignor which is a Collateral Vessel Owner and the Collateral Vessel owned by such Assignor.

(b)                                 Schedule 2 set forth the exact legal name, the type of organization, the jurisdiction of organization, the organizational identification number (if any) and the location of the chief executive office of each Assignor as of the date hereof (or, if later, as of the date an Assignor shall execute a Supplement to this Agreement).

(c)                                  Schedule 3 sets forth each Pledged Charter entered into in connection with a Vessel. Schedule 4 sets forth each Pledged Pool Agreement entered into in connection with a Vessel. Schedule 5 sets forth each Pledged Management Agreement entered into in connection with a Vessel.

(d)                                 it is the legal and beneficial owner of, and has good and marketable title to, all Collateral pledged by such Assignor hereunder and that it has sufficient interest in all Collateral pledged by such Assignor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, adverse claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens);

(e)                                  it has the company, corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(f)                                   this Agreement has been duly authorized, executed and delivered by such Assignor and constitutes a legal, valid and binding obligation of such Assignor enforceable against such Assignor in accordance with its terms, except to the extent that the enforceability

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hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(g)                                  except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (other than the Collateral Vessel Mortgages) executed on or before the Closing Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Assignor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Assignor in connection with (i) the execution, delivery or performance by such Assignor of this Agreement, (ii) the legality, validity, binding effect or enforceability of this Agreement, (iii) the perfection or enforceability of the Assignee’s security interest in the Collateral pledged by such Assignor hereunder or (iv) the exercise by the Assignee of any of its rights or remedies provided herein;

(h)                                 the execution, delivery and performance of this Agreement will not violate any material provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Assignor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Assignor, as applicable, or of any securities issued by such Assignor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Assignor or any of its Subsidiaries is a party or which purports to be binding upon such Assignor or any of its Subsidiaries or upon any of their respective material assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the material assets of such Assignor or any of its Subsidiaries which are Credit Parties, except as contemplated by this Agreement or the Credit Agreement.

Section 3.02                            Change of Name, Organizational Structure, etc.  Each Assignor covenants and agrees that it shall not change (i) its legal name, (ii) its identity or organizational structure, (iii) its organizational identification number (if any), (iv) its jurisdiction of organization (in each case, including by merging with or into any other entity, dissolving, liquidating, reorganizing or organizing in any other jurisdiction) or (v) the location of its chief executive office unless it provides written notice of such change to the Facility Agent within 30 days after such change.  Each Assignor agrees (A) to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence and with such other information in connection therewith as the Collateral Agent or the Facility Agent may reasonably request and (B) to promptly take all action reasonably requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral, if applicable.

Section 3.03                            Transfers and Other Liens.  Each Assignor covenants and agrees that it will defend the Assignee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Assignor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Assignee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Assignee and the Secured Creditors.

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ARTICLE IV

SPECIAL PROVISIONS REGARDING EARNINGS COLLATERAL
AND INSURANCE COLLATERAL

Section 4.01                            Earnings Collateral. Each Assignor, jointly and severally, covenants and agrees with the Collateral Agent that from and after the date of this Agreement (or as of such later date as an Assignor shall execute a Supplement to this Agreement) until the date of termination in accordance with Section 8.04 that (i) it will have all the earnings and other moneys hereby assigned paid over promptly to such Concentration Accounts as the Collateral Agent may specify in writing from time to time; (ii) it will promptly notify in a writing substantially in the form of Exhibit A hereto, and deliver a duplicate copy of such notice to the Assignee, each of the Assignor’s agents and representatives into whose possession or control may come any earnings and moneys hereby assigned, informing each such Person of this Assignment and instructing such addressee to remit promptly to such Concentration Accounts all earnings and moneys hereby assigned which may come into such Person’s hands or control and to continue to make such remittances until such time as such Person may receive written notice or instructions to the contrary directly from the Assignee; and (iii) it will use commercially reasonable efforts to cause each such Person to acknowledge directly to the Assignee receipt of the Assignor’s written notification and the instructions.

Section 4.02                            Insurance Collateral.  Each Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters, substantially in the form hereto attached as Exhibit B, and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that the Assignor shall use commercially reasonable efforts to obtain such consent and evidence thereof shall be given to the Assignee, or, in the alternative, the Assignor shall use commercially reasonable efforts to obtain the Assignee’s approval, a letter of undertaking by the underwriters, that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve.  In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

ARTICLE V

SPECIAL PROVISIONS REGARDING CHARTERS, POOL AGREEMENTS AND MANAGEMENT AGREEMENTS

Section 5.01                            Charter Contracts. Each Assignor hereby agrees that at any time and from time to time, upon entering into any Pledged Charter (other than with respect to a Vessel subject to an Acceptable Pooling Agreement), for a period of twenty-four (24) months or longer (including any optional extensions and renewals thereof), it will, at the cost and expense of the Borrower, promptly and duly execute and deliver to and in favor of the Assignee a charter assignment in respect of such Pledged Charter substantially in the form attached as Exhibit C (each, a “Charter Assignment”) and it will promptly execute and deliver any and all such further instruments and documents as the Assignee, and its successors or assigns, may reasonably require in order to obtain the full benefits of this Assignment, the Charter Assignment with respect to such Pledged Charter and of the rights and powers herein and therein granted.  The Assignors covenant to use commercially reasonable efforts to obtain the consent of the charterer under said Pledged Charter to the Charter Assignment pursuant to the terms of the Charter Assignment or in other form and substance reasonably satisfactory to the Assignee.

Section 5.02                            Pooling Agreements. Each Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all Acceptable Pool Managers, substantially in the

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form hereto attached as Exhibit D, and deliver a duplicate copy of such notice to the Assignee, informing each such Acceptable Pool Manager of this Assignment and instructing such addressee to remit promptly to such Concentration Accounts all earnings and moneys hereby assigned which may come into such Acceptable Pool Manager’s hands or control and to continue to make such remittances until such time as such Acceptable Pool Manager may receive written notice or instructions to the contrary directly from the Assignee.  The Assignors covenant to use commercially reasonable efforts to obtain the consent of the Acceptable Pool Manager under said Pledged Pooling Agreement to this Assignment in the form attached to Exhibit D or otherwise in form and substance reasonably satisfactory to the Assignee.

Section 5.03                            Management Agreements. Each Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all Technical Managers and Commercial Managers, substantially in the form hereto attached as Exhibit E hereto, and deliver a duplicate copy of such notice to the Assignee, informing each such Technical and Commercial Manager of this Assignment and instructing such addressee to remit promptly to such Concentration Accounts all earnings and moneys hereby assigned which may come into such Technical and Commercial Manager’s hands or control and to continue to make such remittances until such time as such Technical and Commercial Manager may receive written notice or instructions to the contrary directly from the Assignee. The Assignors covenant to use commercially reasonable efforts to obtain the consent of the Approved Technical Manager and Commercial Manager under said Management Agreements to this Assignment in the form attached to Exhibit E or otherwise in form and substance reasonably satisfactory to the Assignee and execute the form of Manager’s Undertaking substantially in the form of Exhibit F.

Section 5.04                            Other Actions. The Assignors hereby agree that at any time and from time to time, upon entering into any guarantee of a Pledged Charter Guarantee of whatsoever nature, it will promptly and duly execute and deliver to and in favor of the Assignee at the cost and expense of the Borrower any and all such further instruments and documents as the Assignee, and its successors or assigns, may reasonably require in order to obtain the full benefits of this Agreement, and of the rights and powers herein granted.

ARTICLE VI

PROVISIONS REGARDING ALL COLLATERAL

Section 6.01                            Further Assurances. Each Assignor agrees that it will join with the Assignee in executing and, at such Assignor’s own expense, file and refile under the Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Assignee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Assignee’s security interest in the Collateral and hereby authorizes the Assignee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Assignor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Assignee such additional conveyances, assignments, agreements and instruments as the Assignee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Assignee its rights, powers and remedies hereunder.

Section 6.02                            Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc.

(a)                                 Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (or its designee) may proceed to perform any and all of the obligations of any Assignor contained in any contract, lease, or other agreement and exercise any and all rights of any Assignor therein contained as fully as such Assignor itself could.

(b)                                 Anything herein contained to the contrary notwithstanding, the Assignee, or its respective successors and assigns, shall have no obligation or liability under any agreement, including any

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charter or contract of affreightment by reason of or arising out of this Agreement and the Assignee, its respective successors and assigns, shall not be required or obligated in any manner to perform or fulfill any obligations of any Assignor under or pursuant to any agreement, including any charter or contract of affreightment, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 6.03                            Agent Appointed Attorney-in-Fact.

(a)                                 Each Assignor hereby appoints the Assignee as its attorney-in-fact to file any financing statements or continuation statements or papers of similar purposes or effect in respect of this Agreement.

(b)                                 Each Assignor hereby appoints the Assignee, its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power, in the name of the Assignor or otherwise, upon the occurrence and continuance of an Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under, or arising out of the, Insurance Collateral, Pledged Charters, any Charter Guarantee, Pledged Pooling Agreement, Pledged Management Agreement or otherwise assigned hereunder, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any document and any claims or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem necessary or advisable in the premises.  The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration and are hereby declared to be irrevocable

Section 6.04                            Collateral Agent May Perform. If any of the Assignors fails to perform any agreement contained herein and an Event of Default has arisen as a result, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower.

Section 6.05                            Collateral Agent’s Duties, etc. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of the Secured Creditors, and shall not impose any duty upon the Collateral Agent to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.  Neither the Collateral Agent, nor any other Secured Creditor nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Assignor or any other person or to take any other action whatsoever with regard to the Collateral or Assignor part thereof.  The Collateral Agent and the Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Assignor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from their own gross negligence or willful misconduct in breach of a duty owed to such Assignor.  Each Assignor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with

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respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Assignors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Assignor shall be under any obligation to make any inquiry respecting such authority.

Section 6.06                            Continuing Security Interest.  The obligations of each Assignor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:  (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Assignee or its assignee or any acceptance thereof or any release of any security by the Assignee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Assignor or any Subsidiary of any Assignor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Assignor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

Section 6.08                            Assignors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Assignors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Charters, Pledged Pooling Agreements and Pledged Management Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or any other Secured Creditor of any of the rights hereunder shall not release any Assignor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Creditors shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Creditors be obligated to perform any of the obligations or duties of any Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or other Credit Documents, the Assignors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Credit Documents.

ARTICLE VII

REMEDIES

Section 7.01                            Remedies.  Upon the occurrence and during the continuance of an Event of Default:

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(a)                                 The Collateral Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Credit Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, each Assignor expressly agrees that, in any such event, the Collateral Agent without demand of performance or other demand, advertisement or notice of any kind to or upon any Assignor or any other Person (all and each of which demands and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require the Assignors to, and each Assignor hereby agrees that it will at its own expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a location reasonably acceptable to the Collateral Agent, and (ii) without notice except as specified below, sell the Collateral or any part thereof, for cash, on credit, and/or upon such other terms as the Collateral Agent may deem commercially reasonable.  Each Assignor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to any of Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                                 Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Assignor shall remain jointly and severally liable for any such deficiency.

(c)                                  Each Assignor hereby acknowledges that the Secured Obligations arise out of commercial transactions, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing.  The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Assignor, and each Assignor hereby consents to such rights and such appointment and hereby waives any objection such Assignor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

Section 7.02                            Remedies Cumulative.  Each and every right, power and remedy of the Assignee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Assignee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Assignee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Assignee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Assignee or any other Secured Creditor to any other or further action in any circumstances without notice or demand.  The Secured Creditors agree that this Agreement may be enforced only by the action of the Assignee, in each case acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize

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upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Assignee for the benefit of the Secured Creditors upon the terms of this Agreement.

Section 7.03                            Application of Proceeds.  All monies collected by the Assignee upon any sale or other disposition of the Collateral of each Assignor, together with all other monies received by the Assignee hereunder (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied to the payment of the Obligations in the manner set forth in Section 4.05 of the Credit Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01                            Indemnity and Expenses.  Each Assignor jointly and severally agrees (i) to indemnify and hold harmless the Assignee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  In no event shall the Assignee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Assignor under this Section 8.01 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 8.02                            Addresses for Notices. Any notice, demand or other communication to be given under or for the purposes of this Agreement shall be made as provided in Section 11.03 of the Credit Agreement.

Section 8.03                            Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement, (b) be binding upon each of the Assignors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Collateral Agent, and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Lender herein or otherwise.  Upon payment in full in cash of the Obligations in accordance with the provisions of the Credit Agreement, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Assignors or any other Person entitled thereto, and the Collateral Agent shall execute and deliver to the Assignors, at the Assignors’ expense, all termination statements, releases and other documents (without recourse and without representation or warranty) which the Assignors shall reasonably, in each case, request to evidence such termination and authorize the filing of any such termination, release or other document executed and delivered by the Collateral Agent.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Credit Document, or any other instrument or document executed and delivered by any Assignor to the Collateral Agent nor other loans

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made by any Lender to the Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Assignors, or any of them, by the Collateral Agent, nor any other act of the Secured Creditors, or any of them, shall release any of the Assignors from any obligation, except a release or discharge executed in writing by the Collateral Agent in accordance with the provisions of the Credit Agreement.  The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth.  A waiver by the Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Collateral Agent would otherwise have had on any other occasion.  Upon the consummation of any sale or other disposition of Collateral to any third party pursuant to a transaction permitted by the Credit Agreement or the other Credit Documents, the Security Interest granted hereby with respect to such Collateral shall terminate (but shall attach to the proceeds or products thereof) and the Collateral Agent shall, at the reasonable request and at the expense of the applicable Assignor, provide evidence (without recourse and without any representation or warranty) of such termination.

Section 8.04                            Termination; Release.  (a)  After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.01 hereof shall survive any such termination), and the Assignee, at the request and expense of any Assignor, will as promptly as practicable execute and deliver to such Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document, together with any monies at the time held by the Assignee or any of its sub-agents hereunder.  As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement has been terminated and all Interest Rate Protection Agreements or Other Hedging Agreements applicable to Loans entered into with any Other Creditors have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full and all Obligations then due and payable have been paid in full.

(b)                                 In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement (other than a sale to any Assignor or any Subsidiary thereof) or is otherwise released with the consent of the Required Lenders and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Assignee, at the request and expense of the respective Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)                                  At any time that a Assignor desires that the Assignee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 8.04(a) or (b) hereof, it shall deliver to the Assignee a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 8.04(a) or (b).

(d)  The Assignee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 8.04.

Section 8.05                            Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS

14

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR.  EACH ASSIGNOR HEREBY IRREVOCABLY WAIVESANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH ASSIGNOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 8.05 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 8.06                            Additional Assignors. Pursuant to Section 7.11 of the Credit Agreement, certain new direct or indirect Subsidiaries (whether by acquisition, creation or “designation”) of any Assignor are required to enter into this Agreement by executing and delivering in favor of the Collateral Agent a Joinder Agreement.  Upon the execution and delivery of a Joinder Agreement by each such new Subsidiary, such Subsidiary shall become an Assignor hereunder with the same force and effect as if originally named as an Assignor herein.  The execution and delivery of any instrument adding an additional Assignor as a party to this Agreement shall not require the consent of any Assignor hereunder.  The rights and obligations of each Assignor hereunder shall remain in full force and effect notwithstanding the addition of any new Assignor hereunder.

Section 8.07                            Miscellaneous.

(a)                                 This Agreement is a Credit Document. This Agreement may be executed in any number of counterparts each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission (i.e. “PDF”) shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b)                                 None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by each Assignor party hereto and the Assignee (with the written consent of the Required Lenders).

(c)                                  This Agreement is made with full recourse to the Assignors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Assignors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

15

(d)                                 Any provision of this Agreement which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(e)                                  Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(f)                                   Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Creditor or any Assignor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(g)                                  The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(h)                                 Unless the context of this Agreement or any other Credit Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Credit Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash accounts and contract rights.  Any reference herein or in any other Credit Document to the satisfaction, repayment or payment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than unasserted contingent indemnification Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(i)                                     All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Section 8.08                            Release of Assignors. In the event any Assignor which is a Subsidiary of the Borrower is released from its obligations pursuant to the Subsidiaries Guaranty, such Assignor shall be released from this Agreement and this Agreement shall, as to such Assignor only, have no further force or effect.

16

IN WITNESS WHEREOF, each Assignor has duly executed this instrument on the day and year first above written.

GENER8 MARITIME SUBSIDIARY VII INC.

By:
Name:
Title:

GENER8 STRENGTH LLC

By:
Name:
Title:

CITIBANK, N.A., NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

SCHEDULE 1

Assignor	Collateral Vessel
GENER8 STRENGTH LLC	m.v. “GENER8 STRENGTH”

SCHEDULE 2

Legal Names; Type of Organization; Jurisdiction of Organization; Organizational Identification Numbers; Chief Executive Office.

Exact Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Address of Chief Executive Office
Gener8 Maritime Subsidiary VII Inc.	Corporation	Marshall Islands	78649	c/o Gener8 Maritime Inc. 299 Park Avenue 2nd Floor New York, NY 10017
Gener8 Strength LLC	Limited Liability Company	Marshall Islands	963430	c/o Gener8 Maritime Inc. 299 Park Avenue 2nd Floor New York, NY 10017

SCHEDULE 3

Pledged Charters

SCHEDULE 4

SCHEDULE 5

Pledged Management Agreements

Exhibit A to

Global Assignment Agreement

To:                             [NAME]

[Address]

FORM OF NOTICE OF ASSIGNMENT

The undersigned, GENER8 STRENGTH LLC, the owner (the “Owner”) of the MARSHALL ISLANDS flag vessel “GENER8 STRENGTH”, hereby gives you notice that by a Global Assignment Agreement dated [DATE], entered into by, inter alia, us with CITIBANK, N.A., NEW YORK BRANCH in its capacity as Collateral Agent for certain Lenders (hereinafter called the “Assignee), a copy of which is attached hereto, there has been assigned by us to the Assignee all earnings effected and to be effected in respect of the said vessel.

As from the date hereof and so long as the Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all earnings from time to time due and payable to, or receivable by, the undersigned to the account of the Owner as follows:

Bank:	[•]
Swift Code:	[•]
Account No:	[•]
Account Name:	[•]

or to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due.

Please acknowledge receipt of this notice directly to the Assignee at:

Citibank, N.A., New York Branch

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn:  Meghan O’Connor

Telephone:  +1 212 816 8557

Facsimile:   N/A

GENER8 STRENGTH LLC,
as Owner

By:
Name:
Title:

Dated:

EXHIBIT B

to

Global Assignment Agreement

To:                             [Underwriters]

[Address]

NOTICE OF ASSIGNMENT OF INSURANCES

Each of the undersigned, GENER8 STRENGTH LLC, the owner (the “Owner”) of the MARSHALL ISLANDS flag vessel “GENER8 STRENGTH”, and GENER8 MARITIME SUBSIDIARY VII INC., the Borrower under the Credit Agreement, dated as of October [•], 2015 (as the same may be amended, supplemented or otherwise modified from time to time) among various lenders referred to therein and CITIBANK, N.A., NEW YORK BRANCH as Facility Agent and Collateral Agent (hereinafter called the “Assignee”), hereby give you notice that by a Global Assignment Agreement dated [DATE] entered into by, inter alia, us with the Assignee, there has been assigned by us to the Assignee all insurances effected and to be effected in respect thereof including the insurances constituted by the policy whereon this Notice is endorsed.  This Notice of Assignment and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:

GENER8 STRENGTH LLC, as Owner

By:
Name:
Title:

GENER8 MARITIME SUBSIDIARY VII INC.

By:
Name:
Title:

Annex I to

Notice of Insurance Assignment

FORM OF LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to CITIBANK, N.A, NEW YORK BRANCH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and to GENER8 STRENGTH LLC, as owner (the “Owner”), as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee following the occurrence and continuation of an Event of Default (as defined in the Credit Agreement), in the case of any loss involving any damage to the Vessel or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursements therefore;  provided, however, that if such damage involves a loss in excess of U.S.$2,000,000.00 or its equivalent the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromise or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage.

Protection and Indemnity

Loss, if any, payable to CITIBANK, N.A., NEW YORK BRANCH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and GENER8 STRENGTH LLC, Owner, as their respective interests may appear, or order, except that, unless and until the underwriters have been otherwise instructed by notice in writing from the Mortgagee following the occurrence and continuation of an Event of Default (as defined in the Credit Agreement), any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance.

Exhibit C to

Global Assignment Agreement

[Form of]

ASSIGNMENT OF CHARTER

No.

GENER8 STRENGTH

IMO Number [NUMBER]

GENER8 STRENGTH LLC, a Marshall Islands limited liability company (the “Assignor”), refers to a Global Assignment Agreement dated [DATE] (the “Assignment”) given by the Assignor in favor of CITIBANK, N.A., NEW YORK BRANCH, a limited liability company organized and existing under the laws of the United Kingdom, as Collateral Agent (the “Assignee”), under the Credit Agreement (as defined in or by reference in the Global Assignment Agreement), wherein the Assignor agreed to enter into a Charter Assignment in the event the Assignor entered into any charter or contract of affreightment or other agreement for employment of the Vessel for a period of twenty-four (24) months or longer including permitted extensions and renewals.

The Assignor represents that it has entered into a charter dated [DATE OF TIME CHARTER PARTY] between the Assignor and [CHARTERER] (the “Charterer”), a true and complete copy of which is attached hereto (the “Charter”), and agrees that Section 2.02(c) of the Global Assignment Agreement and Schedule 3 of the Global Assignment Agreement are hereby amended to add to the description of collateral contained in said Section all of the Assignor’s right, title and interest in and to the Charter, all earnings and freights thereunder, and all amounts due the Assignor thereunder, and the Assignor does hereby grant, sell, convey, assign, transfer, mortgage and pledge to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby does also grant unto the Assignee, a security interest in and to, the Charter and all claims for damages arising out of the breach of and rights to terminate the Charter, and any proceeds of any of the foregoing.

The Assignor hereby warrants that the Assignor will promptly give notice to the Charterer of the Global Assignment Agreement in the form attached hereto as Annex I, as provided by Section [5.01][5.04] of the Global Assignment Agreement and the Assignor will use commercially reasonable efforts to obtain the consent of the Charterer as evidenced by the execution by the Charterer of the Charterer’s Consent and Agreement in the form attached hereto as Annex II.

The Assignor reconfirms that the Assignment including all of the rights and liabilities, covenants and obligations therein remains in full force and effect.

Terms used herein and not otherwise defined herein are used as defined in, or by reference in, the Global Assignment Agreement.

The Assignor hereby agrees that so long as this Charter Assignment is in effect it will not terminate said Charter, or amend, modify, supplement, or waive any material term of said Charter in a manner adverse to the Assignee, in each case without first obtaining the written consent of the Assignee therefor.  The Assignor hereby agrees to notify the Assignee in writing of any arbitration.

IN WITNESS WHEREOF, the Assignor has caused this Charter Assignment No.    to be duly executed this      day of                    .

GENER8 STRENGTH LLC,
as Assignor

By:
Name:
Title:

EXHIBIT G

Annex I to

Exhibit C to

GLOBAL ASSIGNMENT AGREEMENT

[Form of]

NOTICE OF ASSIGNMENT OF CHARTER

To:                             [Charterer]

[Address]

The undersigned, GENER8 STRENGTH LLC, the owner (the “Owner”) of the MARSHALL ISLANDS flag vessel “GENER8 STRENGTH”, hereby gives you notice that by a [Global Assignment Agreement dated [DATE]][a Assignment of Charter dated [DATE]] (the “Assignment”), entered into by, inter alia, us with CITIBANK, N.A., NEW YORK BRANCH in its capacity as Collateral Agent for certain Lenders (hereinafter called the “Assignee”), a copy of which is attached hereto, there has been assigned by us to the Assignee a continuing, first priority security interest in all of the undersigned’s right, title and interest in, to and under a charter dated [•] (as the same may be amended or supplemented from time to time, the “Charter Agreement”) between the Assignor and you (the “Charterer”).

As from the date hereof and so long as the Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all amounts from time to time due and payable to, or receivable by, the undersigned under the Charter to our account as follows:

Bank:	[•]
Swift Code:	[•]
Account No:	[•]
Beneficiary:	[•]

or to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due in accordance with the terms of the Charter.

Please confirm your consent to the Assignment by executing and returning the Consent and Agreement attached below.

Dated: [•]

GENER8 STRENGTH LLC, as Owner

By:
Name:
Title:

EXHIBIT G

Annex II to

Exhibit C to

GLOBAL ASSIGNMENT AGREEMENT

CHARTERER’S CONSENT AND AGREEMENT

No.

GENER8 STRENGTH

IMO Number [NUMBER]

The undersigned, charterer of the MARSHALL ISLANDS flag vessel “GENER8 STRENGTH” pursuant to a time charter-party dated [DATE OF TIME CHARTER PARTY] (the “Charter”), does hereby acknowledge notice of the assignment (the “Notice”) by the Assignor of all the Assignor’s right, title and interest in and to the Charter to CITIBANK, N.A., NEW YORK BRANCH, as Collateral Agent (the “Assignee”), pursuant to the [Global Assignment Agreement dated [DATE]][Charter Assignment dated [DATE]] (as the same may be amended, supplemented or otherwise modified from time to time, the “Assignment”), consents to such assignment, and agrees that it will make payment of all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, and notwithstanding the existence of a default or event of default by the Assignor under the Charter, direct to the account specified in the Notice or such account specified by the Assignee at such address as the Assignee shall request the undersigned in writing until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full.

The undersigned agrees that it shall look solely to the Assignor for performance of the Charter and that the Assignee shall have no obligation or liability under or pursuant to the Charter arising out of the Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Charter.  Notwithstanding the foregoing, if an Event of Default under the Credit Agreement (as defined in or by reference in the Assignment) shall have occurred and be continuing, the undersigned agrees that the Assignee shall have the right, but not the obligation, to perform all of the Assignor’s obligations under the Charter as though named therein as owner.

The undersigned agrees that it shall not seek the recovery of any payment actually made by it to the Assignee pursuant to this Charterer’s Consent and Agreement once such payment has been made.  This provision shall not be construed to relieve the Assignor of any liability to the Charterer.

The undersigned hereby waives the right to assert against the Assignee, as assignee of the Assignor, any claim, defense, counterclaim or setoff that it could assert against the Assignor under the Charter.

The undersigned agrees to execute and deliver, or cause to be executed and delivered, upon the written request of the Assignee any and all such further instruments and documents as the Assignee may deem desirable for the purpose of obtaining the full benefits of this Assignment and of the rights and power herein granted.

The undersigned hereby confirms that the Charter is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

Dated:

[CHARTERER],
as Charterer

By:
Name:
Title:

Exhibit D to

Global Assignment Agreement

[Form of]

NOTICE OF ASSIGNMENT OF POOL AGREEMENT

To:                             [Pool Manager]

The undersigned, GENER8 STRENGTH LLC, the owner (the “Owner”) of the MARSHALL ISLANDS flag vessel “GENER8 STRENGTH”, hereby gives you notice that by a Global Assignment Agreement dated [DATE] (the “Assignment”), a copy of which is attached hereto, entered into by, inter alia, us with CITIBANK, N.A., NEW YORK BRANCH in its capacity as Collateral Agent for certain Lenders (hereinafter called the “Assignee”), there has been assigned by us to the Assignee a continuing, first priority security interest in all of the undersigned’s right, title and interest in, to and under a pool participation agreement dated [•] (as the same may be amended or supplemented from time to time, the “Pool Agreement”) between the Assignor and [•] (the “Pool Manager”).

As from the date hereof and so long as the Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all amounts from time to time due and payable to, or receivable by, the undersigned under the Pool Agreement to our account as follows:

Bank:	[•]
Swift Code:	[•]
Account No:	[•]
Account Name:	[•],

or to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due in accordance with the terms of the Pool Agreement.

Please confirm your consent to the Assignment by executing and returning the Consent and Agreement attached below.

Dated: [•]

GENER8 STRENGTH LLC,
as Owner

By:
Name:
Title:

Annex I to

Exhibit D to

GLOBAL ASSIGNMENT AGREEMENT

[Form of]

CONSENT AND AGREEMENT

TO:                           Citibank, N.A., New York Branch, as Collateral Agent

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn: Meghan O’Connor

Telephone:  +1 212 816 8557

Facsimile:   N/A

Re:  “GENER8 STRENGTH”

The undersigned refers to the notice (the “Notice”) given to it by [•] (the “Assignor”) in respect of the Global Assignment Agreement dated [•] 2015 (the “Assignment”) made by, inter alia, the Assignor to and in favor of you (the “Assignee”).  Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Notice.

The undersigned, as Pool Manager, in consideration of one dollar ($1.00) lawful money of the United States of America paid to us, hereby acknowledges receipt of the Notice, consents and agrees to the Assignment and to all of the respective terms thereof and hereby confirms and further agrees that:

(a)                                the Pool Agreement is in full force and effect and is the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

(b)                                As from the date hereof and so long as the Assignment is in effect, the undersigned will pay all amounts from time to time due and payable to, or receivable by, the Assignor under the Pool Agreement to the Assignor’s account as follows:

Bank:	[•]
Swift Code:	[•]
Account No:	[•]
Account Name:	[•]

or to such other account as the Assignee may direct by notice in writing to us from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due in accordance with the terms of the Pool Agreement.

(c)                                  Upon receipt by the undersigned of notice from the Assignee that an event of default has occurred and is continuing in respect of the Assignment:

(i)                                     the undersigned acknowledges and agrees that the Assignee shall have the right but not the obligation to perform the Assignor’s obligations under the Pool Agreement and to exercise the Assignor’s rights under the Pool Agreement;

(ii)                                  the undersigned shall deliver to the Assignee at its address above copies of all notices and other instruments, certificates, reports and communications required or permitted to be given or made to the Assignor pursuant to the Pool Agreement; and

(iii)                               the undersigned shall fully cooperate with the Assignee in exercising rights available to the Assignee under the Assignment.

This Consent and Agreement shall be governed by the laws of the State of New York and may be relied on by the Assignor and the Assignee.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Consent and Agreement to be duly executed.

Dated: [•]

[•],
as Pool Manager

By:
Name:
Title:

Exhibit E to

Global Assignment Agreement

[Form of]

NOTICE OF ASSIGNMENT OF MANAGEMENT AGREEMENT

To:          [Commercial Manager][Technical Manager]

[Address]

The undersigned, GENER8 STRENGTH LLC, the owner (the “Owner”) of the MARSHALL ISALNDS flag vessel “GENER8 STRENGTH”, hereby gives you notice that by a Global Assignment Agreement dated [DATE] (the “Assignment”), a copy of which is attached hereto, entered into by, inter alia, us with CITIBANK, N.A., NEW YORK BRANCH in its capacity as Collateral Agent for certain Lenders (hereinafter called the “Assignee”), there has been assigned by us to the Assignee a continuing, first priority security interest in all of the undersigned’s right, title and interest in, to and under a management agreement dated [•] (as the same may be amended or supplemented from time to time, the “Management Agreement”) between the Assignor and [•] (the “Manager”).

Please confirm your consent to the Assignment by executing and returning the Consent and Agreement attached below.

Dated: [•] 2015

GENER8 STRENGTH LLC,
as Owner

By:
Name:
Title:

EXHIBIT G

Annex I to

Exhibit E to

GLOBAL ASSIGNMENT AGREEMENT

[Form of]

CONSENT AND AGREEMENT

TO:         Citibank, N.A., New York Branch, as Collateral Agent

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn: Meghan O’Connor

Telephone:  +1 212 816 8557

Facsimile:   N/A

Re:  “GENER8 STRENGTH”

The undersigned refers to the notice (the “Notice”) given to it by [•] (the “Assignor”) in respect of the Global Assignment Agreement dated [•] 2015 (the “Assignment”) made by, inter alia, the Assignor to and in favor of you (the “Assignee”).  Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Notice.

The undersigned, as Manager, in consideration of one dollar ($1.00) lawful money of the United States of America paid to us, hereby acknowledges receipt of the Notice, consents and agrees to the Assignment and to all of the respective terms thereof and hereby confirms and further agrees that:

(a)                                the Management Agreement is in full force and effect and is the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

(b)                                 Upon receipt by the undersigned of notice from the Assignee that an event of default has occurred and is continuing in respect of the Assignment:

(i)                                     the undersigned acknowledges and agrees that the Assignee shall have the right but not the obligation to perform the Assignor’s obligations under the Management Agreement and to exercise the Assignor’s rights under the Management Agreement;

(ii)                                  the undersigned shall deliver to the Assignee at its address above copies of all notices and other instruments, certificates, reports and communications required or permitted to be given or made to the Assignor pursuant to the Management Agreement;

(iii)                               the undersigned shall pay all amounts from time to time due and payable to, or receivable by the Assignor under the Management Agreement to an account notified by the Assignee in such notice; and

(iv)                              the undersigned shall fully cooperate with the Assignee in exercising rights available to the Assignee under the Assignment.

This Consent and Agreement shall be governed by the laws of the State of New York and may be relied on by the Assignor and the Assignee.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Consent and Agreement to be duly executed.

Dated: [•] 2015

[•],
as Manager

By:
Name:
Title:

Exhibit F to

GLOBAL ASSIGNMENT AGREEMENT

[Form of]

MANAGER’s UNDERTAKING

MANAGER’S CONSENT AND UNDERTAKING

TO:         Citibank, N.A., New York Branch, as Collateral Agent

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn: Meghan O’Connor

Telephone:  +1 212 816 8557

Facsimile:   N/A

We refer to (a) each Management Agreement (each, a “Management Agreement”, and collectively, the “Management Agreements”) identified on Schedule I attached hereto made between us, [MANAGER], (the “Manager”), and GENER8 STRENGTH LLC (the “Assignor”) with respect to m.v. “GENER8 STRENGTH” (the “Vessel”), (b) the Global Assignment Agreement dated as of October   , 2015 (the “Assignment”), made between, inter alia, Citibank, N.A., New York Branch, as Collateral Agent (the “Assignee”) for the benefit of the Secured Creditors (as defined in the Credit Agreement) under the Credit Agreement, and the Assignor, and (c) the Notice of Assignment of Management Agreement dated as of [•], 2015 (the “Notice”) by the Assignor addressed to us.  Capitalized terms used herein and not otherwise defined herein are used as defined in, or by reference in, the Assignment.

In consideration of the respective Management Agreements, and for other good and valuable consideration, the receipt of which is hereby acknowledged, we hereby agree with you as follows:

1.                                      We agree to the terms set out in the Assignment and the Notice, and consent to, and agree to be bound by, such Assignment and Notice.

2.                                      We covenant and agree with the Assignee that we will not terminate, supplement or amend any Management Agreement without the prior written consent of the Assignee, provided always that no such change shall imperil the security to be provided pursuant to the Security Documents (as defined in the Credit Agreement) or adversely affect the ability of any Credit Party (as defined in the Credit Agreement) to perform its Obligations (as defined in the Credit Agreement) under the Credit Documents (as defined in the Credit Agreement).

3.                                      If an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, we covenant and agree with the Assignee that the Assignee shall have the right to terminate all or fewer than all Management Agreements, as the Assignee determines in its sole discretion, upon not fewer than three (3) Business Days prior written notice setting forth the effective date of such termination, without such termination giving rise to any claim by us as

Manager, other than for services already rendered by us as Manager as of the effective date of such termination.

4.                                      With respect to the Vessel, we agree that any claim or lien arising in our favor under any Management Agreement is subject and subordinated in all respects to the lien of the Mortgage in favor of the Assignee as Collateral Agent on such Vessel, and, at the option of the Assignee, foreclosure under the Mortgage shall terminate such Management Agreement and such liens and divest us and our submanagers of all right, title and interest in and to the Vessel.

5.                                      With respect to the Earnings and Insurance Collateral (as defined in the Credit Agreement) pertaining to the Vessel, we agree that any claim or lien arising in our favor under any Management Agreement is subject and subordinated in all respects to the lien of the Assignment of Earnings (as defined in the Credit Agreement) and the Assignment of Insurances (as defined in the Credit Agreement) in favor of the Assignee as Collateral Agent on such Earnings and Insurance Collateral.

6.                                      We covenant and agree that (i) we shall not commence any proceeding to enforce any claim against the Vessel, the Assignor or the Earnings and Insurance Collateral and (ii) we shall not compete with any of the Secured Parties in any Bankruptcy Proceeding (as defined in the Credit Agreement) of the Assignor or in any legal or administration action or other proceedings in connection with the Vessel, the Assignor or the Earnings and Insurance Collateral.

7.                                      We will not enter into any sub-management agreement or contract out our obligations under any Management Agreement to any person without the Assignee’s prior written consent, unless (i) the sub-manager executes a consent substantially identical to this consent and (ii) in our reasonable judgment, the sub-manager is as competent to render management services as we are.

8.                                      Upon request by the Collateral Agent, we agree to (i) deliver to the Collateral Agent all documents of whatever nature which we hold in connection with the Assignor, the Vessel and the Earnings and Insurance Collateral and (ii) execute and deliver any consent reasonably required by any insurance broker and/or underwriter and do all other things reasonably necessary so that the Collateral Agent can collect or recover any moneys payable in respect of the Insurances.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

For and on behalf of:

[•]

By:
Name:
Title:

EXHIBIT H-1

Date [•]

[•]

as Assignor

-and-

CITIBANK, N.A., NEW YORK BRANCH,

as Collateral Agent

HEDGING AGREEMENT ASSIGNMENT

relating to an ISDA Master Agreement

dated [•]

INDEX

Clause		Page

1	DEFINITIONS AND INTERPRETATION	1

2	COVENANT TO PAY AND PERFORM	2

3	CREATION OF SECURITY	3

4	SWAP PAYMENTS	4

5	REPRESENTATIONS AND WARRANTIES	4

6	COVENANTS	5

7	PROTECTION OF SECURITY	6

8	ENFORCEABILITY AND COLLATERAL AGENT’S POWERS	6

9	APPLICATION OF MONEYS	9

10	FURTHER ASSURANCES	9

11	POWER OF ATTORNEY	11

12	INDEMNITIES	11

13	SUPPLEMENTAL	12

14	TRANSFERS	13

15	GOVERNING LAW	14

EXECUTION PAGE		15

[APPENDIX 1 NOTICE OF ASSIGNMENT TO HEDGE COUNTERPARTY		16

APPENDIX 2 HEDGE COUNTERPARTY’S ACKNOWLEDGEMENT		18

THIS HEDGING AGREEMENT ASSIGNMENT is made on [•]

BETWEEN

(1)                                 [•], a corporation incorporated in the Republic of the Marshall Islands whose registered address is at [•] (the “Assignor”); and

(2)                                 CITIBANK, N.A., NEW YORK BRANCH, as Collateral Agent under the Credit Agreement referred to below (together with its successors and assigns, the “Collateral Agent”).

WHEREAS

(A)                               Gener8 Maritime, Inc., Gener8 Maritime Subsidiary VII Inc. (the “Borrower”), the Lenders party thereto from time to time and Citibank, N.A., New York Branch, as Facility Agent and Collateral Agent have entered into that certain credit agreement dated as of October 21, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) providing for the making of term loans to the Borrower in the principal amount of up to Sixty Million, One Hundred Seventy-Four Thousand United States Dollars (U.S. $60,174,000).  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

(B)                               The Assignor and [•] (the “Hedge Counterparty”) have entered into an ISDA Master Agreement  dated as of [•], 20[•] (together with the relevant Schedules and Confirmations (each as defined therein), the “Master Agreement”), pursuant to which the Assignor and Hedge Counterparty have entered into and/or anticipate entering into one or more Transactions (as defined in the Master Agreement) in connection with the Assignor’s interest rate exposure under the Credit Agreement.

(C)                               The Master Agreement constitutes one of the [Interest Rate Protection Agreements] [Other Hedging Agreements] referred to in the Credit Agreement.

(D)                               The Assignor is entering into this agreement (the “Assignment”) in satisfaction of the condition precedent under Section 5.02(d) of the Credit Agreement pursuant to which each Subsidiary Guarantor (as defined in the Credit Agreement) that owns a Collateral Vessel (as defined in the Credit Agreement) is required to grant a security interest and lien on all present and future rights and receivables under each [Interest Rate Protection Agreement and Other Hedging Agreement (each as defined in the Credit Agreement)] as security for the Secured Obligations (as defined in the Credit Agreement).

IT IS AGREED as follows:

1                                         DEFINITIONS AND INTERPRETATION

1.1                               Defined expressions.  Words and expressions defined in the Credit Agreement shall have the same meanings when used in this Assignment unless the context otherwise requires.

1.2                               Definitions.  In this Assignment, unless the contrary intention appears:

“Assigned Agreement” means the Master Agreement;

“Assigned Agreement Rights” means all rights and interests of every kind which the Assignor now or at any later time has to, in or in connection with, the Assigned Agreement, or in relation to any matter arising out of or in connection with the Assigned Agreement, including, but without in any way limiting the generality of the preceding words:

(a)                                 all rights and interests relating to any amount of any kind payable under the terms of the Assigned Agreement;

(b)                                 all rights to commence, conduct, defend, compromise or abandon any legal or arbitration proceedings relating to the Assigned Agreement or to any matter arising out of or in connection with the Assigned Agreement;

(c)                                  all rights to damages, interest, costs or other sums payable under any judgment or order of any court, or any arbitration award, relating to the Assigned Agreement or to any matter arising out of or in connection with the Assigned Agreement; and

(d)                                 all accessions to, substitutions and replacements for, proceeds and products of any of the foregoing, together with all books and records, computer files, programs, print outs and other computer materials and records related thereto and all collateral security and guarantees given by any person with respect to the foregoing.

“Assigned Property” means all rights and interests of every kind which the Assignor now or at any later time has to, in or in connection with:

(a)                                 the Assigned Agreement Rights; and

(b)                                 the Swap Payments; and

“Swap Payments” means all moneys whatsoever which are now or may later become payable (actually or contingently) to the Assignor under or in connection with the Assigned Agreement.

1.3                               Application of construction and interpretation provisions of Credit Agreement.  Section 1.02 (Other Definitional Provisions) of the Credit Agreement applies to this Assignment as if it were expressly incorporated in it with any necessary modifications.

1.4                               Inconsistency between Credit Agreement provisions and this Assignment. This Assignment shall be read together with the Credit Agreement, but in case of any conflict between the Credit Agreement and this Assignment, unless expressly provided to the contrary in this Assignment, the provisions of the Credit Agreement shall prevail.

2                                         COVENANT TO PAY AND PERFORM

2.1                               Covenant to pay and perform.  The Assignor covenants with the Collateral Agent:

(a)                                 to fully, duly, promptly and punctually pay when due, or to cause the full, due, prompt and punctual payment when due (whether at stated maturity, by acceleration or otherwise) of, the  Secured Obligations owing by the Assignor to the to the Secured Creditors; and

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(b)                                 to observe and perform all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of the Assignor under any Credit Documents to which the Assignor is a party.

3                                         CREATION OF SECURITY

3.1                               Security interest.

(a)                                 As security for the Secured Obligations and the performance of all obligations under this Assignment or otherwise relating to them, the Assignor hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all right, title, interest, claim and demand which the Assignor now or at any later time has to, in or in connection with, the Assigned Property (and regardless of where located).

(b)                                 For the avoidance of doubt, unless an Event of Default has occurred and is continuing, the Assignor shall be entitled, subject to the other provisions of this Assignment and the other Credit Documents, to exercise its rights under the Assigned Agreement and to receive all moneys paid under the Assigned Agreement.

3.2                               Continuing security.  This Assignment and the obligations of the Assignor under this Assignment shall be absolute and unconditional, and shall remain in full force and effect until such date as the Secured Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement (the “Termination Date”) and, in particular:

(a)                                 the security interest created by Clause 3.1(a) shall not be satisfied by any intermediate payment or satisfaction of the Secured Obligations;

(b)                                 the security interest created by Clause 3.1(a), and the rights of the Collateral Agent under this Assignment, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Collateral Agent;

(c)                                  no failure or delay by or on behalf of the Collateral Agent to enforce or exercise any right created by Clause 3.1(a) or a right of the Collateral Agent under this Assignment, and no act, course of conduct, acquiescence or failure to act (or to prevent the Assignor from taking certain action) which is inconsistent with such a Security or such a right shall preclude or estop the Collateral Agent (either permanently or temporarily) from enforcing or exercising it;

(d)                                 this Assignment shall be additional to, and shall not in any way impair or be impaired by:

(i)                                     any other security interest whether in relation to property of the Assignor or that of a third party; or

(ii)                                  any other right of recourse as against the Assignor or any third party,

which the Collateral Agent or any other Secured Party now or subsequently has in respect of any of the Secured Obligations; and

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(e)                                  this Assignment shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other person or entity upon the insolvency, bankruptcy or reorganization of the Assignor or any other Security Party or otherwise or any similar proceedings in any relevant jurisdiction, all as though such payment had not been made.

3.3                               No obligations imposed on Collateral Agent.  The Assignor shall remain liable to perform all obligations connected with the Assigned Property and the Collateral Agent shall not, in any circumstances, have or incur any obligation of any kind in connection with the Assigned Property.

3.4                               Notice of assignment; acknowledgement.  The Assignor shall, promptly after the execution of this Assignment, give written notice of the assignment contained in Clause 3.1(a) to the Hedge Counterparty in the form set out in Appendix 1 (or such other form as the Collateral Agent may approve (such approval not to be unreasonably withheld or delayed)) and shall use commercially reasonable efforts to obtain from the Hedge Counterparty a signed acknowledgement in the form set out in Appendix 2 (or such other form as the Collateral Agent may approval (such approval not to be unreasonably withheld or delayed).

3.5                               Negative Assignment; disposal of assets.  The Assignor shall comply with the provisions of Sections 8.01 (Liens) and 8.03 (Disposal; Sale of Collateral, etc.) of the Credit Agreement, each of which is expressly incorporated in this Assignment with any necessary modifications.  The Assignor shall not dispose of any Assigned Property or any right relating to any Assigned Property; provided that nothing in this Clause 3.5 (Negative Assignment; disposal of assets) shall be interpreted as limiting the right of the Assignor to take any action permitted or not expressly prohibited under the Credit Agreement.

3.6                               Termination; release of security.  After the Termination Date, this Assignment and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Clause 13 hereof shall survive any such termination), and the Collateral Agent at the request and expense of the Assignor, will re-assign (without any warranty, representation, covenant or other recourse) to the Assignor such rights as the Collateral Agent then has to, or in connection with, the Assigned Property.

4                                         SWAP PAYMENTS

4.1                               Receipt of Swap Payments.  Upon the occurrence and continuance of an Event of Default:

(a)                                 the Assignor shall, upon the request of the Collateral Agent, and the Collateral Agent may at any time thereafter, instruct the Hedge Counterparty to pay the Swap Payments to the Collateral Agent or as it may direct; and

(b)                                 any sum in respect of a Swap Payment then held by the Assignor’s brokers, bankers or other agents or representatives shall be deemed to have been received by and to be held by them on trust for the Collateral Agent.

5                                         REPRESENTATIONS AND WARRANTIES

5.1                               General.  The Assignor represents and warrants to the Collateral Agent as follows.

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5.2                               Repetition of Credit Agreement representations and warranties.  The representations and warranties in Section 6 (Representations and Warranties) of the Credit Agreement as they relate to such Assignor are true and correct in all material respects as of the date of this Assignment, in each case unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

5.3                               Validity and completeness of Assigned Agreement.  The copy of the Assigned Agreement delivered to the Collateral Agent in connection with this Assignment is a true and complete copy, and there does not exist any addendum, supplemental agreement or other document of any kind which has the effect of varying the terms of the Assigned Agreement or of excluding, restricting or qualifying any right or interest which the Assigned Agreement creates in favor of the Assignor.

6                                         COVENANTS

6.1                               General.  The Assignor shall comply with the following provisions of this Clause 6 at all times until the Termination Date except as the Collateral Agent may otherwise permit.

6.2                               Performance of obligations under Assigned Agreement.  The Assignor shall:

(a)                                 observe and perform all its obligations and meet all its liabilities under or in connection with the Assigned Agreement; and

(b)                                 take any action, or refrain from taking any action, which the Collateral Agent may specify in connection with any breach, or possible future breach, of the Assigned Agreement to which it is a party by it or with any other matter which arises or may later arise out of or in connection with the Assigned Agreement.

6.3                               Payment of Swap Payments etc. received under Assigned Agreement.  If an Event of Default shall have occurred and be continuing, the Assignor shall forthwith, upon receipt by it (or by any person acting on its behalf), pay over or transfer to the Collateral Agent (or as the Collateral Agent may direct) any Swap Payments or other property which the Assignor (or any person acting on its behalf) may receive or recover in connection with the Assigned Agreement and all property which may, directly or indirectly, represent, accrue on or be derived from any such moneys or property.

6.4                               Action to protect validity of Assigned Agreement.  The Assignor shall:

(a)                                 use commercially reasonable efforts to ensure that all interests and rights conferred by the Assigned Agreement remain valid and enforceable in all respects and retain the priority which they were intended to have; and

(b)                                 without prejudice to its obligations under paragraph (a) above, take any action which the Collateral Agent may specify that is necessary to ensure or protect the validity, enforceability and/or priority of any such interest or right.

6.5                               Action to enforce Assigned Agreement.  The Assignor shall:

5

(a)                                 take any action which the Collateral Agent may direct for the purpose of enforcing (through legal process, arbitration or otherwise) any right which is part of, or which relates to, the Assigned Property; and

(b)                                 in the absence of any such direction, not take any such action.

6.6                               Termination of, and proceedings relating to, Assigned Agreement.  Without limiting its generality, Clause 6.5 applies to:

(a)                                 the termination of the Assigned Agreement;

(b)                                 the commencement of, or any other action relating to, any legal proceedings or arbitration relating to any Assigned Property or to any matter arising out of or in connection with any Assigned Property.

6.7                               Provision of information relating to Assigned Agreement.  The Assignor shall forthwith:

(a)                                 inform the Collateral Agent if any material breach of the Assigned Agreement occurs or a serious risk of such a material breach arises and of any other event or matter affecting the Assigned Agreement which is material to the Collateral Agent;

(b)                                 provide the Collateral Agent, promptly after service, with copies of all notices served on or by it under or in connection with the Assigned Agreement;

(c)                                  provide the Collateral Agent with any information which it reasonably requests about any Assigned Property or any matter relating to or affecting any Assigned Property; and

(d)                                 generally provide the Collateral Agent and its officers and representatives with full and prompt co-operation and assistance relating to any Assigned Property.

6.8                               Provision of copies of Assigned Agreement.  The Assignor shall forthwith upon the Collateral Agent’s request use commercially reasonable efforts to deliver to the Collateral Agent an original of the Assigned Agreement.

6.9                               No action to jeopardize security.  The Assignor shall not do or fail to do or cause or permit another person to do or omit to do anything which is liable to jeopardize the effectiveness or priority, in relation to any Assigned Property, of any security interest created by this Assignment.

7                                         PROTECTION OF SECURITY

7.1                               Collateral Agent’s right to protect or maintain security.  The Collateral Agent may, but shall not be obliged to, take any action which it may think fit for the purpose of protecting or maintaining the security created by this Assignment or for any similar or related purpose.

8                                         ENFORCEABILITY AND COLLATERAL AGENT’S POWERS

8.1                               Right to enforce security.  If an Event of Default shall occur and be continuing, but without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred or that the security constituted by this Assignment has become enforceable, and

6

irrespective of whether a notice of acceleration has been served under Section 9 (Events of Default) of the Credit Agreement:

(a)                                 the security constituted by this Assignment shall immediately become enforceable; and

(b)                                 the Collateral Agent shall be entitled (subject only to any of the express restrictions or conditions contained in any of the following provisions of this Clause 8) then or at any later time or times to exercise the powers set out in this Clause 8 and in any other Credit Document;

8.2                               Right to take possession, sell etc.  If the security constituted by this Assignment has become enforceable, the Collateral Agent shall be entitled then or at any later time or times:

(a)                                 to exercise the powers possessed by it as assignee of the Assigned Property conferred by the law of any country or territory in which the Assigned Property is deemed to be sited or the courts of which have or claim any jurisdiction in respect of any item of Assigned Property, including, without limiting the foregoing, to exercise in respect of the Assigned Property, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the Assigned Property);

(b)                                 to collect, recover and give a good discharge for any moneys or claims forming part of, or arising in relation to, any Assigned Property and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(c)                                  to exercise any right forming part of the Assigned Property, including any right to terminate the Assigned Agreement;

(d)                                 to collect and require payment of any amount payable under, or the right to which is assigned or charged by, the Assigned Agreement or which otherwise forms part of the Assigned Property, and to take possession of any other Assigned Property;

(e)                                  to vary the terms of the Assigned Agreement, to enter into any arrangement of any kind connected with the Assigned Agreement, to replace, novate or terminate the Assigned Agreement and to release any person liable under the Assigned Agreement and/or any Security relating to any person’s obligations or liabilities under the Assigned Agreement;

(f)                                   to sell, mortgage, exchange, invest or in any other way deal with any Assigned Property in any manner and for any consideration (including shares, notes or other securities);

(g)                                  to petition or apply for, or prove or claim in, any winding up, administration, bankruptcy or similar procedure in respect of any person having any liability under the Assigned Agreement;

(h)                                 to vote for or against and participate in, any composition, voluntary arrangement, scheme of arrangement or reorganization of any person having a liability under the Assigned Agreement;

(i)                                     to enter into all kinds of transactions for the purpose of hedging risks which have arisen or which the Collateral Agent considers may arise in respect of any Assigned Property out of movements in exchange rates, interest rates or other risks of any kind;

7

(j)                                    to employ the services of any lawyers, brokers or other experts or advisers of any time or description whether or not similar to the foregoing;

(k)                                 to appoint all kinds of agents, whether to enforce or exercise any right under or in connection with the Assigned Agreement or for any other purpose;

(l)                                     to take over or commence or defend (if necessary using the name of the Assignor) any claims or legal or arbitration proceedings relating to, or affecting, any Assigned Property which the Collateral Agent may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(m)                             generally, to enter into any transaction or arrangement of any kind and to do anything in relation to any Assigned Property which the Collateral Agent may think fit.

8.3                               Notice of sale of Assigned Property.  The Assignor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of the Assigned Property regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

8.4                               Rights and waivers in connection with sale of Assigned Property.

(a)                                 If the Collateral Agent shall exercise its right to sell all or any of the Assigned Property in a public sale, the Assignor shall, at its own expense:

(i)                                     provide the Collateral Agent with such other information and projections as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of such Assigned Property; and

(ii)                                  do or cause to be done all such other acts and things as may be necessary to make such sale of such Assigned Property or any part thereof valid and binding and in compliance with applicable law.

(b)                                 The Collateral Agent is authorized, in connection with any sale of the Assigned Property to deliver or otherwise disclose to any prospective purchaser of the Assigned Property any information and projections in its possession relating to such Assigned Property.

(c)                                  The Assignor hereby waives any claims against the Collateral Agent and the other Secured Parties arising by reason of the fact that the price at which any of the Assigned Property may have been sold at a private sale in accordance with this Assignment was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

(d)                                 No person or entity dealing with the Collateral Agent shall be concerned to inquire whether an Event of Default shall have occurred or whether the power that the Collateral Agent is purporting to exercise shall have become exercisable or whether any Secured Obligations shall remain unpaid or unperformed or otherwise as to the propriety or regularity of any sale or

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other dealing by the Collateral Agent with any Assigned Property.  The receipt by the Collateral Agent of the purchase moneys shall effectively discharge the purchaser who shall not be concerned with the manner of application thereof.

8.5                               No liability of Collateral Agent.  The Collateral Agent shall not be obliged to check the nature of any payment received by it or him under this Assignment or to preserve, exercise or enforce any right forming part of, or relating to, any Assigned Property.

8.6                               No requirement to commence other proceedings.  Neither the Collateral Agent nor any other Secured Party will need to commence any proceedings under, or enforce any Security created by, the Credit Agreement or any other Credit Document before commencing proceedings under, or enforcing any Security created by this Assignment.

8.7                               Rights and remedies cumulative.  Each and every right, power and remedy of the Collateral Agent provided for in this Assignment now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.

9                                         APPLICATION OF MONEYS

9.1                               General.  All sums received by the Collateral Agent:

(a)                                 in respect of any transaction or arrangement under Clause 8.1 or 8.2; or

(b)                                 in respect of the Assigned Agreement Rights (other than in respect of the sums to which Clause 9.2 applies),

shall be held by the Collateral Agent upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Collateral Agent in or connection with the exercise of their respective powers and to apply the balance in accordance with Section 4.05 (Application of Proceeds) of the Credit Agreement.

9.2                               Application of swap payments.  Any sums received by the Collateral Agent in respect of the payments made by the Hedge Counterparty under the Assigned Agreement following a direction made by the Collateral Agent under Clause 4.1 shall:

(a)                                 if received before an Event of Default, be returned to the Assignor; or

(b)                                 if received on or after the occurrence of an Event of Default, be held by the Collateral Agent upon trust to be applied in accordance with Clause 9.1.

10                                  FURTHER ASSURANCES

10.1                        Obligation to execute further documents etc.  The Assignor shall:

(a)                                 execute and deliver to the Collateral Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of the State of New York or such other state or country as the Collateral Agent may, in any particular case, specify; and

(b)                                 effect any registration or notarization, give any notice or take any other step,

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which the Collateral Agent may, by notice to the Assignor, specify for any of the purposes described in Clause 10.2 or for any similar or related purpose.

10.2                        Purposes of further assurances.  Those purposes referred to in Clause 10.1 are:

(a)                                 validly and effectively to create any Security or right of any kind which the Collateral Agent intended should be created by or pursuant to this Assignment or any other Credit Document;

(b)                                 to create a specific mortgage or assignment of any particular Assigned Property or otherwise to vest in the Collateral Agent the title to any particular Assigned Property;

(c)                                  to protect the priority in the relevant jurisdiction of any Security which is created, or which the Collateral Agent intended should be created, by or pursuant to this Assignment or any other Credit Document;

(d)                                 to enable or assist the Collateral Agent to sell or otherwise deal with any Assigned Property, to transfer title to, or grant any interest or right relating to, any Assigned Property or to exercise any power which is referred to in Clause 8.1 above, in each case, to the extent such actions by the Collateral Agent is permitted by any Credit Document; and

(e)                                  to enable or assist the Collateral Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any Assigned Property in any country or under the law of any country.

10.3                        Terms of further assurances.  The Collateral Agent may specify the terms of any document to be executed by the Assignor under Clause 10.1, and those terms may include any covenants, powers and provisions which the Collateral Agent considers reasonably necessary to protect its, and any other Secured Party’s, interests.

10.4                        Obligation to comply with notice.  The Assignor shall comply with a notice under Clause 10.1 by the date specified in the notice.

10.5                        [reserved]

10.6                        UCC filings.

(a)                                 The Assignor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, with respect to the Assigned Property, in each case without the signature of the Assignor and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC.

(b)                                 A photocopy or other reproduction of this Assignment or any financing statement covering the Assigned Property or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)                                  The Assignor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(d)                                 The Assignor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Assigned Property and such other reports in connection

10

with the Assigned Property as the Collateral Agent may reasonably request, all in reasonable detail.

11                                  POWER OF ATTORNEY

11.1                        Appointment.

(a)                                 The Assignor hereby appoints the Collateral Agent as the Assignor’s attorney-in-fact, with full authority in the place and stead of the Assignor and in the name of the Assignor or otherwise:

(i)                                     for any period, for the purpose of signing documents and taking other action to perfect the Collateral Agent’s security interest in the Assigned Property intended to be afforded hereby; and

(ii)                                  from time to time after the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the provisions of this Assignment and taking any action and executing any instruments which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, including, but not limited to, exercising all rights and remedies provided the Collateral Agent under this Assignment or by law.

The foregoing appointment as attorney-in-fact is irrevocable and coupled with an interest.

(b)                                 Without limiting the generality of the foregoing, during the continuance of an Event of Default, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Assignor representing any payment in respect of the Assigned Property or any part of any of the foregoing and to give full discharge for the same.

(c)                                  If the Assignor fails to perform any agreement or undertaking contained herein, the Collateral Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith (including reasonable fees of any counsel, experts or agents) shall be payable by the Assignor upon demand by the Collateral Agent.

11.2                        Ratification of actions of attorney.  For the avoidance of doubt and without limiting the generality of Clause 11.1, it is confirmed that it authorizes the Collateral Agent to execute on behalf of the Assignor a document ratifying by the Assignor any transaction or action which the Collateral Agent shall lawfully do or cause to be done by virtue hereof.

11.3                        Delegation.  The Collateral Agent may sub-delegate to any person or persons all or any of the powers (including the discretions) conferred on the Collateral Agent by Clauses 11.1 and/or 11.2, and may do so on terms authorizing successive sub-delegations.

12                                  INDEMNITIES

12.1                        Indemnity against claims, etc.  The Assignor agrees to, and hereby does, jointly and severally indemnify, defend and save and hold harmless each Secured Party and the Collateral Agent, and their respective successors and permitted assigns, and each of their respective Affiliates, and their respective officers, directors, employees, agents and advisors (to the extent required by Section 10.06 (Indemnification) of the Credit Agreement, any other Credit Document or any

11

document contemplated hereby or thereby or executed and delivered in connection herewith or therewith (including, without limitation, enforcement of this Assignment), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or wilful misconduct.

12.2                        Indemnity against non-compliance, etc.  The Assignor shall pay to the Collateral Agent, on the Collateral Agent’s demand, the amount of all reasonable expenses incurred by the Collateral Agent due to or in connection with:

(a)                                 any failure by the Assignor duly to perform or discharge its obligations and liabilities under Clause 2;

(b)                                 any failure by the Assignor duly to perform or discharge its other obligations and liabilities in accordance with the provisions of this Assignment; and

(c)                                  any action by the Assignor which vitiates, reduces the value of, or is otherwise prejudicial to, the security created or intended to be created by this Assignment.

12.3                        Costs of variations, amendments, enforcement etc.  The Assignor shall pay to the Collateral Agent, on the Collateral Agent’s demand, the amount of all reasonable expenses incurred by the Collateral Agent to the extent required by Section 11.01 (Payment of Expenses, etc.) of the Credit Agreement.

13                                  SUPPLEMENTAL

13.1                        No restriction on other rights.  Nothing in this Assignment shall be taken to exclude or restrict any power, right or remedy which the Collateral Agent or any other Secured Party may at any time have under:

(a)                                 any other Credit Document; or

(b)                                 the law of any country, state or territory the courts of which have or claim any jurisdiction in respect of the Assignor or any item of the Assigned Property.

13.2                        Exercise of other rights.  The Collateral Agent may exercise any right under this Assignment before it or any other Secured Party has exercised any right referred to in Clause 14.1(a) or (b) above.

13.3                        Invalidity of Credit Agreement; Bankruptcy.  In the event of:

(a)                                 the Credit Agreement now being or later becoming void, illegal, unenforceable or otherwise invalid for any reason whatsoever; or

(b)                                 a bankruptcy of the Assignor, the introduction of any law or any other matter resulting in the Assignor being discharged from liability under the Credit Agreement;

this Assignment shall cover any amount which would have been or become payable under or in connection with the Credit Agreement if the Credit Agreement had been and remained entirely valid and enforceable and the Assignor had remained fully liable under it; and references in this

12

Assignment to amounts payable by the Assignor under or in connection with the Credit Agreement shall include references to any amount which would have so been or become payable as aforesaid.

13.4                        Invalidity of Credit Documents.  Clause 14.3 also applies to each of the other Credit Documents to which the Assignor is a party.

13.5                        Settlement or discharge conditional.  Any settlement or discharge under this Assignment between the Collateral Agent or any other Secured Party and the Assignor shall be conditional upon no security or payment to the Collateral Agent or any other Secured Party by the Assignor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

13.6                        Severability of provisions.  If any provision of this Assignment is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Assignment or the provisions of any other Credit Documents.

13.7                        Collateral Agent’s duties limited.

(a)                                 The powers conferred on the Collateral Agent hereunder are solely to protect the interest of the Secured Parties in the Assigned Property and shall not impose any duty upon the Collateral Agent to exercise any such powers.

(b)                                 Except for the safe custody of any Assigned Property in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Assigned Property, as to ascertaining or taking action with respect to any Assigned Property, whether or not any Secured Party has any or is deemed to have any knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Assigned Property.

(c)                                  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Assigned Property in its possession if such Assigned Property is accorded treatment substantially equal to that it accords its own property.

14                                  TRANSFERS

14.1                        Transfer by Collateral Agent.  The Collateral Agent may, without the consent of the Assignor, transfer its rights and obligations under and in connection with this Assignment to the same extent as it may do so under the Credit Agreement.

14.2                        Benefit of this Assignment.  This Assignment shall bind the Assignor and its successors and shall inure to the benefit of the Secured Parties and their respective successors, transferees and assigns, as if each of the other Secured Parties had also been a party to this Assignment.  The Assignor acknowledges the transfer provisions in Section 11.04 (Benefit of Agreement Assignments; Participations) of the Credit Agreement and agrees that any person in favor of whom a transfer is made in accordance with those provisions shall be entitled to the benefit of this Assignment.

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15                                  Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. The provisions of Section 11.09 (Governing law; Submission to Jurisdiction; Venue; Waiver of Jury Trial) of the Credit Agreement shall apply, mutatis mutandis, to this Assignment.

[EXECUTION PAGE FOLLOWS]

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EXECUTION PAGE

WHEREFORE, the parties have executed this Assignment on the date stated at the beginning of this Assignment.

[•], as ASSIGNOR

By:
Name:
Title:

CITIBANK, N.A., NEW YORK BRANCH, as COLLATERAL AGENT

By:
Name:
Title:

15

[APPENDIX 1

NOTICE OF ASSIGNMENT TO HEDGE COUNTERPARTY

To:                             [name and address of Hedge Counterparty]

[•]

Dear Sirs

Please note that, by a Hedging Agreement Assignment dated as of [•] (the “Assignment”), we have granted to Citibank, N.A., New York Branch (the “Assignee”) a security interest in all right, title, interest, claim and demand which we have now or at any later time under, in or in connection with the ISDA Master Agreement dated as of [•], 20[•] (together with the relevant Schedules and Confirmations (each as defined therein), the “Hedging Agreement”).

We irrevocably and unconditionally instruct and authorize you (notwithstanding any previous instructions whatsoever which we may have given to you to the contrary) that upon notice from the Assignee that an Event of Default (as defined under the Credit Agreement) has occurred and is continuing to:

(1)

(a)                                 pay all moneys whatsoever which become payable (actually or contingently) to us under or in connection with the Hedging Agreement to such account or accounts and/or bank or banks as may from time to time be notified to you by the Assignee;

(b)                                 comply with the terms of any written notice, statement or instructions in any way relating or purporting to relate to the Assignment and/or the Hedging Agreement or any sums payable thereunder which you receive from the Assignee;

(c)                                  otherwise to act in accordance with the instructions of the Assignee in connection therewith; and

(d)                                 disclose to the Assignee such information relating to the Hedging Agreement or any sums payable thereunder as the Assignee may, at any time and from time to time, request you to disclose to it, in each case without any reference to or further authority from us and without any inquiry by you as to the justification for such instructions, notice, statement, instructions or disclosure.

The instructions and authorizations which are contained in this notice shall remain in full force and effect until we and the Assignee together give you notice in writing revoking them.  We request you to issue to the Assignee an acknowledgement letter in the attached form.  We irrevocably undertake not to give any instructions or send any communications which would be in any way inconsistent with the terms of your acknowledgement letter to the Assignee; and you are irrevocably instructed to disregard any instruction or communication which you or the Assignee consider to be inconsistent with the terms of that letter.

16

A copy of this notice is being sent to the Assignee.

Yours faithfully

for and on behalf of
[name of Assignor]

17

APPENDIX 2

HEDGE COUNTERPARTY’S ACKNOWLEDGEMENT

To:                             Citibank, N.A., New York Branch

Citibank, N.A., New York Branch

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn:  Meghan O’Connor
Telephone:  +1 212 816 8557
Facsimile:   N/A

(and its successors and assigns)

[date]

Dear Sirs

[name of Assignor] (the “Assignor”)

We refer to a notice from the Assignor to you dated [•] (the “Notice”) regarding a Hedging Agreement Assignment dated [•] (the “Assignment”) relating to the ISDA Master Agreement dated as of [•], 20[•] (together with the relevant Schedules and Confirmations (each as defined therein), the “Hedging Agreement”).  Capitalized terms used herein shall be as defined in the Notice.

1                                         We confirm that we have no notice of any assignment of, or charge over, the Hedging Agreement or any sums payable thereunder.

2                                         We shall, as soon as reasonably practicable, notify you if at any later time such an assignment or charge is expressly notified to us in writing.

3                                         We confirm that no addendum, supplemental agreement or other document of any kind has been signed or issued by or on behalf of ourselves or the Assignor which has the effect of varying the terms of the Hedging Agreement or of excluding, restricting or qualifying any right or interest which the Hedging Agreement creates in favor of the Assignor.

18

4                                         We agree that you shall not have or incur any liability to us in connection with the Hedging Agreement and/or any sum which may be paid to you or otherwise recovered by you under or in connection with the Hedging Agreement.

19

5                                         We agree that without your specific written consent:

(a)                                 the Hedging Agreement cannot be varied;

(b)                                 no interest which arises under or in connection with the Hedging Agreement and which is assigned to you can be released, waived, lost, suspended or subordinated; and

(c)                                  no breach by us of the Hedging Agreement can be waived.

6                                         We shall pay such sums free of any set-off, cross-claim or other deduction and without regard to any defense or equity which we might have as against the Assignor.

7                                         Upon receiving your notice that an Event of Default in respect of the Assignment has occurred, we will comply with the terms of any written notice, statement or instructions in any way relating or purporting to relate to the Assignment which the Assignor is entitled to give to us under or in respect of the Hedging Agreement but which pursuant to the Assignment we receive at any time and from time to time from you without any reference to or further authority from the Assignor and without any inquiry by us as to the justification for such notice, statement or instructions or the validity of any of them.

8                                         Without in any way limiting the generality of paragraph 8 above, we confirm that upon our receipt of your notice that an Event of Default under the Assignment has occurred:

(a)                                 you shall be fully entitled in your name and/or (at your option) in the name of the Assignor to commence any proceedings or arbitration relating to the Hedging Agreement or any matter arising out of or in connection with the Hedging Agreement or any sums payable thereunder or to take over and conduct any such proceedings or arbitration which may have been commenced by the Assignor; and

(b)                                 all rights, powers, authorities, discretions and remedies (including any right, power, authority or discretion to make a determination or give an opinion) which (apart from the Assignor’s assignment to you) the Assignor would now or at any later time have under or in connection with the Hedging Agreement shall be vested in you absolutely and shall be exercisable and enforceable by you.

9                                         Reference in this acknowledgement to yourselves includes references to your successors and assigns.

10                                  This acknowledgement shall be governed by and construed in accordance with the laws of the State of New York and in connection with any proceedings with respect to this acknowledgement we hereby submit to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this acknowledgement or for recognition or enforcement of any judgment, and we hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court.  We also agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

20

Yours faithfully

for and on behalf of
[name of Hedge Counterparty]

21

EXHIBIT H-2

ASSIGNMENT OF BUILDER’S WARRANTIES

THIS ASSIGNMENT OF BUILDER’S WARRANTIES, dated October [•], 2015 (this “Assignment”), is made by Gener8 Strength LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands (the “Assignor”), to and in favor of CITIBANK, N.A., NEW YORK BRANCH as collateral agent (the “Assignee”, which expression includes its successors and assigns) for the Lenders and the Hedge Counterparties.  Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement (as defined below).

WHEREAS:

(1)                                The Assignor and Shanghai Waigaoqin Building Co. Ltd. (the “Builder”) have entered into a shipbuilding contract dated [•] (as amended and supplemented from time to time, including without limitation, by a novation agreement dated                                      the “Contract”) for the construction and sale of one Crude Oil Tanker having the Builder’s Hull No. [•] (the “Vessel”).

(2)                                By a facility agreement dated as of October 21, 2015 (as the same may be amended or supplemented from time to time, the “Facility Agreement”) entered into, among others, (i) Gener8 Maritime Subsidiary VIII Inc. as borrower (the “Borrower”), (ii) Gener8 Maritime, Inc. as parent (the “Parent”), (iii) the banks and financial institutions named therein as lenders (the “Lenders”), (iv) Citibank, N.A., New York Branch as facility agent (the “Facility Agent”) and (v) Citibank, N.A., New York Branch as collateral agent (the “Collateral Agent”), the Lenders have agreed to make available to the Borrower a term loan facility in the amount described therein.

(3)                                It is one of the conditions precedent under the Credit Agreement to the availability of the loans hereunder that the Assignor enter into this Assignment to assign, with full title guarantee, absolutely all of its rights and interest under the Contract and in particular the Builder’s warranties relating to the Vessel as set out in [Article IX] of the Contract (the “Assigned Interests”) to the Assignee for the Secured Liabilities and the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents to which the Assignor is or is to be a party (collectively, the “Obligations”); and the Assignor wishes to so assign the same in accordance with the terms and conditions of this Assignment.

(4)                                This Assignment supplements the Credit Agreement and is the Assignment of Builder’s Warranties referred to in the Credit Agreement.

Now, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby agrees with the Assignee as follows:

Clause 1                                              Assignment

(a)                                 As security for the Obligations, the Assignor hereby grants, sells, transfers, assigns and sets over unto the Assignee, for the benefit of the Lenders and the Hedge Counterparties, by way of security a continuing, first priority security interest in and to all of the Assigned Interests with effect from the date of this Assignment and the Assignee hereby accepts such assignment.

1

(b)                                 Promptly upon execution of this Assignment, the Assignor hereby irrevocably and unconditionally undertakes to serve a notice of assignment in the form of Annex A hereto (or in such other form as the Assignee may approve (such approval not to be unreasonably withheld)) (the “Notice of Assignment”) to the Builder and shall use commercially reasonable efforts to obtain from the Builder an acknowledgment in the form of Annex B (or in such other form as the Assignee may approve (such approval not to be unreasonably withheld)).

Clause 2                                              Representations and Warranties

The Assignor hereby represents and warrants to the Assignee that:

(a)                                 the Assignor is the sole legal and beneficial owner of all rights and interests in the Assigned Interests;

(b)                                 the Assignor has the right, without requiring the concurrence, consent or authority of any other person, to assign all its interests and rights in the Assigned Interests to the Assignee;

(c)                                  the Assigned Interests are free and clear of any Security or other adverse claim; no third party has any interest by way of security or any other right, interest or claim over, in or in relation to the Assigned Interests;

(d)                                 a copy of the Contract delivered to the Assignee in connection with this Assignment is a true copy, and, there does not exist any addendum, supplemental agreement or other document of any kind which has the effect of varying the Assigned Interests or of excluding, restricting or qualifying any right or interest which is assigned to the Assignee;

(e)                                  the Contract is in full force and is binding on and enforceable against each of the parties to it, and no event has occurred or matter arisen as a result of which any party to the Contract is, may be or may later become entitled to refuse or suspend performance of its obligations thereunder, or to raise any set-off or other defence in respect of such obligations; and

(f)                                   without prejudice to Clause 2(e), the Builder is in compliance with its obligations under the Contract as at the date of this Assignment.

Clause 3                                              Assignor’s acknowledgement

(a)                                The Assignor acknowledges and agrees that any dispute with the Builder arising out of or in connection with the Assigned Interests shall be referred to arbitration in accordance with the provisions of [Article XIII] of the Contract.

(b)                                Notwithstanding anything to the contrary contained herein, the Assignee shall have no obligation or liability under the Contract by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any of the duties or obligations of the Assignor under or pursuant to the Contract or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times

Clause 4                                              Assignor’s Appointed Attorney-in-Fact

(a)                                 The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise), upon the

2

occurrence of an Event of Default, and so long as such Event of Default shall be continuing, to carry out the provisions of this Assignment and to take any action and execute any instruments which the Assignee may deem reasonably necessary or advisable to accomplish the purposes hereof, including without limitation, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Interest, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem reasonably necessary or advisable in the premises.

(b)                                 The Assignor hereby further authorizes the Assignee to file Financing Statements (including Form UCC-l and UCC-3) and amendments thereto as provided in Article 9 of the UCC, and any other instrument of like effect, as the Assignee may reasonably deem necessary in connection with the perfection of the Assignee’s security interest in the Assigned Interest.

(c)                                  The powers and authority granted to the Assignee herein have been given for valuable consideration, are coupled with an interest and are hereby declared to be irrevocable.

Clause 5                                              Severability

In the event that one or more of the provisions contained in this Assignment shall for any reason be held to be invalid in whole or in part in any respect, such invalidity shall not affect the validity of any other provision of this Assignment nor the validity of this Assignment in whole, but the parties hereto shall agree in good faith on a valid provision or provisions permitting to carry out the intent of this Assignment and if no agreement can be reached, then the relevant provision or provisions shall apply with whatever modification as is necessary to give effect to the commercial intention of the parties.

Clause 6                                              Alteration

This Assignment shall not be altered, modified or amended except in an agreement in writing signed by the parties hereto.

Clause 7                                              Counterparts

This Assignment may be executed in any number of counterparts each of which shall be original but which together shall constitute the same instrument.

Clause 8                                              Governing Law and Jurisdiction

THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

3

IN WITNESS WHEREOF, the Assignor has executed and delivered this Assignment of Builder’s Warranties on the date first above written.

Gener8 Strength LLC , as Assignor

By:
Name:
Title:

4

Annex A

Notice of Assignment of Warranties

TO:                          Shanghai Waigaoqin Shipbuilding Co. Ltd.

[•]

cc.                              Citibank, N.A., New York Branch, as Collateral Agent

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn: Meghan O’Connor
Telephone:  +1 212 816 8557
Facsimile:   N/A

2015

Dear Sirs,

Re:  Shipbuilding contract dated [•] (as the same may be amended or supplemented from time to time and as novated to the Assignor pursuant to a novation agreement dated                            ) (the “Shipbuilding Contract”) for a Crude Oil Tanker having the Builder’s Hull No. [•] (the “Vessel”)

WE HEREBY GIVE YOU NOTICE that:

1.              by an assignment of builders’ warranties dated October [•] 2015 (the “Assignment”) made between us and Citibank, N.A., New York Branch of 388 Greenwich Street, New York, New York, 10013  as collateral agent for certain banks and financial institutions (the “Assignee”), we have irrevocably and unconditionally assigned to the Assignee all our rights, claims, title, interest and benefits in [Article IX] (Warranty of Quality) (the “Warranty Rights”) of the Shipbuilding Contract concluded between you and us in respect of the Vessel; and

2.              you are hereby irrevocably authorised and instructed to perform all of your obligations under [Article IX] of the Shipbuilding Contract in favour of the Assignee to the extent that you have obligations to perform under [Article IX] of the Shipbuilding Contract, without prejudice to your rights under the Shipbuilding Contract or any applicable laws and regulations.

Please note that unless the Assignee gives you written notice to the contrary, you should continue to deal with us in relation to all matters relating to the Warranty Rights, including, but not limited to arranging for and following up all guarantee works to be performed by you in accordance with the Shipbuilding Contract.

We request you to issue to the Assignee the acknowledgement in the attached form.

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Yours faithfully

for and on behalf of
Gener8 Strength LLC

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Annex B

Acknowledgement of Assignment of Warranties

To:

Citibank, N.A., New York Branch, as Collateral Agent

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn: Meghan O’Connor
Telephone:  +1 212 816 8557
Facsimile:   N/A

Gener8 Strength LLC

Date:                             2015

Dear Sirs

VLCC having the Builder’s Hull No. [•] (the “Vessel”)

We refer to a letter (the “Notice”) from Gener8 Strength LLC regarding an assignment (the “Assignment”) to you relating to a shipbuilding contract dated [•] (as amended and supplemented from time to time, including without limitation, by a novation agreement dated                             )  (the “Shipbuilding Contract”).

We hereby give our consent to the assignment of the warranties contained in the Shipbuilding Contract as referred to in the Notice and agree with the terms of the Notice.

We agree and confirm that you may further assign your rights in respect of the warranties if contained in the Shipbuilding Contract to your related entity provided that we are given prior notice of such assignment.

Yours faithfully

for and on behalf of
Shanghai Waigaoqin Shipbuilding Co. Ltd.

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EXHIBIT I

FORM OF

FIRST PREFERRED SHIP MORTGAGE

ON THE REPUBLIC OF THE MARSHALL ISLANDS FLAG VESSEL

GENER8 STRENGTH

OFFICIAL NO. [OFFICIAL NUMBER]

executed by

GENER8 STRENGTH LLC,

as Shipowner

in favor of

CITIBANK, N.A., NEW YORK BRANCH

as Security Trustee and Mortgagee

October [•], 2015

FIRST PREFERRED MORTGAGE

GENER8 STRENGTH

This First Preferred Ship Mortgage made October [•], 2015 (this “Mortgage”), by GENER8 STRENGTH LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands (the “Shipowner”), in favor of CITIBANK, N.A., NEW YORK BRANCH as Security Trustee (together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS:

A.                                    The Shipowner is the sole owner of the whole of the Republic of the Marshall Islands flag vessel GENER8 STRENGTH, Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons built in 2015 at Shanghai Waigaoqia Shipbuilding Co. Ltd. in Shanghai, China, with her home port at Majuro, Marshall Islands.

B.                                    Gener8 Maritime Inc., a Marshall Islands corporation (the “Parent”), among Gener8 Maritime Subsidiary II Inc. (the “Borrower”), the Lenders party thereto from time to time, and Citibank, N.A., New York Branch, as Facility Agent and as Collateral Agent, have entered into a Credit Agreement dated as of October 21, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of term loans to the Borrower in the principal amount of up to Sixty Million, One Hundred Seventy-Four Thousand United States Dollars (U.S. $60,174,000) (the Lenders, the Facility Agent and Collateral Agent, collectively, the “Lender Creditors”).  A copy of the form of the Credit Agreement (without attachments) is attached hereto as Exhibit A and made a part hereof.  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

C.                                    The Parent or the Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loans with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).  The estimated aggregate notional amount of the liabilities of the Parent or the Borrower under the Interest Rate Protection Agreements or Other Hedging Agreements entered into with respect to the Loans is Twelve Million, Thirty-Four Thousand, Eight Hundred United States Dollars (U.S. $12,034,800).

D.                                    The Shipowner is a wholly-owned Subsidiary of the Borrower.

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E.                                     The Shipowner entered into the Subsidiaries Guaranty in favor of the Secured Creditors pursuant to which the Shipowner has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Parent and the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Parent and/or the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with one or more Secured Creditors.  A copy of the form of the Subsidiaries Guaranty is attached hereto as Exhibit B and made a part hereof.  The Lenders have committed to make Loans subject to the terms and on the conditions set forth in the Credit Agreement; the Shipowner acknowledges that it is justly indebted to the Secured Creditors under the Subsidiaries Guaranty.

F. It is a condition to the obligation of the Lender Creditors to advance funds to the Borrower under the Credit Agreement that the Shipowner has (i) executed in favor of the Mortgagee this Marshall Islands first preferred ship mortgage in account current form of even date herewith constituting a first priority mortgage (hereinafter called the “Mortgage”) over the Vessel (as defined below) and (ii) filed the executed Mortgage in the relevant mortgage registry office as security for the Indebtedness hereby secured under the Credit Documents.

G.                                    In order to secure its obligations under the Subsidiaries Guaranty according to the terms thereof, and the payment of all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions contained herein and in the Subsidiaries Guaranty, the Shipowner has duly authorized the execution and delivery of this First Preferred Mortgage under Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended.

H.                                   Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Collateral Agent and security trustee for the Secured Creditors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the Shipowner’s obligations under the Subsidiaries Guaranty according to the terms thereof, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”) and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in this Mortgage and the Subsidiaries Guaranty, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the said vessel GENER8 STRENGTH, including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid (such vessel, together with all of the foregoing, being herein called the “Vessel”).

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TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever.

PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of the Subsidiaries Guaranty and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage and the Subsidiaries Guaranty, expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Shipowner, for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

The Shipowner covenants and agrees with the Mortgagee as follows:

ARTICLE I

Representations and Warranties of the Shipowner

Section 1.                                                                                           Existence: Authorization.  The Shipowner is a limited liability company duly formed and validly existing under the laws of the Republic of the Marshall Islands and shall so remain during the life of this Mortgage.  The Shipowner (a) has full power and authority to own and mortgage the Vessel; (b) has full right and entitlement to register the Vessel in its name under the flag of the Republic of the Marshall Islands and (c) has duly and effectively taken all action necessary and required by law for the execution and delivery of this Mortgage; and each of the Indebtedness hereby secured and the Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 2.                                                                                           Title to Vessel.  The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any lien or encumbrance whatsoever other than this Mortgage, other Permitted Liens and liens not yet required to be removed under Section 7 of Article II hereof and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

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Section 3.                                                                                           ISM and ISPS Compliance.  The Shipowner has obtained all necessary ISM Code Documentation (as defined below) in connection with the Vessel and is in full compliance with the ISM Code and the ISPS Code.

ARTICLE II

Covenants of the Shipowner

Section 1.                                                                                           Payment of Indebtedness.  The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions contained herein and in the Subsidiaries Guaranty, express or implied, on its part to be observed, performed or complied with. In the event of inconsistency between this Mortgage and the Subsidiaries Guaranty, the provisions of this Mortgage shall prevail but only to the extent required by Republic of the Marshall Islands law.

The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “$” when used herein shall mean such United States Dollars.  Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

Section 2.                                                                                           Mortgage Recording.  The Shipowner will cause this Mortgage to be duly recorded or filed in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of the Marshall Islands, in accordance with the provisions of Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, and will otherwise comply with and satisfy all of the provisions of applicable laws of the Republic of the Marshall Islands in order to establish and maintain this Mortgage as a first preferred mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness hereby secured.

Section 3.                                                                                           Lawful Operation.  The Shipowner will comply with Section 7.05, 7.06, 7.14(b) and (d) and 7.18 of the Credit Agreement as if set forth herein, mutatis mutantis, with references therein to the “Parent”, “Credit Party”, “Subsidiary” or “Subsidiary Guarantor” deemed to be a reference to the Shipowner.  In addition, the Shipowner will not (a) cause or permit the Vessel to be operated in any manner contrary to law, (b) engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and (c) do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Republic of the Marshall Islands and will at all times keep the Vessel duly documented thereunder.

Section 4.                                                                                           Payment of Taxes.  The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges or levies, fines and penalties lawfully imposed on the Vessel or any income therefrom.

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Section 5.                                                                                           Prohibition of Liens.  Neither the Shipowner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur, assume or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire, any lien whatsoever other than this Mortgage, other liens in favor of the Mortgagee, any other Permitted Liens and for crew’s wages and salvage.

Section 6.                                                                                           Notice of Mortgage.  The Shipowner will place, and at all times and places will retain a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY GENER8 STRENGTH LLC, AND IS SUBJECT TO A FIRST PREFERRED MORTGAGE IN FAVOR OF CITIBANK, N.A., NEW YORK BRANCH, AS TRUSTEE/MORTGAGEE UNDER AUTHORITY OF CHAPTER 3 OF THE REPUBLIC OF THE MARSHALL ISLANDS MARITIME ACT 1990, AS AMENDED. UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR, ASSUME OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES AND SALVAGE.

Section 7.                                                                                           Removal of Liens.  Except for the security interest created by this Mortgage, the Shipowner will not suffer to exist any lien, encumbrance or charge on the Vessel, which is not a Permitted Lien and the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Vessel to be released or discharged from any lien, encumbrance or charge therefor in accordance with the terms of the Credit Agreement.

Section 8.                                                                                           Release from Arrest.  If a libel, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by facsimile confirmed by letter, at the address, as specified in this Mortgage, and within fourteen (14) days will cause the Vessel to be released and all liens thereon other than this Mortgage or other Permitted Liens to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid.  The Shipowner will notify the Mortgagee within forty-eight (48) hours of any average or salvage incurred by the Vessel.

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Section 9.                                                                                           Maintenance.  (a) The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in an Acceptable Classification Society.  The Shipowner covenants to deliver annually to the Mortgagee a certificate from such Acceptable Classification showing such classification to be maintained.  The Shipowner will without cost or expense to the Mortgagee promptly, irrevocably and unconditionally instruct and authorize the classification society of the Vessel, and shall request the classification society to give an undertaking to the Mortgagee as follows:

(i).                                                                                  to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the classification society relating to the Vessel;

(ii).                                                                               to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the classification society and to take copies of them;

(iii).                                                                            following receipt of a written request from the Mortgagee:

(A)                               to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Shipowner’s or the Vessel’s membership of the classification society; and

(B)                               to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; and

(C)                               if the Shipowner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society; and

(D)                               to notify the Mortgagee immediately in writing if the classification society receives notification from the Shipowner or any other person that the Vessel’s classification society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the classification society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the classification society, and nothing herein or therein

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shall be construed as imposing any obligation or liability of the Mortgagee to the classification society in respect thereof.

The Shipowner shall further notify the classification society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the classification society received from the Mortgagee, and that the Shipowner shall reimburse the classification society for all its costs and expenses incurred in complying with the foregoing instructions.

(b)                                 The Vessel shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions to which the Republic of the Marshall Islands is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.  The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof by the Mortgagee.

(c)                                  The Shipowner agrees to give the Mortgagee at least ten (10) days prior notice of the actual date and place of any survey or drydocking, in order that the Mortgagee may have representatives present if desired.  The Shipowner agrees that at the Mortgagee’s request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Vessel in violation of the provisions of this Mortgage, the Credit Agreement, the Subsidiaries Guaranty or any other Credit Document.

(d)                                 The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident or accident involving repairs where the aggregate cost is likely to exceed Five Hundred Thousand Dollars (U.S. $500,000) (or its equivalent in another currency), any major damage to the Vessel, any event affecting the Vessel’s class, any occurrence in consequence whereof the Vessel has become or is likely to suffer an Event of Loss.

(e)                                  The Mortgagee shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Vessel to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained.  Such inspections and surveys shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

(f)                                   The Shipowner will furnish to the Mortgagee on demand true and complete copies of the Document of Compliance, the Safety Management Certificate (each as defined in the ISM Code Documentation (as defined below)), the International Ship Security Certificate issued pursuant to the ISPS Code and any other ISM Code Documentation as the Mortgagee may reasonably request in writing.

(g)                                  The Shipowner will comply or procure compliance with the ISM Code and the ISPS Code and notify the Mortgagee forthwith upon:

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(i)                                                                                     any claim for breach of the ISM Code or the ISPS Code being made against the Shipowner, an ISM Designated Person (as such term is defined below) or the manager of the Vessel in connection with the Vessel; or

(ii)                                                                                  any other matter, event or incident, actual or which will or could reasonably be expected to lead to the ISM Code or the ISPS Code not being complied with;

and keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require, of the Shipowner’s and Vessel manager’s response to the items referred to in subclauses (i) and (ii) above.

For the purposes of this Mortgage:

“ISM Code Documentation” includes:

(a)        the document of compliance (“Document of Compliance”) and safety management certificate (“Safety Management Certificate”) issued pursuant to the ISM Code in relation to the Vessel within the periods specified by the ISM Code;

(b)        the interim safety management certificate issued pursuant to the ISM Code in relation to the Vessel prior to or on the delivery date thereof;

(c)        all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Mortgagee may require by request; and

(d)        any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessel’s or the Shipowner’s compliance with the ISM Code which the Mortgagee may require by request.

“ISM Designated Person” means the person from time to time so designated by the Shipowner for the purposes of the ISM Code.

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code.

Section 10.                                                                                    Inspection; Reports.  (a)  The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and papers, including without limitation all records pertaining to the Vessel’s maintenance and repair, and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

(b)                                 The Shipowner hereby agrees to furnish promptly to the Mortgagee, on demand, any reports or information which the Shipowner may submit to shareholders or regulatory agencies and any additional information which the Mortgagee may request in respect of the financial condition of the Shipowner.

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Section 11.                                                                                    Flag; Home Port.  (a)  The Shipowner will not change the flag or home port of the Vessel without the written consent of the Mortgagee and any such written consent to anyone change of flag or home port shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or home port.

(b)                                 Notwithstanding the foregoing provisions of this Section 11, upon not less than 30 days prior written notice to the Mortgagee, provided no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, the Shipowner may change the flag or home port of the Vessel to another flag or home port reasonably satisfactory to the Mortgagee, provided that the Shipowner shall promptly take all actions necessary pursuant to the Credit Agreement or otherwise reasonably required by the Mortgagee to establish, preserve, protect and maintain the security interest of the Mortgagee in the Vessel to the satisfaction of the Mortgagee, and the Shipowner shall have provided to the Mortgagee and the Lender Creditors such opinions of counsel as may be reasonably requested by the Mortgagee to assure itself that the conditions of this proviso have been satisfied.

Section 12.                                                                                    No Sales, Transfers or Charters.  Other than as permitted under the Credit Agreement, the Shipowner will not sell, mortgage, transfer, or change the management of, or demise charter the Vessel for any period longer than twelve (12) months (including any permitted extensions or renewals) in each case, without the written consent of the Mortgagee first had and obtained, and any such written consent to anyone sale, mortgage, demise charter, transfer, or change of management shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, demise charter, transfer, or change of management.  Any such sale, mortgage, demise charter, transfer, or change of management of the Vessel shall be subject to the provisions of this Mortgage and the lien hereof.

Section 13.                                                                                    Insurance.  The Shipowner shall comply with all the provisions relating to the Required Insurance as set forth in Schedule V-A to the Credit Agreement.

Section 14.                                                                                    Reimbursement for Expenses. The Shipowner will reimburse the Mortgagee promptly for any and all expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney’s fees, and other matters as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee are necessary or appropriate for the protection of the Vessel or the security granted by this Mortgage.  Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the interest rate as set forth in Section 2.06(b) of the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Mortgage, and shall be payable by the Shipowner on demand.  The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 15.                                                                                    Performance of Charters. The Shipowner will fully perform any and all charter parties which may be entered into with respect to the Vessel and will promptly

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notify the Mortgagee of any material claim by any charterer of non-performance thereunder by the Shipowner.

Section 16.                                                                                    Change in Ownership. The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessel or any of the shares of the Shipowner without the prior written consent of the Mortgagee or in accordance with the Credit Agreement.

Section 17.                                                                                    Credit Agreement.  Without duplication of any other provision in this Mortgage, the representations, warranties, covenants, undertakings and liabilities of the Parent or the Borrower set forth in the Credit Agreement relating to the Vessel (therein referred to as the “Collateral Vessel”) shall apply to this Mortgage as if set out in full in this Mortgage with references therein to the Borrower and the Collateral Vessel changed to references to the Shipowner and the Vessel respectively and with any other necessary modifications and the Shipowner shall comply with the provisions of those clauses as so modified.

ARTICLE III

Events of Default and Remedies

Section 1.                                                                                           Events of Default; Remedies.  In case anyone or more of the following events, herein termed “events of default”, shall happen:

(a)                                                                                 the Shipowner (i) shall fail to pay on the date due any payment of principal in respect of the Indebtedness hereby secured as provided herein or (ii) shall default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any other amounts owing by the Shipowner under the Subsidiaries Guaranty or this Mortgage; or

(b)                                                                                 the statements in Article I shall prove to have been untrue when made in a material way; or

(c)                                                                                  a default in the due and punctual observance and performance of any of the provisions of Sections 2, 3, 7, 8, 9(b), 11, 12, 13, 16, 17 or 18 of Article II hereof shall have occurred and be continuing; or

(d)                                                                                 a default in the due performance or observance by the Shipowner of any of the other covenants, terms and agreements contained in this Mortgage and such default shall continue unremedied for 30 days after the day the Shipowner first knew or should have known of such default; or

(e)                                                                                  an Event of Default shall have occurred and be continuing under the Credit Agreement; or

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(f)                                                                                   a payment default by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement shall have occurred and be continuing; or

(g)                                                                                  any notice shall have been issued by the government or any bureau, department, officer, board or agency thereof of the Republic of the Marshall Islands to the effect that the registration of the Vessel is subject to cancellation or the certificate of registry of the Vessel is subject to revocation or cancellation for any reason whatsoever, and such notice shall not have been cancelled or annulled on or before seven (7) Business Days prior to the date set forth in such notice for such cancellation or revocation; or

(h)                                                                                 the Vessel shall be cancelled from the Republic of the Marshall Islands or the certificate of registry of the Vessel is revoked or cancelled for any reason whatsoever;

then:

the security constituted by this Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any of the other Credit Documents and the Mortgagee shall have the right to:

(i)                                                                                     Declare all or any part of the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided, however, that no declaration shall be required if an Event of Default shall have occurred by reason of a Default under Section 9.05  of the Credit Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such Event of Default without any notice or demand;

(ii)                                                                                  Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the Republic of the Marshall Islands or of any other jurisdiction where the Vessel may be found;

(iii)                                                                               Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(iv)                                                                              Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel;

(v)                                                                                 Without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon

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such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (vi) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given them to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

(vi)                                                                              Without being responsible for loss or damage, the Mortgagee may sell the Vessel upon such terms and conditions as to the Mortgagee shall seem best, free from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other registered mortgagee, twenty (20) calendar days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale.  The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned;

(vii)                                                                           Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Vessel, including, but not limited to, those described in Article II, Section 13 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

(viii)                                                                        Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

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Section 2.                                                                                           Power of Sale.  Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby incurred in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.                                                                                           Power of Attorney-Sale.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold only after an Event of Default under the Credit Agreement has occurred and is continuing.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable.  In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 4.                                                                                           Power of Attorney-Collection.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the happening of any event of default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default as defined in Section 1 of Article III hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the Power of Attorney contained herein has become exercisable.

Section 5.                                                                                           Delivery of Vessel.  Upon the security constituted by this Mortgage becoming enforceable pursuant to Section 1 of Article III, the Mortgagee shall (in addition to the powers described in Section 1 of Article III) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Vessel upon such terms as to

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remuneration and otherwise as the Mortgagee shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his acts and defaults and remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Mortgage and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Mortgage.

Section 6.                                           Mortgagee to Discharge Liens.  The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear, after an Event of Default under the Credit Agreement has occurred and is continuing, in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.  Neither the Mortgagee nor any receiver shall be liable as Mortgagee in possession in respect of the Vessel to account or be liable for any loss upon realization or for any neglect or default of any nature whatsoever in connection therewith for which a Mortgagee in possession may be liable as such.

Section 7.                                                                                           Payment of Expenses.  The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured pursuant to the terms of the Subsidiary Guaranty; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder.  All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III.

Section 8.                                                                                           Remedies Cumulative.  Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Credit Documents, prior to enforcing its rights under this Mortgage.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be

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a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future event of default or of any past event of default not completely cured thereby.  No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee; any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.                                                                                           Cure of Defaults.  If at any time after an event of default and prior to the actual sale of the Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 2.06(b) of the Credit Agreement, then the Mortgagee may, but shall not be obligated to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 10.                                                                                    Discontinuance of Proceedings.  In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.                                                                                    Application of Proceeds.  After an event of default hereunder shall have occurred and be continuing, the proceeds of any sale of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied in the manner specified in Section 4.05 of the Credit Agreement.

Section 12.                                                                                    Possession Until Default.  Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a first priority mortgage thereon.

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Section 13.                                                                                    Severability of Provisions, etc.  (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(b)                                 In the event that the Subsidiaries Guaranty, this Mortgage, any of the other Credit Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Subsidiaries Guaranty, this Mortgage, any of the other Credit Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage, the Subsidiaries Guaranty and the other Credit Documents.

(c)                                  In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11 of this Article III.  In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

(d)                                 Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Mortgage, and if any provision of this Mortgage or portion thereof shall be construed to waive the priority status of this Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

Sundry Provisions

Section 1.                                                                                           Successors and Assigns.  All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors

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and assigns. In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

Section 2.                                                                                           Power of Substitution.  Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.                                                                                           Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.                                                                                           Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile, email or other electronic communication) and mailed, faxed, emailed, cabled or delivered, if to the Shipowner or to the Mortgagee, at its address as specified below, or at such other address as shall be designated by such party in a written notice to the other party:

If to the Shipowner, addressed to it in care of:

Gener8 Maritime Inc.

299 Park Avenue

New York, NY 10171-0002

Telephone: (212) 763-5600

Facsimile: (212) 763-5602

If to the Mortgagee, addressed to it:

Citibank, N.A., New York Branch

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Jerome Cuthbertson

Telephone: +1 302 894 6120

E-mail: jerome.cuthbertson@citi.com and orig.bilateral@citi.com

With a copy to:

388 Greenwich Street

New York, New York 10013

Attn:  Meghan O’Connor
Telephone:  +1 212 816 8557
Facsimile:   N/A

All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid

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and properly addressed for delivery on such next Business Day, or (iii) when sent by facsimile, email or other electronic transmission, be effective when sent by facsimile, email or other electronic transmission, except that notices and communications to the Mortgagee shall not be effective until received by the Mortgagee.

Section 5.                                                                                           Recording: Clause.  For purposes of recording this First Preferred Mortgage as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, the total amount of this Mortgage is Seventy-Two Million, Two Hundred Eight Thousand, Eight Hundred United States Dollars (U.S. $72,208,800), of which Sixty Million, One Hundred Seventy-Four Thousand United States Dollars (U.S. $60,174,000) represents the amounts owing under the Credit Agreement and Twelve Million, Thirty-Four Thousand, Eight Hundred United States Dollars (U.S. $12,034,800) represents the amounts owing under any Interest Rate Protection Agreements or Other Hedging Agreements and interest and performance of mortgage covenants.  The maturity date is on demand.  There is no separate discharge amount.

Section 6.                                                                                           Further Assurances.  The Shipowner shall execute and do all such assurances, acts and things as the Mortgagee, or any receiver in its absolute discretion may require for:

(a)                                                                                 perfecting or protecting the security created (or intended to be created) by this Mortgage; or

(b)                                                                                 preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

(c)                                                                                  ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall enure to the benefit of assignees of the Mortgagee (or any of them); or

(d)                                                                                 facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

(e)                                                                                  the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Shipowner.  Without limitation of the foregoing, in connection with any Interest Rate Protection Agreements or Other Hedging Agreements entered into from time to time, the Shipowner shall, at its expense, enter into, deliver and cause to be recorded such amendments and supplements to this Mortgage, and such other instruments and legal opinions, as the Mortgagee may reasonably request.

Section 7.                                                                                           Governing Law.  The provisions of this Mortgage shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the Republic of the Marshall Islands.

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Section 8.                              Additional Rights of the Mortgagee.  In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

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Exhibit I-1

IN WITNESS WHEREOF, the Shipowner has caused this First Preferred Mortgage over the GENER8 STRENGTH to be duly executed by its authorized representative the day and year first above written.

GENER8 STRENGTH LLC

By:
Name:
Title:

2

Exhibit I

ACKNOWLEDGMENT

STATE OF NEW YORK	)
: SS:
COUNTY OF NEW YORK	)

On this [     ] day of [DATE], before me personally appeared [NAME], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at                        , New York, NY;  that he is [TITLE] of Gener8 Strength LLC, the Marshall Islands limited liability company described in and which executed the foregoing instrument;  that he signed his name pursuant to authority granted to him by Gener8 Strength LLC;  and that he further acknowledged that said instrument is the act and deed of Gener8 Strength LLC.

Notary Public

[FOR USE IN THE REPUBLIC OF THE MARSHALL ISLANDS]

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EXHIBIT A

FORM OF CREDIT AGREEMENT

(See attached)

EXHIBIT B

FORM OF SUBSIDIARIES GUARANTY

(See attached)

EXHIBIT J

[FORM OF] SOLVENCY CERTIFICATE

I, the undersigned, the Chief Financial Officer of Gener8 Maritime, Inc. (the “Company”), do hereby certify in such capacity only and not in my individual capacity (and without personal liability) and on behalf of the Company that, based upon facts and circumstances as they exist on the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof):

1.  This Certificate is furnished to the Facility Agent and each of the Lenders pursuant to Section 5.02(k) of the Credit Agreement, dated as of October 21, 2015, among the Company, Gener8 Maritime Subsidiary VII Inc., as borrower (the “Borrower”), the Lenders party thereto from time to time, and Citibank, N.A., New York Branch, as Facility Agent and as Collateral Agent under the Security Documents (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.  For purposes of this Certificate, the terms below shall have the following definitions:

(a)                                 “Fair Value”

The amount at which the assets, in their entirety, of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)                                 “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, are sold with reasonable promptness under normal selling conditions in a current market.

(c)                                  “New Financing”

The Indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Credit Documents and all other financing contemplated by the Credit Documents.

(d)                                 “Stated Liabilities”

The recorded liabilities that would be recorded in accordance with generally accepted accounting principles (“GAAP”) of the Company on a stand-alone basis and of the Company and its Subsidiaries taken as a whole as of the date hereof, determined in accordance with GAAP consistently applied, together with the amount of all New Financing.

(e)                                  “Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Company and its Subsidiaries or that have been identified as such by an officer of the Company or any of its Subsidiaries.

(f)                                   “Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature”

For the period from the date hereof through the stated maturity of all the New Financing, each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, will have sufficient assets and cash flow to pay its Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

(g)                                  “Does not have Unreasonably Small Capital”

For the period from the date hereof through the stated maturity of all the New Financing, each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, after consummation of all Indebtedness being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.

3.  For purposes of this Certificate, I, or other officers of the Company and its Subsidiaries under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)                                 I have reviewed the financial statements referred to in Section 6.05 of the Credit Agreement.

(b)                                 I have made inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the business of the Company and its Subsidiaries.

(c)                                  I have knowledge of and have reviewed to my satisfaction the Credit Documents, and the respective Schedules and Exhibits thereto.

(d)                                 With respect to Identified Contingent Liabilities, I:

(i)                                     inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities known to them; and

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(ii)                                  confirmed with officers of the Company and its Subsidiaries that, to the best of such officers’ knowledge, all appropriate items were included in Identified Contingent Liabilities and the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof.

(e)                                  I have examined the Projections which have been delivered to the Lenders and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein.  After such review, I hereby certify that in my opinion the Projections are reasonable and the Projections support the conclusions contained in paragraph 4 below.

(f)                                   I have made inquiries of certain officers of the Company and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause either the Company and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole, in either case after giving effect to the incurrence of the New Financing, to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

4.  Based on and subject to the foregoing, I, in my capacity as the chief financial officer of the Company only and not in my individual capacity (and without personal liability), hereby certify on behalf of the Company that, after giving effect to the incurrence of the New Financing, it is my informed opinion that (i) the Fair Value of the assets, of each of the Company (on a stand-alone basis) and the Company and its Subsidiaries taken as a whole, is greater than its or their Stated Liabilities and Identified Contingent Liabilities; (ii) the Present Fair Salable Value of the assets of each of the Company (on a stand-alone basis) and the Company and its Subsidiaries taken as a whole, is greater than its or their Stated Liabilities and Identified Contingent Liabilities; (iii) each of the Company (on a stand-alone basis) and the Company and its Subsidiaries taken as a whole, will be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable; and (iv) neither the Company (on a stand-alone basis) nor the Company and its Subsidiaries taken as a whole, has Unreasonably Small Capital.

*             *           *

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IN WITNESS WHEREOF, I have hereto on behalf of the Company set my hand this    day of     , 20  .

GENER8 MARITIME, INC.

By
Name:
Title:

4

EXHIBIT K

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

DATE:             ,

Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”).  Unless defined in Annex I attached hereto, capitalized terms defined in the Credit Agreement are used herein as therein defined.               (the “Assignor”) and                (the “Assignee”) hereby agree as follows:

1.                                      For agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby irrevocably purchases and assumes from the Assignor, as of the Settlement Date (as defined below) (i) that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other Credit Document or any other documents or instruments delivered pursuant thereto to the extent related to the Assigned Share (as defined below) as of the date hereof which represents the amount and percentage interest identified in Item 4 of Annex I attached hereto (the “Assigned Share”) of all of the Assignor’s outstanding rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto, to the extent related to the Assigned Share, including, without limitation, all rights and obligations with respect to the Assigned Share of the outstanding Loans of all Lenders and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor against any Person, whether known or unknown, arising under or in connection with the Credit Agreement and any the other Credit Documents or any other instrument or document furnished pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).

2.                                      Except as provided in clauses 3 and 4 (as applicable) of this Assignment and Assumption Agreement, each sale and assignment made pursuant to this Assignment and Assumption Agreement is without recourse, representation or warranty by the Assignor and the Assignor.

3.                                      The Assignor

(a)                                 represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender, and

(b)                                 makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the

Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

4.                                      The Assignee:

(a)                                 represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Transferee, (iii) from and after the Settlement Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest and (vi) it has, independently and without reliance upon the Facility Agent, the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest;

(b)                                 agrees that it will (i), independently and without reliance on the Facility Agent, the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents and (ii) perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; and

(c)                                  appoints and authorizes the Facility Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Facility Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto.

4.  Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Facility Agent.  The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, the receipt of the consent of the Facility Agent and the Borrower (in each case) to the extent required by the Credit Agreement, receipt by the Facility Agent of the assignment fee referred to in Section

2

11.04(b) of the Credit Agreement, and the recordation by the Facility Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I attached hereto (the “Settlement Date”).

5.  Upon the delivery of a fully executed original hereof to the Facility Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

6.  It is agreed that from and after the Settlement Date, the Assignee shall be entitled to all interest on the Assigned Interest, provided that any interest relating to the Assigned Share identified in Item 4 of Annex I attached hereto shall be at the rates specified in Item 6 of Annex I attached hereto, which accrues on and after the Settlement Date, such interest to be paid by the Facility Agent directly to the Assignee.  It is further agreed that all payments of principal made on the Assigned Interest which occur on and after the Settlement Date will be paid directly by the Facility Agent to the Assignee.  Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share identified in Item 4 of Annex I attached hereto made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

7.  This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption Agreement.

8.  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I attached hereto.

[NAME OF ASSIGNOR],
as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE],
as Assignee

By
Name:
Title:

Acknowledged and Agreed:

[CITIBANK, N.A., NEW YORK BRANCH,
as Facility Agent

By

Name:
Title:](1)

(1)            Insert only if assignment is being made pursuant to Section 11.04(b)(y) of the Credit Agreement.

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Acknowledged and Agreed:

[GENR8 MARITIME SUBSIDIARY VII INC.,
as Borrower

By
Name:
Title:](3)

(3)  Insert only if assignment is being made pursuant to Section 11.04(b)(y) of the Credit Agreement.

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1.	The Borrower: Gener8 Maritime Subsidiary VII Inc. (the “Borrower”).

2.	Name and Date of Credit Agreement:

Credit Agreement, dated as of October 21, 2015 among Gener8 Maritime, Inc., as parent, the Borrower, the lenders from time to time party thereto and Citibank, N.A., New York Branch, as the Facility Agent and Collateral Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).

3.	Date of Assignment and Assumption Agreement:

4.	Amounts (as of date of item #3 above):

Aggregate Amount of Loans for all Lenders	Assigned Share		Amount of Assigned Share
$		%	$

5.	Settlement Date:

6.	Rate of Interest to the Assignee:	As set forth in Section 2.06 of the Credit Agreement

7.	Notice:	ASSIGNEE:

Attention:
Reference:

Payment Instructions:		ASSIGNEE:

Attention:
Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By	By
Name:		Name:
Title:		Title:

EXHIBIT L

[FORM OF] COMPLIANCE CERTIFICATE

[Date]

This compliance certificate (this “Certificate”) is delivered to you on behalf of the Parent (as hereinafter defined) pursuant to Section 7.01(e) of the Credit Agreement, dated as of October 21, 2015 (as further amended, supplemented, restated or modified from time to time, the “Credit Agreement”), among Gener8 Maritime, Inc., a Marshall Islands corporation (the “Parent”), Gener8 Maritime Subsidiary VII Inc. (the “Borrower”), a Marshall Islands corporation, the Lenders from time to time party thereto, and Citibank, N.A., New York Branch, as Facility Agent and Collateral Agent.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.                                      I am the duly elected, qualified and acting senior financial officer of the Parent.

2.                                      I have reviewed and am familiar with the contents of this Certificate.  I am providing this Certificate solely in my capacity as an officer of the Parent.  The matters set forth herein are true to the best of my knowledge after diligent inquiry.

3.                                      I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Parent during the accounting period covered by the financial statements attached hereto as Annex I (the “Financial Statements”).  The Financial Statements have been prepared in accordance with the requirements of the Credit Agreement.

4.                                      [On the date hereof, no Default or Event of Default has occurred and is continuing.](1)

5.                                      Attached hereto as Annex II are calculations establishing that the Parent is, on the date hereof, in compliance with the Financial Covenants.  All such computations are true and correct.

6.                                       Attached hereto as Annex III are the certifications required pursuant to Section 7.01(e)(y) of the Credit Agreement.

(1)       If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Parent this      day of            , 20  .

GENER8 MARITIME, INC.

By
Name:
Title:

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Annex I to
Compliance Certificate

CONSOLIDATED FINANCIAL STATEMENTS

Annex II to
Compliance Certificate

COMPLIANCE WORKSHEET

The calculations described herein are as of              ,      (the “Computation Date”) and pertain to the period from              ,      to              ,      (the “Test Period”).

Part A.  Maximum Consolidated Leverage

1.	Aggregate outstanding principal amount of:

	(a) the Loans under the Credit Agreement	$

	(b) the loans under the ECA Credit Agreements	$

	(c) any other Indebtedness of the Parent or any of its Subsidiaries permitted pursuant to Section 8.05(g) of the Credit Agreement	$

	Item 1 Total:	$

2.	Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries
$
3.	Consolidated Net Indebtedness of the Borrower and its Subsidiaries (Item 1 Total plus Item 2, minus Item 3)
$
4.	Consolidated Tangible Net Worth of the Borrower and its Subsidiaries
$
5.	Consolidated Total Capitalization of the Borrower and its Subsidiaries (Item 3 plus Item 4)
$
6.	Ratio of Item 3 to Item 5	[ ]:[ ]

7.	Is the Ratio in Item 6 less than or equal to [0.65 to 1.00](2) [0.60 to 1.00](3) pursuant to Section 8.07(a) of the Credit Agreement?	YES/NO

(2)            Applicable to any Computation Date on or after December 31, 2015 but prior to (and excluding) June 30, 2017

(3)            Applicable to any Computation Date on June 30, 2017 and thereafter.

Part B.  Minimum Consolidated Liquidity(4)

1.	Cash and Cash Equivalents (including funds on deposit in any Debt Service Reserve Account (if any) valued at 50% of par) of the Parent and its Subsidiaries	$

2.	Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries	$

3.	Total Indebtedness of the Parent and its Subsidiaries	$

4.	Is Item 1 equal to or greater than the greater of (x) $50,000,000 and (y) 5.0% of Item 3?	YES/NO

5.	Is Item 2 equal to or greater than $25,000,000 on the Computation Date?	YES/NO

Part C.  Interest Coverage Ratio

1.	Consolidated EBITDA(5) of the Parent (as set out on the Schedule to Annex II to the Compliance Certificate)	$

2.	Consolidated Cash Interest Expense of the Parent and its Subsidiaries	$

3.	Ratio of Item 1 to Item 2	[ ]:[ ]

4.	Is the Ratio in Item 3 equal to or greater than 2.50:1.00?	YES/NO

Part D.  Collateral Maintenance(6)

1.	Aggregate Collateral Vessel Value	$

(4)  Covenant applies at all times, but for the purpose of the Compliance Certificate the test is calculated at the end of the relevant Test Period

(5)  Attach calculations evidencing the determination of Consolidated EBITDA

(6)  Covenant applies at all times, but for the purpose of the Compliance Certificate the test is calculated at the end of the relevant Test Period

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2.	Aggregate principal amount of outstanding Loans	$

3.	Is item 1 equal to or greater than [135%](7) [140%](8) of Item 2?	YES/NO

(7)  Applicable to any Computation Date from the Closing Date to (and including) September 3, 2017

(8)  Applicable to any Computation Date from September 4, 2017

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Schedule to Annex II to the Compliance Certificate

Consolidated EBITDA of the Parent

Consolidated EBITDA for the Test Period is defined as follows:

1.	Consolidated Net Income:	$

2.	plus, to the extent deducted in calculating Consolidated Net Income in (1), without duplication, and as determined in accordance with GAAP to the extent applicable:

(i)

consolidated interest expense and amortization of debt discount and commissions and other fees and charges, including, without limitation, noncash interest payments, the interest component of capitalized lease obligations, net payments, if any, made (less net payments, if any, received), pursuant to Interest Rate Protection Agreements and Other Hedging Agreements, amortization or write off of deferred financing fees, debt issuance costs, commissions, fees and expenses and to the extent not reflected in consolidated interest, any losses on Interest Rate Protection Agreements and Other Hedging Agreements, associated with Indebtedness for the Test Period (whether amortized or immediately expensed);

$

(ii)

consolidated income tax expense for the Test Period, including, without limitation, penalties and interest related to such taxes or arising from any tax examinations and tax expense in respect of repatriated funds;

$

(iii)	any gross transportation tax expense for the Test Period;	$

(iv)

all amounts attributable to depreciation, amortization and impairment charges, including, without limitation, amortization of intangible assets (including goodwill) and amortization of deferred financing fees or costs for the Test Period;

$

(v)

any extraordinary losses, expenses or charges, including, without limitation, accruals and payments for amounts payable under executive compensation agreements, severance costs, relocation costs, retention and completion bonuses and losses realized on disposition of property outside of the ordinary course of business and operating expenses directly attributable to the implementation of cost savings initiatives, and losses relating to activities constituting a business that is being terminated or discontinued;

$

(vi)	any non-cash management retention or incentive program payments, including any accelerated charges relating to option plans;	$

(vii)	non-cash restricted stock compensation, including, without limitation, any restricted stock units;	$

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(viii)

any non-cash charges or losses, including, without limitation, non-cash compensation expenses, adjustments to bad-debt reserves, losses recognized in respect of postretirement benefits as a result of the application of FASB ASC 715, losses on minority interests owned by any person, all losses from investments recorded using the equity method and the noncash impact of accounting changes or restatements less any extraordinary gains for the Test Period;

$

(ix)	any losses from the sales of any Vessels for the Test Period;	$

(x)

all costs and expenses incurred in connection with any equity issuances permitted under the Credit Agreement, so long as, notwithstanding anything set forth in the Credit Agreement to the contrary, the Net Cash Proceeds of such equity issuances are applied to the prepayment of the Loans and such prepayments are applied to reduce the Scheduled Repayment due on the Maturity Date;

$

(xi)

non-recurring(9) costs, charges, accruals, reserves and business optimization expense, including, without limitation, any severance and restructuring costs, integration costs related to acquisitions after the Effective Date, project start-up costs, transition costs, cost related to the opening, closure and/or consolidation of offices and facilities (including, without limitation, fees and expenses incurred in connection with the winding up of all of the Parent and its Subsidiaries’ activities and operations in Portugal), contract termination costs, systems establishment costs and excess pension charges;

$

(xii)	all non-recurring(10) fees, costs and expenses related to any litigation or settlements;	$

(xiii)	any proceeds from business interruption insurance;	$

(xiv)

any charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party to the extent that coverage has not been denied and so long as such amounts are actually reimbursed to the Parent or any of its Subsidiaries within one year after the related amount is first

$

(9)            Unless otherwise agreed to by the Facility Agent, “non-recurring” means any expense, loss or gain as of any date that (x) did not occur in the ordinary course of the Parent or its Subsidiaries’ business; (y) is of a nature and type that has not occurred in the prior two years and is not reasonably expected to recur in the future; and (z) any fees, expenses or charges related to any equity offering, investment or Indebtedness or amendments thereto permitted by the Credit Agreement, whether or not consummated

(10)     Unless otherwise agreed to by the Facility Agent, “non-recurring” means any expense, loss or gain as of any date that (x) did not occur in the ordinary course of the Parent or its Subsidiaries’ business; (y) is of a nature and type that has not occurred in the prior two years and is not reasonably expected to recur in the future; and (z) any fees, expenses or charges related to any equity offering, investment or Indebtedness or amendments thereto permitted by the Credit Agreement, whether or not consummated

5

added to Consolidated EBITDA pursuant to this paragraph (xiv);

(xv)	cash expenses relating to earn outs and similar obligations; and	$

(xvi)	all costs and expenses incurred in connection with the Credit Documents, the Refinancing Credit Documents and the ECA Credit Documents,	$

3.	minus, to the extent added in calculating Consolidated Net Income in (1) above:

	(a) extraordinary gains;	$

	(b) gains from the sales of any Vessels; and	$

	(c) gains realized on disposition of property not in the ordinary course.	$

Consolidated EBITDA for the Test Period:		$

6

Annex III to
Compliance Certificate

1.                                      It is hereby certified that no changes are required to be made to any of (a) Schedule VII of the Credit Agreement, (b) Annexes A through F of the Pledge Agreement or (c) Schedules 1 through 5 of the Global Assignment Agreement since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to Section 7.01(e) of the Credit Agreement, in each case so as to make the information set forth therein accurate and complete as of date of this Certificate, except as specially set forth below(11):

[All actions required to be taken by the Credit Agreement and the Security Documents as a result of the changes described above have been taken, and the Collateral Agent has, for the benefit of the Secured Creditors (as defined in the Pledge Agreement), a first priority or second priority perfected security interest, as the case may be in all Collateral pursuant to the various Security Documents to the extent required by the terms thereof.](12)

(11)      If there have been any changes, include a list in reasonable detail of such changes (but only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of the Security Documents) and whether the Parent and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(12)      The bracketed language must be inserted if there have been any changes to the information, as contemplated by Section 7.01(e)(y) of the Credit Agreement.

EXHIBIT M

FORM OF SUBORDINATION PROVISIONS

Section 1.01.  Subordination of Liabilities.  [Name of Payor] (the “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the [note evidencing intercompany loans and advances permitted pursuant to Section 8.05(d) of the Credit Agreement (as defined below)](1) to which this Annex    is attached (the “Intercompany Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Intercompany Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex   ).  The provisions of this Annex    shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02.  Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.  (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex   ) owing in respect of the Senior Indebtedness shall first be paid in full in cash in accordance with the terms thereof, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

(b)                                 The Payor may not, directly or indirectly (and no person or other entity on behalf of the Payor may), make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any Default (as defined in the Credit Agreement (as defined in Section 1.07 herein)) or Event of Default (as defined in the Credit Agreement) under the Credit Agreement (as defined in Section 1.07 of this Annex   ) has occurred and is continuing or would result therefrom.  Each holder of the Subordinated Indebtedness hereby agrees that, so long as any such Default or Event of Default in respect of any issue of Senior Indebtedness has occurred and is continuing, it will not sue for, or otherwise take any action to enforce the Payor’s obligations to pay, amounts owing in respect of the Subordinated Indebtedness.  Each holder of the Intercompany Note understands and agrees that to the extent that clause (a) of this Section 1.02 or this clause (b) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under the Intercompany Note and the holder(s) of the Intercompany Note may not sue for, or otherwise take action to enforce the Payor’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the Payor to the holder(s) of the Intercompany Note pursuant to the terms of the Intercompany Note.  Notwithstanding the foregoing, so long as no Default or Event of Default has occurred or

(1)  Describe Indebtedness permitted pursuant to Section 8.05(d) of the Credit Agreement is continuing, Payor will be entitled to make (and any person or other entity on behalf of the Payor shall be entitled to make) and the holder(s) of any Intercompany Note will be entitled to receive scheduled payments of principal and interest under the Intercompany Note.

(c)                                  In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Payor (or any Person on behalf of the Payor) makes (or the holder(s) of the Intercompany Note receive(s)) any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder(s) of the Intercompany Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

Section 1.03.  Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Payor.  Upon any distribution of assets of the Payor upon dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a)                                 the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness in accordance with the terms thereof (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder(s) of the Intercompany Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b)                                 any payment or distributions of assets of the Payor of any kind or character, whether in cash, property or securities to which the holder(s) of the Intercompany Note would be entitled except for the provisions of this Annex   , shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)                                  in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether

2

in cash, property or securities, shall be received by the holder(s) of the Intercompany Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash in accordance with the terms thereof, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders) for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 1.04.  Subrogation.  Subject to the prior payment in full in cash of all Senior Indebtedness in accordance with the terms thereof, the rights of the holder(s) of the Intercompany Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Intercompany Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder(s) of the Intercompany Note by virtue of this Annex    which otherwise would have been made to the holder(s) of the Intercompany Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Subordinated Indebtedness, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex    are and are intended solely for the purpose of defining the relative rights of the holder(s) of the Subordinated Indebtedness, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05.  Obligation of the Payor Unconditional.  Nothing contained in this Annex    or in the Subordinated Indebtedness is intended to or shall impair, as between the Payor on the one hand and the holder(s) of the Subordinated Indebtedness on the other hand, the obligation of the Payor, which is absolute and unconditional, to pay to the holder(s) of the Subordinated Indebtedness the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder(s) of the Subordinated Indebtedness and creditors of the Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law upon an event of default under the Subordinated Indebtedness, subject to the provisions of this Annex    and the rights, if any, under this Annex    of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy.  Upon any distribution of assets of the Payor referred to in this Annex   , the holder of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Subordinated Indebtedness, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the

3

amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex   .

Section 1.06.  Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness.  No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Subordinated Indebtedness, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.  The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder(s) of the Subordinated Indebtedness with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place  or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder(s) of the Subordinated Indebtedness.

Section 1.07.  Senior Indebtedness.  The term “Senior Indebtedness” shall mean all Obligations (as defined in the Credit Agreement) (i) of the Payor under, or in respect of, (x) the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), dated as of October 21, 2015, by and among Gener8 Maritime, Inc., Gener8 Maritime Subsidiary VII Inc., the lenders from time to time party thereto, and Citibank, N.A., New York Branch, as Facility Agent, and any renewal, extension, restatement, refinancing or refunding thereof, and (y) each other Credit Document (as defined in the Credit Agreement) to which the Payor is a party and (ii) of the Payor under, or in respect of (including by reason of any Guaranty (as defined in the Credit Agreement) to which the Payor is a party), any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement).

4